Exhibit 10.10

CREDIT AGREEMENT
dated as of June 23, 2021
among
REDAPTIVE CAPITAL I, LLC,
as Borrower,
THE FINANCIAL INSTITUTIONS AND
OTHER PERSONS FROM TIME TO TIME PARTIES HERETO,
as Lenders,
and
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Administrative Agent, Collateral Agent, and sole Mandated Lead Arranger
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Page
- i -

Continued
Page
- ii -

Continued
Page
- iii -

Continued
Page
- iv -

SCHEDULE I	–	Lenders; Commitments; Loan Percentages; Applicable Lending Office
SCHEDULE II SCHEDULE III	– –	Eligible Assets as of the Closing Date Revenue Contracts and Supply Contracts
SCHEDULE 6.01(a)	–	Jurisdiction of Organization
SCHEDULE 6.04	–	Environmental Laws; Compliance with Laws
SCHEDULE 6.05	–	Marketable Title
SCHEDULE 6.11	–	Indebtedness with Affiliates
SCHEDULE 6.15	–	Certain Governmental Approvals
SCHEDULE 6.16	–	Material Proceedings
SCHEDULE 6.19	–	Security Filings
SCHEDULE 6.25 SCHEDULE 6.30	– –	Capitalization Eligible Revenue Contracts
SCHEDULE 9.05	–	Agreements and Arrangements with Affiliates

EXHIBIT A	–	Form of Assignment and Assumption
EXHIBIT B	–	Form of Borrowing Request
EXHIBIT C	–	Form of Note
EXHIBIT D	–	Form of Prepayment Notice
EXHIBITS E-1 to E-4	–	Forms of U.S. Tax Compliance Certificate
EXHIBIT F	–	Form of Pledge Agreement
EXHIBIT G	–	Form of Security Agreement
EXHIBIT H	–	Form of Borrowing Base Certificate
EXHIBIT I	–	Form of Continuation/Conversion Notice
EXHIBIT J	–	Form of Lender Consent
- v -

CREDIT AGREEMENT
THIS CREDIT AGREEMENT, dated as of June 23, 2021 is made by and among REDAPTIVE CAPITAL I, LLC, a Delaware limited liability company (the “Borrower”), the various financial institutions listed on Schedule I and other financial institutions and Persons from time to time parties hereto as lenders (collectively, the “Lenders”), COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent (in such capacity, the “Administrative Agent”), and as the collateral agent (in such capacity, the “Collateral Agent”) and Rabobank, as Mandated Lead Arranger.
W I T N E S S E T H:
WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrower on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements contained herein and in the other Loan Documents and in reliance upon the representations and warranties set forth herein and therein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Account” means each of the Revenue Account, the Interest Reserve Account, and the Distribution Account, each as defined in the Depositary Agreement.
“Accounting Change” means a change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Accounting Principles Board of the American Institute of Certified Public Accountants or the Financial Accounting Standards Board.
“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.
“Administrative Agent” is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 12.06.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” means, with respect to the Eligible Assets in the Borrowing Base, for each Eligible Revenue Contract between the Borrower and an Eligible Customer included in such Eligible Assets, if: (a) such Eligible Customer has an Investment Grade Rating, 75%, (b) such Eligible Customer has a Non-Investment Grade Rating, 50%, (c) such Eligible Customer is not a rated entity, as determined at the reasonable discretion of the Required Lenders, or (d) such Eligible Customer has an Ineligible Rating, 0.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of the Board of Directors of such Person, or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Affiliate Transaction” is defined in Section 9.05.
“Agent Parties” means, collectively, the Agents and any of their employees, agents, officers and other representatives.
“Agents” is defined in Section 12.01.
“Agreement” means this Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
“Alter Domus Agreement” means that certain Servicer Acknowledgement and Consent to Collateral Assignment, dated as of the date hereof, by and among Redaptive, Inc., Borrower, Alter Domus (US) LLC and Collateral Agent.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a Eurodollar Borrowing with a one-month Interest Period commencing at such time plus 1%. For the purposes of this definition, the Adjusted LIBO Rate shall be determined using the Adjusted LIBO Rate as otherwise determined by Administrative Agent in accordance with the definition of “Adjusted LIBO Rate”, except that (i) if a given day is a Business Day, such determination shall be made on such day (rather than two (2) Business Days prior to the commencement of an Interest Period) or (ii) if a given day is not a Business Day, the Adjusted LIBO Rate for such day shall be the rate determined by Administrative Agent pursuant to preceding clause (i) for the most recent Business Day preceding such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or such Adjusted LIBO Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate, or such Adjusted LIBO Rate, respectively. Alternate Base Rate, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 0.00%
“Anti-Corruption Laws” is defined in Section 6.22(a).

“Anti-Money Laundering Laws” is defined in Section 6.23.
“Anti-Terrorism Laws” means any laws, regulations or orders of any Governmental Authority of the United States, the United Nations, United Kingdom, European Union or the Netherlands relating to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the PATRIOT Act, and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing.
“Applicable Equator Principles” means those principles so entitled and described in “The Equator Principles - A financial industry benchmark for determining, assessing and managing environmental and social risk in projects” (June 2013) and available at: https://equator-principles.com/wp-content/uploads/2017/03/equator_principles_III.pdf, as adopted in such form by certain financial institutions, in effect as of the Closing Date.
“Applicable Law” means any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree or Governmental Approval, or any published directive or requirement which has the force of law, or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, applicable to and/or binding on a given Person, as the context may require.
“Applicable Lending Office” means the office of a Lender designated as its “Applicable Lending Office” on Schedule I or in an Assignment and Assumption, or such other office of such Lender (or of an Affiliate of such Lender) as may be designated from time to time by written notice from such Lender to the Administrative Agent and the Borrower.
“Applicable Margin” means (a) with respect to any Eurodollar Loan, 2.50% per annum and (b) with respect to any ABR Loan, 1.50% per annum.
“Approval Process” has the meaning set forth in Section 2.03(d).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Rabobank, in its capacity as Mandated Lead Arranger hereunder.
“Article 55 BRRD” means Article 55 of Directive 2014/59/EU (as amended or re-enacted) establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Asset Value” means, with respect to each Eligible Asset, the product of: (a) the Borrower Expected Cash Flow for such Eligible Asset as of such date of determination, calculated from such date of determination through the date that is twelve (12) months prior to the expiration of such Eligible Asset’s Revenue Contract, multiplied by (b) the applicable

Advance Rate for the Eligible Customer for such Eligible Asset, which amount shall be updated on each Calculation Date with the approval of the Required Lenders.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.08(b)(iii)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Authorized Officer” of any Person means the individual or individuals authorized to act on behalf of such Person by the managing member, board of directors, board of managers or similar governing body of such Person as designated from time to time in a certificate of such Person (including the certificate delivered pursuant to Section 5.01(b)(iii)) with specimen signatures of the principal executive officer, president, principal financial officer, or any vice president of such Person or, in the case of actions taken by any other officer of such Person in respect of a default, such other officer who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default.
“Available Cash” means all Cash of any nature received by the Borrower.
“Available Commitment” means, at any time of determination, the lesser of: (a) the Commitment then in effect and (b) the Borrowing Base Value.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers.
“Bail-In Legislation” means:
(a)    in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization as described in the EU Bail-In Legislation Schedule from time to time; and
(b)    in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“Base Case Model” means the financial model delivered pursuant to Section 5.01(s), and updated as of each Calculation Date in accordance with Section 8.12.

“Benchmark” means, initially, the LIBO Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 4.10, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Cessation Changes” means any replacement of a Benchmark hereunder and all documents, instruments, and amendments executed, delivered or otherwise implemented or effected (automatically or otherwise) after the date hereof in accordance with or in furtherance of Section 4.10 (including any Benchmark Replacement Conforming Changes).
“Benchmark Replacement” means, for any Available Tenor:
(1)    For purposes of clause (a) of Section 4.10, the first alternative set forth below that can be determined by the Administrative Agent:
(a)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; provided, that if any Available Tenor of the LIBO Rate does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of the LIBO Rate shall be the closest corresponding Available Tenor (based on length) for Term SOFR and if such Available Tenor of LIBO Rate equally corresponds to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall apply, or
(b)    the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of the LIBO Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) above (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration); and
(2)    For purposes of clause (b) of Section 4.10, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Notwithstanding the foregoing, the Administrative Agent may (in its sole discretion) determine that a Benchmark Replacement pursuant to clause (i) or (ii) paragraph (a) of this definition is not administratively feasible and shall not be applied, and that either paragraph (a)(ii) (to the extent applicable) or paragraph (b) shall automatically be deemed to apply by providing notice to the Borrower and Lenders at least five (5) Business Days prior to the effective date for the Benchmark Replacement.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Transition Event” means with respect to any then-current Benchmark other than the LIBO Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code, to which Section 4975 of the Code applies or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means:
(a)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(b)    with respect to a partnership, the board of directors of the general partner of such partnership or any committee duly authorized and empowered to take action on behalf of such partnership by the partnership agreement of such partnership;
(c)    with respect to a limited liability company, the board of managers, the managing member or members or any controlling committee of managing members thereof; and
(d)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” is defined in the preamble.
“Borrower Expected Cash Flow” means, as of any date of determination, the aggregate expected cash flow to the Borrower from all Eligible Revenue Contracts in the Borrowing Base, discounted at the interest rate applicable to the Loans at such time in accordance with Section 3.02(a) (but in no event less than 3.00%), as reflected in the Base Case Model in effect at such time.
“Borrowing” means Loans of the same type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Base” means, at any time of determination, the collective Eligible Assets used to determine the Borrower Expected Cash Flow.
“Borrowing Base Certificate” means a certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit H hereto.
“Borrowing Base Value” means, at any time of determination, the sum of the Asset Values of all Eligible Assets in the Borrowing Base.
“Borrowing Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower substantially in the form of Exhibit B hereto.
“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law, regulation or executive order to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Calculation Date” means each of (a) the Closing Date, (b) each Drawdown Date, (c) each Quarterly Calculation Date, and (d) each date on which an Eligible Asset is removed from the Borrowing Base for any reason.
“Capital Expenditures” means any expenses that are required to be capitalized on the balance sheet of the Borrower in accordance with GAAP or IFRS, as applicable.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP or IFRS, as applicable, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP or IFRS, as applicable.
“Capital Stock” means:
(a)    in the case of a corporation, corporate stock;
(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person including, all warrants, options or other rights to acquire any of the foregoing, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash” means money, currency or a credit balance in any demand or deposit account.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, or treaty, (b) any change in any law, rule or regulation or treaty or in the administration, interpretation, implementation, or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, at any date, the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation or an asset sale permitted hereunder), in one or a series of related transactions, of all or substantially all of the Borrower’s assets, taken as a whole; (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower; or (c) the consummation of any transaction or series of related transactions (including any merger or consolidation) the result of which is that the Sponsor (i) is the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of less than 50.1% of the Borrower’s voting power (including upon the occurrence of any contingency) or (ii) shall cease to beneficially own and control, of record and beneficially, directly or indirectly, at least 50.1% of the outstanding Equity Interests of the Borrower.
“Closing Date” means the first date on which the conditions set forth in Section 5.01 have been satisfied or waived by the Administrative Agent and Required Lenders.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all collateral pledged, or in respect of which a lien is granted, pursuant to the Security Documents.
“Collateral Agent” is defined in the preamble and includes each other Person appointed as the successor Collateral Agent pursuant to Section 12.06.
“Commitment” means the commitment of a Lender to make or otherwise fund a Loan and “Commitments” means such commitments of all Lenders in the aggregate, which shall be reduced on the Closing Date and each Drawdown Date by the dollar amount of the Loans made on such dates. The amount of each Lender’s Commitment is set forth on Schedule I or in the applicable Assignment and Assumption, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Commitments as of the Closing Date is $50,000,000, which amount may be increased with the written consent of all Lenders in their sole discretion.
“Commitment Fee” is defined in Section 3.03(b).
“Commitment Period” means the period from the Closing Date to but excluding the Commitment Termination Date.
“Commitment Termination Date” means the earliest to occur of (a) June 23, 2023, (b) the date the Commitments are permanently reduced to zero in accordance with the Commitment reduction provisions set forth in this Agreement and (c) the date of the termination of the Commitments pursuant to Section 10.01.
“Communications” is defined in Section 13.02(c).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation under any Contingent Liability shall be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby (reduced to the extent that such Person’s obligation thereunder is reduced by Applicable Law or valid contractual agreement).
“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate, duly executed by an Authorized Officer of the Borrower in the form and substance of Exhibit I and reasonably satisfactory to the Administrative Agent, which notice shall specify the type of Loans to be continued or converted, the amount thereof and, if such Loan is to be continued as or converted to a Eurodollar Loan, the applicable Interest Period therefor.
“Contractual Obligation” means, as applied to any Person, any provision of any indenture, mortgage, deed of trust, credit agreement, contract, undertaking or other agreement or instrument to which such Person is a party or to which such Person or any of its assets is subject, provided that with respect to the Borrower, Contractual Obligations shall include all amounts due and payable under each Project Contract, as well as all other operating expenses of the Borrower.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. For the avoidance of doubt, if the then-current Benchmark is a term rate, there are more than one Available Tenors of such Benchmark available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 4.10 will not be a term rate, the Corresponding Tenor for such Available Tenor for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the tenor for the then current term rate Benchmark that is approximately the same length (disregarding business day adjustments) to each payment period identified in the Benchmark Replacement Conforming Changes for payment of interest for the Unadjusted Benchmark Replacement.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the

Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.07(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.07(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Depositary Agreement” means that certain Depositary Agreement with respect to the administration of the Accounts, as amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein or therein) from time to time.

“Depositary Bank” shall mean Deutsche Bank Trust Company Americas or such other United States commercial bank or financial institution or United States branch of a foreign commercial bank reasonably acceptable to the Collateral Agent and the Borrower.
“Distribution Conditions” means, in respect of a Restricted Payment or Investment proposed to be made by the Borrower pursuant to Section 9.03 or Section 9.06(a) or Article XI where such Distribution Conditions are expressly required to have been satisfied prior to the making of such Restricted Payment or Investment, (a) no Default or Event of Default has occurred and is continuing immediately prior to the making of such Restricted Payment nor, after giving effect to such Restricted Payment, would occur, and (b) all Financial Covenants are satisfied as of the date the Restricted Payment or Investment is made.
“Dollar” and the sign “$” mean lawful money of the United States.
“Dollar Equivalent” means, with respect to an amount denominated in Dollars, such amount, and with respect to an amount denominated in Euros, the equivalent in Dollars of such amount determined at the Exchange Rate on the Valuation Date.
“Drawdown Date” means the date on which the conditions set forth in Section 5.02 have been satisfied or waived by the Administrative Agent and Required Lenders and a Loan is made.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” means the occurrence of:
(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“Eligible Asset” means (a) as of the Closing Date, the Projects listed on Schedule II and the associated Project Contracts, and (b) thereafter, each Project and related Project Contracts that have been approved through the Approval Process for which a Borrowing has occurred, in each case, excluding (x) any Project and its associated Project Contracts that have been removed from the Borrowing Base for any reason, (y) any Project and its associated Project Contracts for which less than two (2) years remain in its Revenue Contract’s contract term or the “Maximum Saved Resources Purchase Amount” has been reached under its Revenue Contract, and (z) any Project located outside of the United States.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.08(b), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.08(b)(iii)).
“Eligible Customer” means, with respect to any Eligible Asset, the counterparty to the Eligible Revenue Contract for such Eligible Asset; provided that in no event shall the Borrower Expected Cash Flow from any such counterparty’s Eligible Revenue Contracts in the aggregate comprise greater than twenty-five percent (25%) of the total Borrower Expected Cash Flow accounted for in the Borrowing Base at any time.
“Eligible Project Contracts” means each of the Project Contracts related to an Eligible Asset.
“Eligible Revenue Contract” means the Revenue Contract that comprises part of an Eligible Asset; provided that in no event shall any Revenue Contract be an Eligible Revenue Contract if it shall have less than two (2) years remaining in its contract term or if the “Maximum Saved Resources Purchase Amount” shall have been reached thereunder.
“Environmental Laws” means any national, regional, state or local law, statute, ordinance, rule, regulation, code, principle of common law, license, permit, authorization, approval, consent, order, judgment, decree, injunction, enforceable requirement or agreement with any Governmental Authority relating to pollution and the protection of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or, to the extent related to exposure to Hazardous Materials, to human health or safety, including statutes, regulations, and rules of common law regulating or imposing liability or standards of conduct with respect to (a) emissions, discharges, releases or threatened Releases of pollutants, contaminants, chemicals or industrial, toxic or Hazardous Materials or wastes into the environment or (b) the exposure to, or use, storage, recycling, treatment, generation, manufacturing, transportation, processing, handling, labeling, production, Release or disposal of any Hazardous Materials, in each case as amended and as now in effect.
“Environmental Liabilities and Costs” means, all liabilities, obligations, responsibilities, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, arising under any Environmental Law.
“Equity Interest” means, with respect to any Person, Capital Stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of Capital Stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such Capital Stock (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Event” means any of the following if such event individually or in the aggregate would cause a material liability for Borrower: (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (v) the receipt of notice from any Multiemployer Plan of a determination that such Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (vi) the withdrawal by the Borrower or any member of the Borrower’s ERISA Group from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on the Borrower or any member of the Borrower’s ERISA Group pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the withdrawal of the Borrower or any member of the Borrower’s ERISA Group in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, or the receipt by the Borrower or any member of the Borrower’s ERISA Group of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the occurrence of an act or omission which could give rise to the imposition on the Borrower or any member of the Borrower’s ERISA Group of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan; (xi) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof other than a Multiemployer Plan or the assets thereof, or against the Borrower in connection with any Plan; (xii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (xiii) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) of ERISA or a violation of Section 436 of the Code with respect to any Pension Plan; (xiv) the occurrence of a non-exempt “prohibited transaction” with respect to which the Borrower is a “disqualified person” or a “party of interest” (within the meaning of Section 4975 of the Code or Section 406 of ERISA, respectively) or which could reasonably be expected to result in liability to the Borrower; or (xv) any other event or condition with respect to a Plan with respect to which the Borrower is likely to incur liability other than in the ordinary course.
“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Erroneous Payment” is defined in Section 12.12(a).
“Erroneous Payment Deficiency Assignment” is defined in Section 12.12(d).
“Erroneous Payment Impacted Class” is defined in Section 12.12(d).
“Erroneous Payment Return Deficiency” is defined in Section 12.12(d).
“Erroneous Payment Subrogation Rights” is defined in Section 12.12(d).
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” is defined in Section 10.01.
“Exchange Act” means the U.S. Securities Exchange Act of 1934.
“Exchange Rate” means the rate at which any currency (the “Original Currency”) may be exchanged into any other currency (the “Exchanged Currency”) as set forth on such date of exchange on the relevant Bloomberg Key Cross Currency Rates Page at or about 11:00 a.m. (London, England time) on such date. In the event that such rate does not appear on the Bloomberg Key Cross Currency Rates Page as described above, the “Exchange Rate” with respect to such Original Currency into such Exchanged Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Original Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the Exchanged Currency, with such Original Currency for delivery two (2) Business

Days later; provided that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.09(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.05, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.05(e), or (d) any Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any current or future Treasury Regulations or other official administrative guidance promulgated, any intergovernmental agreements entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements.
“FCA” is defined in Section 4.10.
“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means the Rabobank Fee Letter.
“Filing Statements” means all UCC financing statements (Form UCC-1) or other similar financing statements and UCC termination statements (Form UCC-3) required pursuant to the Loan Documents.

“Final Maturity Date” means the earlier of (a) June 23, 2023 and (b) the date on which all monetary Obligations shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Financial Covenants” means each covenant set forth in Section 9.15.
“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.
“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year refer to the Fiscal Year ending on December 31 of such calendar year.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate.
“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funds Flow Memorandum” means the memorandum, dated the Closing Date, delivered by the Borrower to the Administrative Agent with respect to the disbursement of funds on the Closing Date.
“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the US accounting profession). If any Accounting Change shall occur and such change results in a change in the method of calculation of standards or terms in this Agreement, then the Borrower and the Administrative Agent shall enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.
“Governmental Approvals” means with respect to any Person (a) any authorization, consent, approval, license, ruling, permit, certification, exemption, filing, variance, order, judgment, decree or publication of, by or with, (b) any notice to, (c) any declaration of, by or with or (d) any registration by or with, any Governmental Authority required to be obtained or made by such Person.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank, and any quasi-governmental entities acting under delegated authority such as NERC).
“Hazardous Material” means any contaminant, pollutant or any other substance, material or waste listed, defined, designated or classified under any Environmental Law as hazardous, toxic, radioactive, biohazardous, infectious or dangerous, or otherwise regulated as such or for which liability or standards of care are imposed under any Environmental Law, including petroleum, petroleum by-products, polychlorinated biphenyls and asbestos-containing materials.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(a)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(b)    other agreements or arrangements designed to manage interest rates or interest rate risks; and
(c)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.
“IBA” is defined in Section 4.10.
“IFRS” means International Financial Reporting Standards in effect as of the date of determination thereof consistently applied.
“Indebtedness” of any Person means, at any date, without duplication:
(a)    all obligations of such Person for borrowed money;
(b)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding “deposit only” endorsements on checks payable to the order of such Person);
(c)    all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations or accrued liabilities arising in the ordinary course of business shall not be included herein);
(d)    all obligations of such Person as lessee under Capital Lease Obligations;
(e)    all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person;
(f)    all Indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any

Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;
(g)    all net liabilities of such Person under all Hedging Obligations;
(h)    all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances; and
(i)    all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person.
For the avoidance of doubt, “Indebtedness” does not include any guarantee or indemnity by such Person of any obligation of others of the type referred to in clauses (a) through (i) above that constitutes Permitted Indebtedness or any Lien that is a Permitted Lien.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” is defined in Section 13.03(b).
“Independent Engineer” means NV5 Energy Efficiency Services, or any other widely recognized independent engineering firm acceptable to the Required Lenders.
“Ineligible Assignee” means any Person which Person has at any time been designated by the Borrower as an “Ineligible Assignee” by written notice to the Administrative Agent and the Lenders (including by posting such notice to the Platform) not less than two (2) Business Days in advance who is a (a) competitor of (i) the Borrower or (ii) an Affiliate of the Borrower or (b) an Affiliate of a competitor of (i) the Borrower or (ii) an Affiliate of the Borrower.
“Ineligible Rating” means, as of any date of determination, the long-term rating of a Person or its unsecured debt is rated below Non-Investment Grade.
“Information” is defined in Section 13.11.
“Intellectual Property Rights” is defined in Section 6.09.
“Interest Period” means, as to any Eurodollar Loan, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable written notice to the Administrative Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)    any Interest Period that would otherwise extend beyond the Final Maturity Date shall end on the Final Maturity Date;
(iii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iv)    the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than six different dates (it being understood that there shall not be more than six contracts in respect of Eurodollar Loans in effect at any one time); provided that, upon the written request of the Borrower, the Administrative Agent may agree to such additional dates and contracts in its reasonably discretion.
“Interest Service Reserve Requirement” means, as of any Quarterly Calculation Date, one calendar quarter of interest payable on the outstanding Loans in accordance with Section 3.02 through the next succeeding Quarterly Calculation Date, as set forth in the Base Case Model in effect at such time.
“Investment Grade Rating” means, as of any date of determination, the long-term rating of a Person or its unsecured debt is rated BBB- or higher by S&P or Baa3 or higher by Moody’s.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP or IFRS, as applicable.
“Judgment Currency” is defined in Section 13.17(a).
“Judgment Currency Conversion Date” is defined in Section 13.17(a).
“Knowledge” means the actual knowledge, after inquiries with the relevant individuals within the Borrower and its Affiliates who would reasonably be expected to have the actual knowledge with respect to the applicable matter.
“Lender Consent” means a Consent and Agreement, substantially in the form attached hereto as Exhibit J, or otherwise in form and substance satisfactory to the Required Lenders.
“Lenders” means the Persons listed on Schedule I and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate)

for deposits in Dollars with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) (or, in the event such rate does not appear on a Reuters page or screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Borrowing for such Interest Period shall be the rate at which dollar deposits in the amount of the requested Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of Rabobank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. Notwithstanding the foregoing, in no event shall the LIBO Rate be less than 0.00%.
“Lien” means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement, encumbrance, security interest, charge, lien (statutory or other), preference, priority or other collateral agency agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.
“Loan Documents” means this Agreement, the Security Documents, the Funds Flow Memorandum, the Notes (if any), the Alter Domus Agreement and the Fee Letter.
“Loan Percentage” means, with respect to any Lender, the applicable percentage of such Lender’s Loans to the aggregate of all Loans as set forth opposite its name on Schedule I.
“Loans” is defined in Section 2.01.
“Material Adverse Effect” means any event, development or circumstance that has a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or operations of the Borrower, Sponsor or Redaptive, Inc., (b) the ability of the Borrower or Sponsor to perform its obligations under any Loan Document, or (c) the validity, enforceability or priority of the security interests granted in favor of the Secured Parties pursuant to the Security Documents granting a security interest in a material portion of the Collateral.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has any liability.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 13.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Investment Grade Rating” means, as of any date of determination, the long-term rating of a Person or its unsecured debt is rated BB- or higher by S&P or Ba3 by Moody’s, but such Person does not have an Investment Grade Rating.
“Non-Recourse Party” is defined in Section 13.18.
“Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit C hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“Notice of Suspension” is defined in Section 11.02(a).
“O&M Agreement” means that certain Transfer, Operations and Maintenance Agreement, dated as of the date hereof, by and among Redaptive Sustainability Services, LLC, Sponsor and Borrower.
“Obligation Currency” is defined in Section 13.17(a).
“Obligations” means the unpaid principal of, interest on and fees with respect to (including interest and fees accruing after the maturity of the Loans and interest and fees accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Erroneous Payment Subrogation Rights and all other obligations and liabilities of the Borrower to any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or executed by any Lender in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the Collateral Agent or to any Lender that are required to be paid by the Borrower pursuant to the Loan Documents) or otherwise.
“Organizational Document” means, relative to any Person, as applicable, its certificate of incorporation, bylaws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, articles of association or any other similar document and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Person’s partnership interests, limited liability company interests or authorized shares of Capital Stock.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing Taxes or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.09(b)).
“Participant” is defined in Section 13.08(d).
“Participant Register” is defined in Section 13.08(d).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and all rules and regulations adopted thereunder.
“PATRIOT Act Disclosures” means all documentation and other information which any Agent or any Lender reasonably believes is required and requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
“Payment Recipient” is defined in Section 12.12(a).
“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means any single employer “employee pension benefit plan” within the meaning of Section 3(2) of ERISA which is maintained in whole or in part by the Borrower, or solely with respect to such a plan subject to Title IV of ERISA or Section 412 of the Code any member of the Borrower’s ERISA Group for current or former employees (or any beneficiary thereof) of any such entity as the case may be.
“Permitted Business” means (i) in respect of the Borrower, entering into the transactions and assuming the obligations as contemplated in the Loan Documents or (ii) the developing, acquiring project assets, constructing, owning, operating or maintaining of Sponsor’s energy efficiency business.
“Permitted Indebtedness” is defined in Section 9.01.
“Permitted Investments” means an investment in any of the following:
(a)    direct obligations of the United States of America or any of its agencies;
(b)    obligations guaranteed by the United States of America or any of its agencies;
(c)    interest-bearing demand or time deposit accounts (which may be represented by money market, time or certificates of deposit) of any lender or any U.S. domestic bank, Canadian bank or bank organized in a country that is a member of the European Economic Union whose outstanding short-term debt is rated at least “A-1” or the equivalent thereof by S&P or “Prime 1” or the equivalent thereof by

Moody’s with capital and surplus of at least $1,000,000,000 which, in the case of a time deposit, has a maturity of 180 days or less;
(d)    money market mutual funds which are registered under the Investment Company Act of 1940 and rated “AAA” by S&P and “Aaa” by Moody’s. Such fund must have assets in excess of $500,000,000 and at no point in time will this investment constitute more than 5% of fund assets; and
(e)    direct obligations of, obligations guaranteed by, and any other obligations issued by, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality of any of the foregoing, which are rated at “A” or higher by S&P or “A2” or higher by Moody’s with a maturity at the time of acquisition thereof of 270 days or less.
“Permitted Liens” means:
(a)    the rights and interests of the Collateral Agent and any other Secured Party as provided in the Loan Documents;
(b)    Liens for any Tax, either not yet due or being contested in good faith and by appropriate proceedings, so long as adequate reserves have been provided therefor on the books of the taxpayer to the extent required by and in accordance with GAAP or IFRS, as applicable;
(c)    materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens, arising in the ordinary course of business or in connection with the operation and/or maintenance of the energy efficiency business of the Borrower, either for amounts that are not yet due (or are not more than thirty (30) days overdue) or for amounts being contested in good faith and by appropriate proceedings, so long as adequate reserves have been provided therefor on the books of the relevant Person to the extent required by and in accordance with GAAP or IFRS, as applicable;
(d)    Liens arising out of judgments or awards so long as enforcement of such Liens has been stayed and an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other reasonable security have been provided or are fully covered by insurance;
(e)    Liens, deposits or pledges to secure statutory obligations;
(f)    Liens, deposits or pledges to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business;
(g)    involuntary Liens as contemplated by the Loan Documents (including a lien of an attachment or execution) securing a charge or obligation on any of the Borrower’s property, either real or personal, whether now or hereafter owned, in the aggregate sum of less than $250,000; and

(h)    Liens securing Permitted Indebtedness permitted pursuant to Section 9.01.
For the avoidance of doubt, “Permitted Liens” does not include any such Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA.
“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (a) which is maintained in whole or in part for current or former employees (or any beneficiary thereof) of the Borrower, or (b) with respect to which the Borrower has a direct or indirect, actual or Contingent Liability other than any Multiemployer Plan.
“Platform” is defined in Section 13.02(d)(i).
“Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, by and among the Collateral Agent and the Sponsor substantially in the form attached hereto as Exhibit F, as it may be amended, restated, supplemented or otherwise modified from time to time
“Portfolio Concentration Criteria” means, as of any date of determination, that (a) no more than 25% of Eligible Customers in the Borrowing Base are Non-Investment Grade, (b) no more than 15% of Eligible Customers in the Borrowing Base are unrated entities, and (c) no Eligible Customer in the Borrowing Base has an Ineligible Rating.
“Prime Rate” means the rate of interest per annum published in the Wall Street Journal as the “prime rate” for such day and if the Wall Street Journal does not publish such rate on such day then such rate as most recently published prior to such day. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“Pro Forma Debt Service Coverage Ratio” means, for any period, the ratio of:
(a) the difference of (i) all revenues received by Borrower from Eligible Revenue Contracts for such period, less (ii) the sum of all actual operation and maintenance expenses for all Eligible Assets for such period; divided by
(b) Synthetic Debt Service for such period.
“Project” means each group of energy efficiency equipment and systems subject to a single Revenue Contract, together with all related equipment, software, infrastructure and intellectual property.
“Project Contracts” means each agreement, contract and Governmental Approval to which the Borrower is a party with respect to a Project or to which a Project is subject, including but not limited to each Revenue Contract and Supply Contract with respect to a Project, the Springing Assignment, the O&M Agreement (and each Transfer and Project Service Order, as defined therein and entered into pursuant thereto).

“Project Property” means, with respect to each Eligible Asset, the site where such Eligible Asset is located.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Quarterly Calculation Date” means the last Business Day of each calendar quarter.
“Rabobank” is defined in the preamble.
“Rabobank Fee Letter” means that certain fee letter between the Borrower and Rabobank dated as of the Closing Date.
“Recipient” means the Administrative Agent and any Lender, as applicable.
“Register” is defined in Section 13.08(c).
“Regulation U” means Regulation U of the Board, as in effect from time to time.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Material, into the indoor or outdoor environment including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Remedial Action” means all actions required under applicable Environmental Law to (a) clean up, remove, remedy, treat or in any other way address Hazardous Materials in the indoor or outdoor environment, (b) prevent any threatened Release or minimize the further Release of Hazardous Materials so that Hazardous Materials do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.
“Required Borrowing Base Value” means, as of any date of determination, an amount equal to the outstanding Obligations of the Borrower at such time.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Non-Defaulting Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resignation Effective Date” is defined in Section 12.06(a).

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Restricted Payment” means a disbursement to Borrower of funds on deposit in the Distribution Account.
“Revenue Account” means a deposit account in the name of the Borrower held at the Depositary Bank.
“Revenue Contract” means a Project Contract that provides for payments to be made to Borrower (or Redaptive Sustainability Services, LLC as servicer on Borrower’s behalf) in respect of a Project, and shall include each contract set forth on Schedule III under the heading “Revenue Contracts,” as such schedule may be updated from time to time in accordance with this Agreement.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, a division of McGraw Hill Financial Inc. and any successor thereto.
“Sanctioned Person” has the meaning assigned to such term in Section 6.24(b).
“Sanctions” means any sanctions administered by or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Netherlands, or other relevant sanctions authority.
“Secured Parties” means, collectively, the Lenders, the Administrative Agent, the Arranger, and the Collateral Agent and each of their respective successors, transferees and assigns.
“Security Agreement” means that certain Security Agreement, dated as of the Closing Date, by and among the Collateral Agent and the Borrower substantially in the form attached hereto as Exhibit G, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Security Documents” means, collectively, the Pledge Agreement, the Security Agreement, the Depositary Agreement, each Lender Consent and any other document providing for any lien, pledge, encumbrance, mortgage or security interest in favor of the Secured Parties on any or all of the Borrower’s assets or the ownership interests thereof.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date of determination; (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (d) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, (i) the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5), (ii) “debt” means liability on a “claim,” and (iii) “claim” means (A) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
“Sponsor” means Redaptive Financial, LLC.
“Springing Assignment” means that certain Springing Assignment and Assumption Agreement, dated as of the date hereof, by and between Redaptive Sustainability Services, LLC and Borrower.
“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, with respect to any specified Person:
(a)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)    any partnership (i) the sole general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Supply Contract” means a Project Contract that provides for installation or maintenance services to be provided in respect of a Project, and shall include each contract set forth on Schedule III under the heading “Supply Contracts,” as such schedule may be updated from time to time in accordance with this Agreement.
“Synthetic Debt Service” means, for any period, an amount necessary to amortize the Loans hereunder assuming (a) that the outstanding principal amount thereof is equal to the lesser of (i) the Commitment as of such date and (ii) the aggregate amount of permitted principal as of such date set forth in the Base Case Model in effect at such time, (b) an amortization schedule calculated by the Administrative Agent with respect to all Eligible Assets in the Borrowing Base (i) in accordance with a cushion to Revenue Contract maturity of one year, and (ii) with an amortization period of not more than seven (7) years, and (c) the accrual of interest thereon scheduled to be due and payable by the Borrower during such period.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Out” is defined in Section 13.21.
“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Adjustment” means, 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration.
“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event Effective Date” means, with respect to a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Subsection (b) of Section 4.10.
“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent in its sole discretion, and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 4.10 that is not Term SOFR.

“Termination Date” means the date on which all Obligations have been paid or satisfied in full (other than contingent indemnity obligations not yet due and payable) in cash.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and outstanding Loans of such Lender at such time.
“Type” means, relative to any Loan, the portion thereof, if any, being maintained as an ABR Loan or a Eurodollar Loan.
“UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in any applicable jurisdiction.
“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” is defined in Section 4.05(e)(ii)(B)(III).
“Valuation Date” means with respect to the calculation of an Exchange Rate or Dollar Equivalent, the date specified herein for such calculation or, if no date is specified, the date designated by the Administrative Agent for such calculation, except to the extent that such calculation is specified herein as being determined by the Borrower, in which case the date for such calculation shall be determined by the Borrower. The date of the incurrence by the Borrower of any Indebtedness or Lien or the sale by any such Person of any asset (including all or a portion of any Equity Interest) shall be a Valuation Date with respect to such Indebtedness, Lien or proceeds.
“Write-Down and Conversion Powers” means:
(a)    in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)    in relation to any other applicable Bail-In Legislation:
(i)    any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)    any similar or analogous powers under that Bail-In Legislation; and
(c)    in relation to any UK Bail-In Legislation:
(i)    any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)    any similar or analogous powers under that UK Bail-In Legislation.
Section 1.02    Certain Principles of Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. References to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities. References in this Agreement to the “knowledge” of or the “best knowledge” of or facts and circumstances “known to” the Borrower, and all similar references, mean facts or circumstances of which an Authorized Officer of the Borrower has, or in the exercise of reasonable care should have, knowledge. References in this Agreement to “consent” shall, unless otherwise expressly provided for, shall be construed to mean consent evidenced in written form.
Section 1.03    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP or IFRS, as applicable, as in effect at the time of such preparation and applied in a manner consistent with that used in preparing the audited financial statements referred to in Sections 5.01(f) and Section 7.01.
Section 1.04    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time in the United States (daylight or standard, as applicable).
Section 1.05    Timing of Payment or Performance. Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and in the case of payments, such extension of time shall be included in the computation of interest or fees, as the case may be, without duplication of any interest or fees so paid in the next subsequent calculation of interest or fees payable.
Section 1.06    Exchange Rates; Currency Equivalents. Except as otherwise set forth herein and unless the Borrower is designated as the Person determining the Exchange Rate, the Administrative Agent shall determine the Exchange Rates as of each Valuation Date to be used for calculating Dollar Equivalent amounts for the purposes set forth herein. Except for purposes of financial statements delivered by the Borrower hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent of such currency as so determined by the Administrative Agent (or the Borrower (as applicable) as of the relevant Valuation Date).
Section 1.07    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01    Loan Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make, on the Closing Date and on future Drawdown

Dates, loans (each, a “Loan” and, collectively, the “Loans”) to the Borrower in an aggregate principal amount outstanding at any time not to exceed the Available Commitment. Notwithstanding anything to the contrary contained in this Agreement, in no event shall a Lender be required to exceed such Lender’s Commitment at any time.
Section 2.02    Nature of Loans. Subject to the terms and conditions of this Agreement, the Borrower may borrow under the Commitments pursuant to Section 2.03 and prepay Loans pursuant to Section 3.01 during the Commitment Period. Loans may be ABR Loans or Eurodollar Loans, as provided herein. All Loans shall be denominated in Dollars. Loans that are repaid or prepaid may not be reborrowed.
Section 2.03    Borrowing Procedures.
(a)    The Borrower shall deliver a Borrowing Request to the Administrative Agent in accordance with this Section 2.03 requesting that the Lenders undertake an Approval Process (except in the case of the Closing Date) for the associated Projects and Project Contracts, and make the Loans on the Closing Date or the Drawdown Date, as applicable, specifying the amount to be borrowed by the Borrower. Upon receipt of such Borrowing Request, the Administrative Agent shall promptly notify each Lender thereof. To the extent the Required Lenders approve a Borrowing Request prior to the Closing Date or in accordance with clause (d) below and the conditions of Section 5.01 or 5.02, as applicable, have been satisfied, then on or before 11:00 a.m. on the Closing Date or the Drawdown Date, as applicable, each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s applicable Loan Percentage of each applicable Borrowing in respect of such Eligible Assets. Such deposit will be made to an account that the Administrative Agent shall specify by notice to the Lenders. To the extent funds are received from the Lenders, upon the satisfaction or waiver of the applicable conditions specified in Article V, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the account or accounts the Borrower shall have specified in the Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan. Notwithstanding anything to the contrary in this Agreement, (i) all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than three (3) Interest Periods shall be effective at any one time, (ii) no more than one Borrowing may be made in any calendar month, and (iii) each requested Borrowing shall be no less than $1,000,000.
(b)    Each Borrowing Request must be received by the Administrative Agent (i) with respect to the Closing Date, prior to 11:00 a.m. three (3) Business Days before (in the case of Eurodollar Loans) and prior to 11:00 a.m. (in the case of ABR Loans) one (1) Business Day before the anticipated Closing Date, (ii) with respect to any Drawdown Date, (A) for Borrowing Requests requesting an Approval Process with respect to Projects and Project Contracts with an existing Eligible Customer, prior to 11:00 a.m. seven (7) Business Days before (in the case of Eurodollar Loans) and prior to 11:00 a.m. (in the case of ABR Loans) five (5) Business Days before the anticipated Drawdown

Date, and (B) for Borrowing Requests requesting an Approval Process with respect to Projects and Project Contracts with customers that are not existing Eligible Customers, prior to 11:00 a.m. fourteen (14) Business Days before (in the case of Eurodollar Loans) and prior to 11:00 a.m. (in the case of ABR Loans) twelve (12) Business Days before the anticipated Closing Date.
(c)    Each Borrowing Request following the Closing Date shall request that the Required Lenders commence the Approval Process with respect to certain Projects and Project Contracts, and be accompanied by a Borrowing Base Certificate, duly executed by an Authorized Officer of the Borrower, and a proposed update to the Base Case Model. The Borrowing Base Certificate shall include (i) a calculation of the Borrower Expected Cash Flow with respect to the subject Projects and Project Contracts, (ii) a calculation of the Advance Rate with respect to the subject Projects and Project Contracts, (iii) a calculation of the Borrowing Base Value both prior to and after the expected requested Borrowing, (iv) a calculation of the Pro Forma Debt Service Coverage Ratio for such period, (v) a description of each package of Projects and Project Contracts (as well as related customers and customer credit ratings) expected to be included in the Borrowing Base, and a proposed updated Schedule III, (vi) evidence that the subject Projects have achieved their commercial operation date in accordance with their respective Revenue Contracts, (vii) a list of the contracted servicers and technology related to such Projects and Project Contracts, and (viii) a report from the Independent Engineer containing substantially the same information as the Independent Engineer report delivered in connection with the Closing Date, solely with respect to any subject Project with a Revenue Contract counterparty if such counterparty was not previously included in an Independent Engineer report delivered to the Administrative Agent. Each Borrowing Request shall certify that all documentation and information regarding the subject Projects and Project Contracts have been made available to the Administrative Agent and Required Lenders, and that all conditions precedent to the anticipated Drawdown Date can be satisfied by such date.
(d)    For each requested Borrowing following the Closing Date, upon the receipt of a complete and duly executed Borrowing Request and Borrowing Base Certificate in accordance with clause (c) above, the Administrative Agent shall notify the Required Lenders of the request to commence the Approval Process with respect to the subject Projects and Project Contracts. The Lenders will then have five (5) to twelve (12) Business Days, as applicable pursuant to clause (b) above, to perform legal, financial, technical and tax due diligence review on the subject Projects and Project Contracts and to determine in their sole discretion whether (i) the subject Projects and Project Contracts shall become Eligible Assets, (ii) the proposed updated Base Case Model will become the new Base Case Model as of the applicable Drawdown Date, and (iii) whether the calculations set forth in the Borrowing Base Certificate are acceptable (the “Approval Process”). Each Lender shall notify the Administrative Agent at least one (1) Business Day prior to the proposed Drawdown Date whether or not the Borrowing Request is approved. The Administrative Agent will then notify the Borrower and each Lender as to whether or not the Required Lenders have approved the Borrowing Request. If the

Borrowing Request is approved by the Required Lenders, (x) the provisions of clause (a) above shall apply, (y) such Projects and Project Contracts shall become Eligible Assets as of the applicable Drawdown Date, and (z) such proposed Base Case Model shall become the new Base Case Model as of the applicable Drawdown Date. If the Borrowing Request is not approved by the Required Lenders, then the Administrative Agent shall notify the Borrower of the reasons for rejection, and the Borrower may submit a revised Borrowing Request in accordance with this Section 2.03.
(e)    No Borrowing shall be permitted unless the conditions precedent set forth in Section 5.01 with respect to the Closing Date or Section 5.02 with respect to any Drawdown Date have been satisfied.
Section 2.04    Continuation and Conversion Elections.
(a)    The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by delivering a Continuation/Conversion Notice to the Administrative Agent no later than 11:00 a.m. on the third (3rd) Business Day preceding the proposed conversion date; provided that any such conversion may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by delivering a Continuation/ Conversion Notice to the Administrative Agent no later than 11:00 a.m. on the third (3rd) Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan may be converted into a Eurodollar Loan if a Default has occurred and is continuing. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)    Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower delivering a Continuation/Conversion Notice to the Administrative Agent no later than 11:00 a.m. three (3) Business Days before such expiration; provided that no Eurodollar Loan may be continued as such if a Default has occurred and is continuing and provided, further, that if the Borrower shall fail to give any Continuation/Conversion Notice as described above in this Section 2.04(b) or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any Continuation/Conversion Notice the Administrative Agent shall promptly notify each relevant Lender thereof.
Section 2.05    Lending Office. The Loans held by each Lender shall be maintained at such Lender’s Applicable Lending Office.
Section 2.06    Notes.
(a)    The Borrower agrees that, upon the request to the Administrative Agent by any Lender, it will execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any Obligations of the Borrower. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 13.08.
(b)    The payment of any part of the principal of any Note shall discharge the obligation of the Borrower under this Agreement pro tanto, and the payment of any principal of a Loan in accordance with the terms hereof shall discharge the obligations of the Borrower under the Notes evidencing such loans pro tanto. Notwithstanding the discharge in full of any Note, (i) if the amount paid or payable under any such Note is less than the amount due and payable in accordance with this Agreement with respect to the Loan evidence by such Note, to the fullest extent permitted under Applicable Law, the Borrower agrees to pay to the Administrative Agent upon demand such difference and (ii) if the amount paid or payable under any Note exceeds the amount due and payable in accordance with this Agreement with respect to the Loan evidenced by such Note, each Lender that has received amounts under such Notes in excess of the amount due to such Lender hereunder agrees, to the fullest extent permitted by Applicable Law, to promptly pay such excess to the Borrower upon demand.
Section 2.07    Defaulting Lender Adjustments.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 4.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this

Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.01 or Section 5.02, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.07(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par (plus any associated fees) that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, and reimburse each such Lender for any costs of the type described in Section 4.04 incurred by any Lender as a result of such purchase, whereupon such Lender will cease to be a Defaulting Lender, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.08    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds

Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST, FEES AND COMMITMENT REDUCTIONS
Section 3.01    Repayments and Prepayments; Application Repayment. Unless otherwise agreed by the Borrower and each Lender in accordance with Section 13.21, the Borrower shall repay in full the unpaid principal amount of Loans and all other outstanding Obligations on the Final Maturity Date.
(a)    Prepayments. Prepayments of the Loans shall be (or in the case of Section 3.01(a)(i) may be) made as set forth below:
(i)    From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part without premium or penalty (other than as set forth in Section 4.04), of the outstanding principal amount of the Loans; provided that (A) any prepayment of Loans is to be applied pro rata among the outstanding Loans so prepaid of all Lenders that have made such Loans, (B) all such voluntary prepayments shall require at least three (3) Business Days’ prior written notice to the Administrative Agent before 11:00 a.m. in the form of Exhibit D and (C) all such voluntary partial prepayments of any Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 (or such lesser amount as shall permit the repayment in full of such Loan).
(ii)    If any Financial Covenants are not satisfied as of any Calculation Date, the Borrower shall, no later than the date ten (10) Business Days following such Calculation Date, prepay the Loans (and/or remove Projects and related Project Contracts) to the extent necessary to satisfy the Financial Covenants.
(iii)    The Borrower shall from time to time prepay the Loans to the extent necessary so that the aggregate principal amount of all outstanding Loans shall not at any time exceed the Available Commitment then in effect.
(iv)    Each prepayment or repayment of any amounts made pursuant to this Section 3.01(a) shall be made together with accrued interest on the amount of such Obligations to be prepaid and any amounts required by Section 4.04, without premium or penalty. The Borrower shall give the Administrative Agent prior written notice of any event or circumstance reasonably likely to give rise to a mandatory prepayment obligation under this Section 3.01(a) (including the date and an estimate of the aggregate amount of such mandatory prepayment at least five (5) Business Days prior thereto); provided that the failure to give such notice shall not relieve the Borrower of its obligation to make such mandatory prepayments.

(b)    Application. Prepayments of Loans made pursuant to Section 3.01(a) or otherwise shall be applied using the Exchange Rate, if applicable, in effect two (2) Business Days prior to the date of such prepayment (in the case of any prepayment pursuant to Section 3.01(a)(ii) through and including Section 3.01(a)(iv) above), if applicable).
Section 3.02    Interest Provisions. The Borrower shall pay interest on the outstanding principal amount of the Loans in accordance with the terms set forth below.
(a)    Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that the Loans accrue interest at a rate per annum:
(i)    on that portion maintained as a ABR Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for ABR Loans; and
(ii)    on that portion maintained as a Eurodollar Loan, during each Interest Period applicable thereto, equal to the sum of the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin for Eurodollar Loans.
All Eurodollar Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period. If a Default in respect of Section 10.01(a) has occurred and is continuing at the end of the then-current Interest Periods all Eurodollar Loans shall automatically convert into ABR Loans.
(b)    Post-Default Rates. If the Borrower shall default in the payment of any principal, interest or other Obligation due hereunder or under any other Loan Document or if any Event of Default has occurred and is continuing, the Borrower shall pay interest (after as well as before judgment) on demand at a rate per annum equal to (i) in the case of principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2.00% per annum; and (ii) in all other cases, at the Alternate Base Rate from time to time in effect, plus the Applicable Margin for ABR Loans, plus 2.00% per annum.
(c)    Payment Dates. Interest accrued on each Loan shall be payable, without duplication:
(i)    on the Final Maturity Date;
(ii)    in respect of any Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on any Loan, on the principal amount so paid or prepaid;
(iii)    in respect of any ABR Loan, on the last Business Day of each Fiscal Quarter;
(iv)    in respect of any Eurodollar Loan, on the last Business Day of the Interest Period with respect to such Eurodollar Loan; and

(v)    with respect to any ABR Loans converted into Eurodollar Loans on a day when interest would not otherwise have been payable pursuant to this Section 3.02(c), on such conversion date.
Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Final Maturity Date, upon acceleration or otherwise) shall be payable upon demand.
Section 3.03    Fees.
(a)    Fee Letters. The Borrower agrees to pay to each of the Lenders, for their own respective account, the fees in the amounts and on the dates set forth in the Fee Letters.
(b)    Commitment Fee. The Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its percentage of Commitments, a fee (the “Commitment Fee”) equal to 0.50% multiplied by the actual daily amount by which the Commitments exceed outstanding Loans. The Commitment Fee shall accrue at all times until the Final Maturity Date and shall be due and payable quarterly in arrears on the first Business Day after the end of each fiscal quarter, commencing with the first such date to occur after the Closing Date, and on the Final Maturity Date.
ARTICLE IV
CERTAIN LIBO RATE AND OTHER PROVISIONS
Section 4.01    Eurodollar Rate Lending Unlawful; Illegality.
(a)    If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans, or to determine or charge interest rates based upon the Adjusted LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended until such Lender notifies Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon written demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
(b)    If, at any time, it is or becomes illegal (in the reasonable opinion of any Lender) under the laws of any jurisdiction for a Lender to make, to fund or to maintain the Loans or a portion of the Loans or to perform its obligations under this Agreement as a result of any illegality due to any economic or financial sanctions administered or enforced by any sanctions authority applicable to a Lender or a Lender is advised in writing by any such sanctions authority that penalties will be imposed by a sanctions authority as a result of such Lender’s participation in the Loan Documents or any other business or financial relationship with the Borrower or the Sponsor, then (i) the Commitment of such Lender will be immediately cancelled and such Lender shall not thereafter be obliged to participate in the making of any Loans, and (ii) the outstanding Loans of such Lender shall become immediately due and payable.
Section 4.02    Deposits Unavailable. If the Required Lenders or the Administrative Agent shall have determined that (which determination shall be conclusive absent manifest error):
(a)    Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market;
(b)    by reason of circumstances affecting its relevant market, adequate and reasonable means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Loans; or
(c)    the Adjusted LIBO Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Loan;
then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Sections 2.01, 2.03 and 2.04 to make or continue any Loans as, or to convert any Loans into, Eurodollar Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.
Section 4.03    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any Statutory Reserves reflected in the Adjusted LIBO Rate);
(ii)    subject any Recipient to any Tax with respect to this Agreement or any participation in any Loan or Commitment made by it, or change the basis of taxation of payments in respect thereof (except (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) any Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans or Commitments made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or Commitment or of maintaining its obligation to make any such Loan or Commitment, or to increase the cost to such Lender or such other Recipient of participating in, or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity requirements), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 4.03(a) or (b) and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 4.03 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 4.03 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 4.04    Funding Losses. If any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Loan) as a result of:
(a)    any conversion or repayment or prepayment of the principal amount of any Eurodollar Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise;
(b)    any Loans not being made as Eurodollar Loans in accordance with the Borrowing Request therefor;
(c)    any Loans not being continued as, or converted into, Eurodollar Loans in accordance with the Continuation/Conversion Notice therefor; or
(d)    any Eurodollar Loans not being prepaid in accordance with any notice delivered pursuant to Section 3.01(a)(i) (as a result of a revocation of such notice or as a result of such payment not being made);
then, upon the written notice of such Lender to the Borrower, the Borrower shall, within ten (10) days of receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense, which shall include any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to such Lender under this Section 4.04, such Lender shall be deemed to have funded each Eurodollar Loan made by it at the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.
Section 4.05    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes; provided that if any Indemnified Taxes shall be required to be deducted or withheld from such payments, then (i) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 4.05) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.
(b)    Payment of Other Taxes by the Borrower. Without limiting or duplication of the provisions of Section 4.05(a), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)    Indemnification by the Borrower. Without duplication of amounts payable under Section 4.05(a) or Section 4.05(b), the Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.05) payable or paid by the Administrative Agent or such Lender as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the

Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    each Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.05, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.05 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such

Lender in the event such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.05(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.05(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.05(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(g)    Survival. Each party’s obligation under this Section 4.05 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 4.06    Payments, Computations, etc. Unless otherwise expressly provided in a Loan Document, all payments by the Borrower hereunder shall be made by the Borrower to the Administrative Agent. All payments shall be made in the Dollars without setoff, deduction or counterclaim not later than 11:00 a.m. (Central time) on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day (in the Administrative Agent’s sole discretion) and any applicable interest or fee shall continue to accrue. The Administrative Agent shall promptly remit in same day funds to each Lender, for account of such Lender’s Applicable Lending Office, its share, if any, of such payments received by the Administrative Agent. All interest (including interest on Eurodollar Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a ABR Loan, 365 days or, if appropriate, 366 days).
Section 4.07    Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 4.08    Setoff. If an Event of Default shall have occurred and be continuing, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.07 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 4.09    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 4.03, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.05, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.03 or 4.05, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 4.03, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.05 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.09(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort and so long as no Event of Default has occurred and is continuing, ten (10) Business Day’s prior written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.08), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.08;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 4.03 or payments required to be made pursuant to Section 4.05, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with Applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 4.10    Benchmark Replacement Setting. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the LIBO Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month and 6-month LIBO Rate tenor settings. Notwithstanding anything to the contrary herein or in any other Loan Document,
(a)    Replacing LIBO Rate. On the earlier of (i) the date that all Available Tenors of LIBO Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBO Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(b)    Replacing Non-LIBO Rate Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR.
(c)    Flip Forward. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR

Transition Event and its related Term SOFR Transition Event Effective Date have occurred prior to the reference time in respect of any setting of the then-current Benchmark, then Term SOFR plus the Term SOFR Adjustment will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (b) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. Notwithstanding anything contained herein to the contrary, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion. For the avoidance of doubt, any applicable provisions set forth in this Section 4.10 shall apply with respect to any Term SOFR transition pursuant to this paragraph (c) as if such forward-looking term rate was initially determined in accordance herewith including, without limitation, the provisions set forth in clauses (d) of this Section 4.10 and Section 13.19.
(d)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(e)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.10.
(f)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
(g)    Reaffirmation. The Borrower and Sponsor (and any other obligor that becomes party hereto after the date hereof), in its respective capacity as a Borrower, debtor, obligor, grantor, pledgor, guarantor, assignor, or other similar capacity in which such party acts as direct or indirect, or primary or secondary, obligor, accommodation party or guarantor or grants liens or security interests in or to its properties hereunder or under any other Loan Document, hereby acknowledges and agrees to be bound by the provisions of this Section 4.10 (including, without limitation, the implementation from time to time of any Benchmark Replacement and any Benchmark Replacement Conforming Changes in accordance herewith) and, in furtherance of the forgoing (and without, in any way express or implied, invalidating, impairing or otherwise negatively affecting any obligations heretofore provided) hereby acknowledges and agrees that in connection with and after giving effect to any Benchmark Cessation Changes: (i) its Obligations shall not in any way be novated, discharged or otherwise impaired, and shall continue, be ratified and be affirmed and shall remain in full force in effect, (ii) its grant of a guarantee, pledge, assignment or any other accommodation, lien or security interests in or to its properties relating to this Agreement or any other Loan Document shall continue, be ratified and be affirmed, and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired and (iii) the Loan Documents and its obligations thereunder (contingent or otherwise) shall continue, be ratified and be affirmed and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired. In addition, Borrower hereby fully waives any requirements to notify Borrower of any Benchmark Cessation Changes (except as expressly provided in this Section 4.10). In furtherance of the foregoing, each of Borrower and Sponsor hereby (i) appoints the Borrower (and the Borrower hereby accepts such appointment) as its agent, attorney-in-fact and representative for purposes of the delivery of any and all documents, instruments, agreements and other materials required to be delivered by any such party and for all other administrative purposes incidental to any of the foregoing provisions of this clause (g) and Section 4.10 generally, and (ii) hereby authorizes the Borrower to take such actions, execute, acknowledge, and deliver, or cause to be executed, acknowledged and delivered, such further agreements, documents or instruments that are reasonably necessary or desirable to carry out the intent and purpose of this Section (g) and this Section 4.10 generally on its behalf. From time to time, the Borrower (both in its individual capacity and in its capacity as agent, agent, attorney-in-fact and representative of each other obligor under the Loan Documents pursuant to the immediately preceding sentence) and Sponsor and any other obligor under the Loan Documents shall execute and deliver, or cause to be executed and delivered, such instruments, agreements, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes implementing or effectuating the provisions of this Section 4.10, or of renewing, continuing, reaffirming or ratifying the rights of the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties with respect to the Obligations or the Collateral.
ARTICLE V
CONDITIONS TO CLOSING
Section 5.01    Closing Date; Making of Loans on the Closing Date. The occurrence of the Closing Date and the obligations of the Lenders to make Loans on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this

Section 5.01 (or waiver thereof by the Lenders in accordance with Section 13.01) on or prior to the Closing Date.
(a)    Loan Documents. This Agreement and each other Loan Document shall be in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent, the Arranger and each Lender and, subject to Section 13.07(a) hereof, shall have been duly executed and delivered (together with any amendments thereto to be entered into on or prior to the Closing Date) by the parties thereto.
(b)    Corporate Documents. The Administrative Agent shall have received from the Borrower the following documents, each certified as indicated below:
(i)    a copy of the Organizational Documents of the Borrower together with any amendments thereto, and, to the extent applicable, certified as of a recent date by the Secretary of State of Delaware or such other appropriate governmental official, each dated as of the Closing Date or a recent date prior thereto;
(ii)    a copy of a certificate as to the good standing (where available) of, and payment of franchise taxes by, the Borrower and Sponsor from the Secretary of State of Delaware or such other equivalent Governmental Authority, and from the Secretary of State or other equivalent Governmental Authority of the jurisdiction in which the Borrower’s and Sponsor’s principal place of business is located and where the Borrower and Sponsor is qualified as a foreign corporation or other entity to do business, in each case, dated as of a recent date prior to the Closing Date;
(iii)    a certificate of the Borrower and Sponsor dated as of the Closing Date and executed by an Authorized Officer thereof certifying:
(A)    that attached to such certificate is a true and complete copy of the Organizational Documents of Borrower, as in effect on the date of such certificate;
(B)    that attached to such certificate is a true and complete copy of resolutions duly adopted by the Board of Directors, and, if required by the Organizational Documents, the unit holders, of such Person, authorizing the execution, delivery and performance of the Loan Documents to which such Person is or is intended to be a party and such other acts and things necessary for the consummation of the transactions contemplated by the Loan Documents to which such Person is or is intended to be a party and that such resolutions (I) have been duly adopted by the Board of Directors of such Person and (II) have not been modified, rescinded or amended and are in full force and effect;
(C)    that the Organizational Documents of such Person have not been amended since the date of the certification furnished pursuant to Section 5.01(b)(i), to the extent such Organizational Documents are required to be delivered pursuant to Section 5.01(b)(i), and the date of the certificate of good standing furnished pursuant to Section 5.01(b)(ii);
(D)    as to the incumbency and specimen signature of each officer, member or partner (as applicable) of such Person executing the Loan Documents to which such Person is or is intended to be a party and each other document to be delivered by such Person from time to time pursuant to the terms thereof;
(E)    as to the absence of any pending proceeding for the dissolution, winding up, bankruptcy, receivership, reorganization or liquidation of the Borrower or Sponsor, as applicable, or, to the knowledge of such Authorized Officer, threatening the existence of the Borrower or Sponsor, as applicable; and
(F)    as to the absence of any steps taken by such Person, its Board of Directors or its unit holders to terminate or change such Person’s existence or to continue or amalgamate into any other jurisdiction or of any notice or other communication from any Governmental Authority indicating there exists any situation which, unless remedied, could result in the termination of the existence of such Person; and
(iv)    such other documents or confirmations with respect to the Borrower and Sponsor, as the Administrative Agent or the Collateral Agent may reasonably request.
(c)    Closing Date Certificates.
(i)    A certificate signed by an Authorized Officer of the Borrower certifying that as of the Closing Date and after giving effect to the Loans requested to be made on such date the representations and warranties made by the Borrower are true and correct in all material respects except for representations and warranties that expressly refer to an earlier date which are true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations and warranties that are qualified by materiality or Material Adverse Effect, which as of the Closing Date or such earlier date, as applicable, are true and correct in all respects.
(ii)    A certificate of the Borrower signed by an Authorized Officer of the Borrower certifying that as of the Closing Date and after giving effect to the Loans requested to be made on such date and the application of the proceeds therefrom, (A) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (B) as to the matters set forth in Section 5.01(g).
(d)    Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note prior to the Closing Date, such Lender’s Note duly executed and delivered by an Authorized Officer of the Borrower.

(e)    Fees, Closing Fees, Expenses, etc. The Lenders, the Arranger and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel and consultants), on or before the Closing Date. All such amounts may be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.
(f)    Financial Statements. The Administrative Agent shall have received the unaudited annual financial statements of Redaptive, Inc. for the year ended December 31, 2020, in form and substance satisfactory to the Required Lenders.
(g)    Solvency, etc. The Administrative Agent shall have received a certificate duly executed and delivered by the principal financial officer or other Authorized Officer of the Borrower with responsibility for financial matters, certifying that the Borrower on a consolidated basis, are and, immediately after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, Solvent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent.
(h)    Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Administrative Agent, Collateral Agent and all Lenders covering such matters relating to the Loan Documents which are customary for transactions of the type contemplated by the Loan Documents, from Stradling Yocca Carlson & Rauth, special New York counsel to the Borrower.
(i)    Security Documents; Filings. The Collateral Agent shall have received:
(i)    the certificates evidencing all the issued and outstanding shares of Capital Stock pledged pursuant to the Pledge Agreement, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any such shares of Capital Stock pledged pursuant to the Pledge Agreement are uncertificated securities, the Collateral Agent shall have obtained “control” (as defined in the UCC) over such shares of Capital Stock and such other instruments and documents as shall be necessary or in the reasonable opinion of the Administrative Agent desirable under Applicable Law to perfect (subject to certain Permitted Liens) the first-priority security interest of the Collateral Agent in such shares of Capital Stock;
(ii)    each Filing Statement, if any, or other document required by the Security Documents or under law to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person, shall have been filed, registered or recorded or shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation (or arrangements satisfactory to the Collateral Agent shall be in place for such filing, registration or recording); and

(iii)    the results of a recent lien search in each of the jurisdictions in which UCC financing statements or other filings or recordations should be made to evidence or perfect security interests in the Collateral and such search shall reveal no Liens on any of the Collateral, except for Permitted Liens.
The Administrative Agent and its counsel shall be satisfied that (A) each of the Liens granted pursuant to the Security Documents to the Collateral Agent, for the benefit of the Secured Parties in the Collateral (subject to Permitted Liens) is a first-priority perfected security interest, and (B) no Lien exists on any of the Collateral other than the Liens created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents and Permitted Liens.
(j)    KYC Information.
(i)    Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the Closing Date.
(ii)    At least five (5) days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.
(k)    Establishment of Accounts. The Administrative Agent shall have received evidence that the Accounts are open.
(l)    Material Adverse Effect. There shall not have been, since December 31, 2020, any event or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.
(m)    Borrowing Request. At least three (3) Business Days prior to the Closing Date, Borrower shall have delivered to the Administrative Agent a Borrowing Request, together with a Borrowing Base Certificate, in each case in form and substance satisfactory to the Administrative Agent.
(n)    Representations and Warranties. The representations and warranties of the Borrower set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Closing Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).
(o)    No Default. No Default or Event of Default shall exist and be continuing on the Closing Date before and after giving effect to the Loans requested to be made on the Closing Date and after application of the proceeds therefrom.

(p)    No Proceedings. There shall be no actions, suits, or legal or arbitration proceedings pending to which the Borrower is a party (and, to the knowledge of the Borrower, there shall be no actions, suits or legal or arbitration proceedings threatened against the Borrower), in any such case at law or in equity before any governmental person or arbitral body against or affecting the Borrower, which actions, suits, or legal or arbitration proceedings in any such case would reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its obligations under the Loan Documents and related documents or to consummate the transactions contemplated thereby.
(q)    Eligible Assets. All Projects and Project Contracts included in the Borrowing Base shall be Eligible Assets, and each Project in the Borrowing Base shall have achieved its commercial operation date in accordance with its Eligible Revenue Contract.
(r)    Base Case Model. The Borrower shall have delivered to the Administrative Agent and each Lender a copy of the base case financial model (the “Base Case Model”), in form and substance satisfactory to the Administrative Agent and the Required Lenders.
(s)    Due Diligence. Lenders and Administrative Agent shall have each completed a satisfactory due diligence review of the loan facility contemplated hereby and all other matters related thereto, including (a) the review of the business, operations, assets and liabilities of Borrower, (b) the accuracy in all material respects of all information disclosed to Administrative Agent and Lenders prior to the execution and delivery of the Loan Documents, and (c) the satisfaction with any changes or developments, or any new additional information discovered by either Administrative Agent or each Lender after completion of such due diligence review.
(t)    Financial Compliance. After giving effect to the making of any Loan to be made on such Drawdown Date, each of the Financial Covenants shall be satisfied.
(u)    Reserved.
(v)    Project Deliverables. The Borrower has delivered to the Administrative Agent copies of all Project Contracts relating to the Eligible Assets in the Borrowing Base, as well as any related Governmental Approvals and copies of insurance policies or certificates in compliance with Section 8.02.
(w)    IE Report. The Administrative Agent has received a report of the Independent Engineer with respect to the Projects and Project Contracts related to the applicable Borrowing, in form and substance satisfactory to the Required Lenders.
(x)    Interest Service Reserve. The Interest Reserve Account (as defined in the Depositary Agreement) shall have been funded in an amount equal to the Interest Service Reserve Requirement.

(y)    Consents to Assignment. A Lender Consent shall have been duly executed and delivered to the Administrative Agent (i) with respect to each Eligible Revenue Contract for which consent to the Borrower’s collateral assignment is required by its terms, and (ii) with respect to the O&M Agreement.
(z)    Alter Domus Agreement. The Alter Domus Agreement shall been duly executed and delivered to the Administrative Agent.
Section 5.02    Making of Loans on Each Drawdown Date. The obligations of the Lenders to make Loans on each Drawdown Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.02 (or waiver thereof by the Lenders in accordance with Section 13.01) on or prior to such Drawdown Date.
(a)    Borrowing Request. The Administrative Agent shall have received a Borrowing Request, together with a Borrowing Base Certificate, in respect of the Loans borrowed on such Drawdown Date duly executed and delivered in accordance with Section 2.03.
(b)    Representations and Warranties. The representations and warranties of the Borrower set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of such Drawdown Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).
(c)    Material Adverse Effect. There shall not have been, since the Closing Date, any event or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.
(d)    No Default. No Default or Event of Default shall exist and be continuing on such Drawdown Date before and after giving effect to the Loans requested to be made on such Drawdown Date and after application of the proceeds therefrom.
(e)    Eligible Assets. All Projects and Project Contracts included in the Borrowing Base shall be Eligible Assets, and each Project in the Borrowing Base shall have achieved its commercial operation date in accordance with its Eligible Revenue Contract.
(f)    Base Case Model. The Borrower shall have delivered to the Administrative Agent and each Lender an updated Base Case Model in form and substance satisfactory to the Administrative Agent and the Required Lenders.
(g)    Due Diligence. The Required Lenders shall have approved the Borrowing Request pursuant to the Approval Process.
(h)    Financial Compliance. Both before and after giving effect to the making of any Loan to be made on such Drawdown Date, each of the Financial Covenants shall be satisfied.

(i)    Consents to Assignment. A Lender Consent shall have been duly executed and delivered to the Administrative Agent with respect to each Eligible Revenue Contract for which consent to the Borrower’s collateral assignment is required by its terms, in each case solely to the extent the same has not been previously delivered to the Administrative Agent prior to such Drawdown Date.
(j)    Project Deliverables. The Borrower has delivered to the Administrative Agent all Project Contracts (including but not limited to an updated Springing Assignment and Transfer and Project Service Orders, each as defined in and pursuant to the O&M Agreement) relating to the Eligible Assets in the Borrowing Base, as well as any related Governmental Approvals and copies of insurance policies or certificates in compliance with Section 8.02, and the Borrower and Required Lenders have agreed on an updated Schedule III.
(k)    IE Report. The Administrative Agent has received a report of the Independent Engineer with respect to any Project with a Revenue Contract counterparty if such counterparty was not previously included in a prior Independent Engineer report delivered to the Administrative Agent in accordance with this Agreement, in form and substance satisfactory to the Required Lenders.
(l)    Alter Domus Agreement. Any necessary updates to the Alter Domus Agreement shall have been made and delivered to the Administrative Agent.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to each Secured Party, as of the Closing Date and each Drawdown Date, as follows:
Section 6.01    Due Organization, etc.
(a)    The Borrower has been duly formed, is validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization as identified on Schedule 6.01(a).
(b)    The Borrower has no Subsidiaries.
(c)    The Borrower has all requisite power and authority to own, lease and/or operate and maintain its properties and conduct its business as currently conducted.
(d)    The Borrower is qualified to do business and, if applicable, in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification.
Section 6.02    Taxes. The Borrower have filed all federal income and other material local, foreign and other Tax returns that are required to be filed and have paid all material Taxes required to be paid and any related material assessments, fines or penalties (except for any such

Tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings, as to which the Borrower has established adequate reserves in accordance with GAAP or IFRS, as applicable, and as to which there are no Liens other than Permitted Liens pursuant to clause (b) of the definition thereof). The Borrower is a U.S. Person or an entity disregarded as separate from a U.S. Person for U.S. federal income tax purposes.
Section 6.03    Compliance with ERISA. The Borrower and each of its Subsidiaries and any member of its ERISA Group or its Subsidiaries’ respective ERISA Groups and each Plan and each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder to the extent that they relate to any such plan. No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan for which the Borrower or its Subsidiaries would have any material liability. Neither the Borrower nor any member of the Borrower’s ERISA Group or its Subsidiaries’ respective ERISA Groups has incurred or expects to incur any material liabilities (including any contingent, potential or secondary liabilities) under Title IV of ERISA or Section 412 or 4971 of the Code or Section 302 of ERISA other than those arising from plan contributions or PBGC premium payments made in the ordinary course. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Borrower or any of its Subsidiaries or any member of the Borrower’s ERISA Group or its Subsidiaries’ respective ERISA Groups (determined on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) did not exceed the aggregate current fair market value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower and each of its Subsidiaries, and any member of the Borrower’s ERISA Group and each of its Subsidiaries’ respective ERISA Groups for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero. The Borrower and each of its Subsidiaries and any member of the Borrower’s ERISA Group or each of its Subsidiaries’ respective ERISA Groups have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
Section 6.04    Governmental Approvals; Compliance with Laws. Except as disclosed in Schedule 6.04, (a) the Borrower is in compliance in all material respects with all Applicable Laws (including Environmental Laws); (b) the Borrower possesses, and is in material compliance with any and all Governmental Approvals required under all Applicable Laws (including Environmental Laws); (c) there are no pending or, to the Borrower’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of non-compliance or violation, investigations or proceedings arising under or relating to any Environmental Law against the Borrower; and (d) there are no conditions, events or circumstances relating to Hazardous Materials or Environmental Laws that may reasonably be expected to form the basis of (i) an order or any Environmental Liabilities and Costs for any Remedial Action or (ii) any other action, investigation, claim, suit, or proceeding by a private party or government body or agency, in each case above, against or affecting the Borrower.

Section 6.05    Marketable Title. Except as disclosed on Schedule 6.05, the Borrower has good and marketable title to all of its real property and all other property, in each case, free from all Liens other than Permitted Liens.
Section 6.06    Investment Company Act. The Borrower is not and, after giving effect to the transactions contemplated hereby and by the other Loan Documents, will not be, an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.
Section 6.07    Insurance. The Borrower has in full force and effect, insurance in accordance with Section 8.02(a); and the Borrower (a) has not received notice from any insurer or agent of such insurer that substantial Capital Expenditures or other material expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at the same or similar cost.
Section 6.08    Labor Matters. No labor problem or dispute with the employees of the Borrower, if any, exists or, to the knowledge of the Borrower, is threatened; and there are no material unfair labor practice complaints pending against the Borrower or threatened against any of them and to the knowledge of the Borrower, no material union representation question exists with respect to the employees of the Borrower and, to the knowledge of the Borrower, no material union organization activity is taking place.
Section 6.09    Intellectual Property. The Borrower owns, possesses, has the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to operate the its business. The Borrower has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights.
Section 6.10    Indebtedness; Other Liabilities; Separateness; Financial Statements.
(a)    Immediately after giving effect to the transactions contemplated hereby and by the other Loan Documents to occur on the Closing Date, the Borrower has no outstanding Indebtedness other than Indebtedness in respect of the Loan Documents. Except as reflected or reserved against in the financial statements provided under Section 5.01(f) or Section 7.01, neither Sponsor nor the Borrower has any liabilities or obligations of any nature (whether absolute, accrued or contingent) other than liabilities and obligations incurred in the ordinary course of its business. The Borrower has not granted or agreed to provide any guarantee, suretyship or any other like agreement with respect to the obligations or liabilities of any other Person. The Borrower has no (i) obligation to contribute additional amounts, assets or securities to the capital of any Person, to make any loans or advances in favor of, or provide any other form of financing or credit support for the benefit of, any Person, or (ii) liability in respect of any of the foregoing.

(b)    Except to the extent provided in the Loan Documents, the separate liabilities of Sponsor and the Borrower are readily distinguishable from the liabilities of all other Persons. The Borrower conducts its business solely in its own name in a manner not misleading to other Persons as to its identity.
(c)    The financial statements delivered pursuant to Section 5.01(f) or Section 7.01, as applicable, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the consolidated financial condition of Borrower as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Since the date of any financial statements delivered hereunder, there has been no event or circumstance, either individually or in the aggregate, that has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 6.11    Business Activities; Certain Transactions.
(a)    The Borrower has no direct or indirect equity ownership interest in any corporation, partnership, joint venture or other entity. The Borrower has not engaged in any business or activity other than Permitted Business.
(b)    Other than transactions with the Borrower’s Affiliates pursuant to written agreements for development, construction, management or administration or other services, in each case, which have been entered into in the ordinary course of business with respect to the Projects, there are no agreements, understandings or proposed transactions between the Borrower, on the one hand, and any of its officers, directors, consultants or employees, or their family members, or any Affiliate thereof, on the other hand.
(c)    Other than as listed on Schedule 6.11, the Borrower is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, except in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Borrower’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing (i) are, directly or indirectly, indebted to the Borrower or, (ii) to the knowledge of the Borrower, have any direct or indirect ownership interest in any firm or corporation with which the Borrower has a business relationship, or any firm or corporation which competes with the Borrower except that directors, officers or employees or stockholders of the Borrower may own stock in (but not exceeding five percent (5%) of the outstanding capital stock of) publicly traded companies that may compete with the Borrower.
Section 6.12    Authorization and Enforceability of Loan Documents.
(a)    The Borrower has all requisite corporate or other power and authority to enter into this Agreement and the other Loan Documents to which it is a party and perform its obligations thereunder. This Agreement and the other Loan Documents to which the Borrower is a party have been duly and validly authorized, executed and delivered by the Borrower.
(b)    Each of the Loan Documents to which the Borrower is a party constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and (ii) the availability of equitable remedies.
Section 6.13    Defaults. The Borrower (both before and after giving effect to this Agreement and the other Loan Documents) (a) is not and will not be in violation of its Organizational Documents or (b) is not and will not be in material default, and no event has occurred that, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any term, agreement, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject.
Section 6.14    Non-contravention. None of the execution or delivery of this Agreement, any other Loan Document, the performance of or compliance with the terms and conditions hereof or thereof or the consummation of the transactions contemplated hereby or thereby (a) contravenes any Applicable Law in any material respect, (b) constitutes a default under or results in the violation of the provisions of the Organizational Documents of the Borrower, (c) results in the creation or imposition of any Liens (other than Liens created under the Security Documents) on any assets or properties of the Borrower or (d) constitutes a material default under or results in the material violation of any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement, contract or instrument to which the Borrower is a party or by which the Borrower or any of its properties or assets are bound.
Section 6.15    Governmental Approvals. Schedule 6.15 contains a true and complete list of all Governmental Approvals required for the ownership, operation and maintenance of the Eligible Assets and the operation of Borrower’s business. The Borrower has delivered true and correct copies of each such Governmental Approval to the Administrative Agent. All such Governmental Approvals are in full force and effect, and the Borrower is in material compliance with all such Governmental Approvals.
Section 6.16    Legal and other Proceedings. Except as set forth in Schedule 6.16, there are no legal or governmental proceedings pending to which the Borrower is a party or to which any property or assets of the Borrower is subject or to the knowledge of the Borrower, no such proceedings are threatened or contemplated by Governmental Authorities or by any other Person, in each case (i) that question the validity of this Agreement or the transactions contemplated hereby, or the right of the Borrower to enter into them, (ii) against the Sponsor, Borrower or any officer, director or key employee of the Sponsor or Borrower arising out of their employment or relationship with the Borrower; or (iii) if determined adversely to the Borrower, would reasonably be expected to have a Material Adverse Effect.

Section 6.17    Disclosure.
(a)    The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower is subject, and all other matters known to it, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of the Borrower to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).
(b)    The information included in the most recent Beneficial Ownership Certification delivered to the Administrative Agent is true and correct in all respects.
Section 6.18    Solvency. Prior to and after giving effect to the consummation of the transactions contemplated by the Loan Documents, the making of the Loans, the use of proceeds therefrom, the granting of the guarantees and security interests and the performance by the Borrower of its obligations pursuant to the Loan Documents, the Borrower is and will be Solvent.
Section 6.19    Security Documents. The Security Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent provided therein. In the case of the pledged Capital Stock described in the Security Documents, when certificates representing such pledged Capital Stock are delivered to the Collateral Agent, in the case of deposit or securities accounts, when control agreements are fully executed and delivered to the Collateral Agent with respect to such accounts, and in the case of the other Collateral described in the Security Documents, when financing statements and other filings specified on Schedule 6.19 in appropriate form are filed in the offices specified on Schedule 6.19, the Lien created pursuant to each Security Document shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except (a) in the case of Collateral other than pledged Capital Stock, Permitted Liens existing as of the date hereof and (b) in the case of pledged Capital Stock, Liens (i) arising pursuant to the Organizational Documents of the Borrower or applicable securities laws or (ii) for taxes not yet due or delinquent).
Section 6.20    Absence of Defaults. No Default or Event of Default exists.

Section 6.21    Material Adverse Effect. There has not been, since December 31, 2019, any event or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 6.22    Anti-Corruption Laws; Absence of Certain Business Practices.
(a)    Neither the Borrower, nor any director, officer, agent or employee of any such Person (acting in such capacity) has (i) in order to assist any such person in improperly obtaining or retaining business for or with any person, in improperly directing business to any person, or in securing any improper advantage, either used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (ii) make any unlawful rebate, payoff influence payment, kick back, bribe or other unlawful payment in each case, in violation of (or has otherwise violated or is otherwise in violation of) any provision of the Foreign Corrupt Practices Act of 1977, as amended or any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Corruption Laws”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.
(b)    Neither the Borrower, nor to the knowledge of the Borrower, any Affiliate, agent or employee of the Borrower, any other Person acting on behalf of or associated with the Borrower, or any individual related to any of the foregoing Persons, acting alone or together, has: (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Borrower has done business directly or indirectly; or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Borrower (or assist the Borrower in connection with any actual or proposed transaction) which may subject the Borrower to any damage or penalty in any civil, criminal or governmental litigation or proceeding. The Borrower shall comply in all material respects in its project financings with the Applicable Equator Principles.
Section 6.23    Anti-Money Laundering Laws. The operations of the Borrower are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended by the PATRIOT Act, the money laundering statutes of all applicable jurisdictions, including, as applicable, the PATRIOT Act, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.
Section 6.24    Sanctions/Anti-Corruption Representations.
(a)    Neither Borrower nor any of its Affiliates is in violation of any Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions.
(b)    Neither Borrower nor Sponsor nor any of their Affiliates or any director, officer, employee, agent or affiliate of Borrower or Sponsor or any of their Affiliates is a Person (each such Person, a “Sanctioned Person”) that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a region, country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently the Region of Crimea, Cuba, Iran, North Korea, Sudan and Syria.
Section 6.25    Capitalization. The Borrower has an authorized capitalization as set forth on Schedule 6.25; the issued and outstanding shares or membership interests of Capital Stock of the Borrower have been duly and validly authorized and issued, are fully paid and non-assessable, are free from all Liens other than Permitted Liens and are owned of record as set forth in Schedule 6.25; and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any Equity Interest in the Borrower.
Section 6.26    Financial Covenants. Each of the Financial Covenants is satisfied.
Section 6.27    Margin Regulations. No part of the proceeds of any Loans will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender (through the Administrative Agent) or the Administrative Agent, the Borrower will furnish to the Administrative Agent (for such Lender, if applicable) a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form G-3 or Federal Reserve Form U-1, as applicable, referred to in Regulation U.
Section 6.28    Ranking. The Loan Documents and the Obligations evidenced thereby constitute secured obligations of the Borrower ranking at all times first in right and priority of payment with all other Indebtedness of the Borrower whether now existing or hereafter outstanding.
Section 6.29    Use of Proceeds. The Borrower has used and will use the proceeds of all Loans in accordance with Section 8.13, and has not used and will not use the proceeds of any Loan in any manner described in Section 9.11.

Section 6.30    Eligible Project Contracts.
(a)    The Eligible Project Contracts:
(i)    are sufficient to enable (x) each Eligible Asset to be located and constructed on the applicable Project Properties and (y) each Eligible Asset to be operated and maintained on the applicable Project Properties, in each case in accordance with all Applicable Laws, all applicable manufacturer recommendations, and the Base Case Model; and
(ii)    provide adequate ingress and egress to and from each Project in connection with the operation and maintenance of the Project under the Project Contracts.
(b)    There are no material services, materials or rights required for the operation or maintenance of any Project in accordance with the Project Contracts and the Base Case Model other than those available under the Project Contracts or that can reasonably be expected to be commercially available at the Project Properties on commercially reasonable terms consistent with the Base Case Model.
(c)    Schedule 6.30 contains a true, complete and correct list of all Eligible Project Contracts and all amendments thereto, to which Borrower is a party or by which any of the Eligible Assets is subject. Borrower has delivered to the Administrative Agent copies of all such Project Contracts. Schedule III contains a true, complete and correct list of all Revenue Contracts and all amendments thereto, to which Borrower is a party or by which any of the Eligible Assets is subject.
(d)    Each Eligible Project Contract is in full force and effect, and constitutes a legal, valid, binding and enforceable obligation as to the Borrower, and to the Borrower’s Knowledge, the respective counterparties thereto, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles.
(e)    Neither the Borrower nor, to the Borrower’s Knowledge, any other party thereto is in breach of, or in default under, any Eligible Project Contract to which it is a party in any material respect. No event has occurred which with the passage of time or giving of notice or both would constitute such a breach or default (by Borrower or to the Borrower’s Knowledge any other party), result in a loss of rights (by Borrower or to the Borrower’s Knowledge any other party) or permit termination, modification or acceleration under, or result in the creation of any Lien (other than Permitted Liens) under, any Eligible Project Contract. To the Borrower’s Knowledge, none of the transactions contemplated hereby give any other party to an Eligible Project Contract the right to terminate, amend or renegotiate such Eligible Project Contract or make an indemnity claim thereunder.

ARTICLE VII
REPORTING REQUIREMENTS
Section 7.01    Reporting Requirements. The Borrower covenants and agrees that so long as any Loan or any other Obligation under any Loan Document (other than contingent Obligations which are intended to survive the termination thereof) shall remain unpaid or unsatisfied or any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid or unsatisfied the Borrower shall furnish, or cause to be furnished, to the Administrative Agent (which shall furnish to each Lender) copies of the following financial statements, reports, notices and information:
(a)    as soon as available and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year commencing with the Fiscal Quarter ending March 31, 2021, an unaudited balance sheet and related statements of operations and cash flows showing the financial position of each of Sponsor and Borrower as of the close of such Fiscal Quarter and the results of their respective operations during such fiscal quarter and the then-elapsed portion of the Fiscal Year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior Fiscal Year, all certified by an Authorized Officer of Borrower as fairly presenting, in all material respects, the consolidated financial position and results of operations of the Sponsor and Borrower in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);
(b)    within forty-five (45) days of the Closing Date and thereafter as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year commencing with the Fiscal Year of Sponsor ending December 31, 2020, audited financial statements for each of Sponsor, Borrower and Redaptive, Inc. prepared in accordance with GAAP effective as of the end of such Fiscal Year, including a consolidated and consolidating balance sheet and consolidated and consolidating statements of income and cash flow of such Person for such Fiscal Year, prepared in accordance with GAAP, consistently applied and audited without qualification by a nationally recognized firm of independent public accountants reasonably acceptable to the Required Lenders and accompanied by a report of such accountants stating that their examination was made in accordance with generally accepted auditing standards and that in their opinion such financial statements fairly present the cash flows, results of operations and changes in financial position of the Sponsor, Borrower and Redaptive, Inc. on a GAAP basis;
(c)    concurrently with the delivery of the financial information pursuant to Sections 7.01(a) and (b), a certificate in the form and substance reasonably satisfactory to the Administrative Agent executed by the principal financial officer or other Authorized Officer of the Borrower with responsibility for financial matters, stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower has taken or proposes to take with respect thereto) and, in the case of such financial information regarding any period ending on the last day of a Fiscal Quarter, calculating the Available Cash for the Fiscal Quarter most recently ended and the amounts on deposit in the Accounts as of the date of delivery of such certificate;
(d)    as soon as reasonably practicable and in any event within five (5) Business Days after the Borrower obtains Knowledge of the occurrence of a Default or an Event of Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default or Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;
(e)    as soon as reasonably practicable and in any event within five (5) Business Days after the Borrower obtains Knowledge of any event or occurrence giving rise to a new Calculation Date, notice thereof and in each case a certificate of an Authorized Officer of the Borrower setting forth the details thereof and the information related to the updated Base Case Model that will be delivered in connection therewith;
(f)    as soon as reasonably practicable and in any event within five (5) Business Days after becoming aware of (i) any ERISA Event, (ii) the adoption of any new Pension Plan subject to Title IV of ERISA or Section 412 of the Code by the Borrower, or any member of the Borrower’s ERISA Group, (iii) the adoption of any Pension Plan amendment if such amendment results in a material increase in benefits or unfunded liabilities, or (iv) the commencement of contributions by the Borrower, or any member of the Borrower’s ERISA Group to a Multiemployer Plan or Pension Plan, notice thereof and copies of all documentation relating thereto;
(g)    promptly (i) if the Borrower obtains Knowledge that any Person which owns, directly or indirectly, any Capital Stock of the Borrower, or any other holder at any time of any direct or indirect equitable, legal or beneficial interest therein is in violation of any of the Anti-Terrorism Laws, the Borrower will notify the Administrative Agent and (ii) upon the request of the Administrative Agent or any Lender, the Borrower will provide any information the Administrative Agent or such Lender believes is reasonably necessary to be delivered to comply with the PATRIOT Act, the Beneficial Ownership Regulation or any other law applicable to the Administrative Agent or such Lender;
(h)    promptly notify the Administrative Agent and, upon request by the Administrative Agent or the Required Lenders, provide copies of all written claims, complaints, material notices or inquiries which relate to the condition of the Eligible Assets in respect of, or as to compliance with, Environmental Laws or Governmental Approvals;
(i)    promptly notify the Administrative Agent of any event or circumstance which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;
(j)    promptly following any request therefor, (i) such other information regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative

Agent) may from time to time reasonably request; or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws;
(k)    promptly notify the Administrative Agent of any change in the information provided in the most recently delivered Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;
(l)    copies of all policies or certificates of insurance carried by or for the benefit of the Borrower or the Eligible Assets in compliance with the requirements of Section 8.02 at least thirty (30) days prior to the expiration of any existing policies or certificates;
(m)    within ten (10) Business Days after each calendar month, deliver to the Administrative Agent Borrower’s calculation of each of the Pro Forma Debt Service Coverage Ratio and the Borrowing Base Value for the prior calendar month, together with a certificate from an Authorized Officer of the Borrower, certifying that such information is true and correct and that each of the Financial Covenants are satisfied at such time; provided that if Borrower fails to timely provide such information and calculations, then no funds shall be released from the Revenue Account to the Distribution Account pursuant to the Depositary Agreement until such time as such information and calculations are provided;
(n)    within ten (10) Business Days after each calendar month, deliver to the Administrative Agent either (i) a certificate from an Authorized Officer of the Borrower, certifying that each of Schedule III and Schedule 6.30 is accurate, or (ii) an updated Schedule III and Schedule 6.30 to this Agreement, together with a certificate from an Authorized Officer of the Borrower, certifying that such Schedule is true and correct; provided that no such update shall be deemed to cure any breach of any representation or warranty of Borrower under this Agreement;
(o)    within five (5) Business Days of Borrower obtaining Knowledge thereof, deliver written notice to Administrative Agent of any event of default by the Sponsor or Redaptive, Inc. under any mortgage, indenture, or instrument securing or evidencing Indebtedness for borrowed money in a principal amount in excess of $5,000,000 in the aggregate;
(p)    as soon as practicable but no later than ten (10) days after the end of each calendar month, Borrower shall deliver to Administrative Agent and make available on the Platform a summary operating report which shall include a quarterly- and year-to-date, as applicable, numerical and narrative assessment of: (i) each Eligible Asset’s revenues, accounts receivables and production, (ii) each Eligible Asset’s availability and unscheduled maintenance performed; (iii) variance analysis of each Eligible Asset’s compliance with the Base Case Model; (iv) any replacement of equipment not contemplated by the then-current Base Case Model in excess of $25,000 in the aggregate for such monthly period; (v) any material disputes with customers, contractors, materialmen, suppliers or others; and (vi) any material claims against Borrower or any of its Affiliates (with respect to any Eligible Asset), as applicable; and
(q)    as soon as reasonably practicable and in any event within five (5) Business Days after the Borrower obtains Knowledge that an Eligible Customer has requested to assign its applicable Revenue Contract to an Affiliate with a Non-Investment Grade Rating.
ARTICLE VIII
AFFIRMATIVE COVENANTS
The Borrower agrees that, so long as any Loan or any other Obligation of the Borrower under any Loan Document (other than contingent Obligations which are intended to survive the termination thereof) shall remain unpaid or unsatisfied or any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid or unsatisfied:
Section 8.01    Payment of Obligations. The Borrower shall pay and discharge all of its Contractual Obligations and payment liabilities as and when due, except for such Contractual Obligations or liabilities of the Borrower as may be contested in good faith by appropriate proceedings, and in such case the Borrower shall maintain appropriate reserves for the accrual of any such contested amounts in accordance with generally accepted accounting principles.
Section 8.02    Maintenance of Property; Insurance.
(a)    The Borrower shall keep all Eligible Assets in good repair, working order and condition, except for ordinary wear and tear, and shall be responsible for all operation, maintenance and administration of the Eligible Assets in accordance with Applicable Law, the Project Contracts and applicable warranties and manufacturer recommendations.
(b)    The Borrower will maintain policies of insurance with financially sound and reputable insurance companies, with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and in compliance with all Eligible Project Contracts, and that are reasonably satisfactory to the Required Lenders.
Section 8.03    Maintenance of Existence. Except as otherwise expressly permitted under this Agreement, the Borrower shall (a) at all times preserve and keep in full force and effect its corporate or limited liability company (or equivalent in any applicable non-U.S. jurisdiction) existence, as applicable, and (b) preserve and keep in full force and effect all rights and franchises of the Borrower.
Section 8.04    Compliance with Laws. The Borrower shall comply in all material respects with all Applicable Laws (including all Environmental Laws and ERISA and the rules and regulations thereunder) and pay (before any Lien except a Permitted Lien arises with respect thereto) all Taxes imposed upon the Borrower or upon their property (except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or IFRS, as applicable, have been established on the books of the Borrower). Without limiting the generality of the foregoing, the Borrower shall ensure that no portion of the Loans will be used, disbursed or distributed for any purpose, or to any Person, directly or indirectly, in violation of Anti-Terrorism Laws or Anti-Corruption Laws and shall comply with all Anti-Terrorism Laws and Anti-Corruption Laws with respect thereto.
Section 8.05    Fiscal Year. The Borrower shall maintain as its fiscal year the twelve-month period ending on December 31 of each year.
Section 8.06    Inspection of Property, Books and Records. The Borrower shall keep proper books of record and account in accordance with GAAP or IFRS, as applicable, which accurately reflect all of its business affairs and transactions, and will permit representatives of the Administrative Agent and any Lender, together with the Independent Engineer, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during normal business hours and as often as may reasonably be desired, upon reasonable advance notice to the Borrower. Promptly upon the request of the Administrative Agent, acting at the direction of the Required Lenders, Borrower shall at its sole cost and expense cause the retention (or Administrative Agent may retain or cause the retention in its discretion) of the Independent Engineer for the purpose of evaluating the Projects and Project Contracts related to the Borrowings in connection with the drafting of a report by the Independent containing substantially the same information as the report of the Independent Engineer delivered on the Closing Date.
Section 8.07    Government Approvals; Title. The Borrower shall at all times (a) obtain and maintain in full force and effect all Governmental Approvals and other consents and approvals required at any time in connection with its business as currently conducted and as proposed to be conducted and (b) preserve and maintain good and valid title to its properties and assets (subject to no Liens other than Permitted Liens) in all material respects.
Section 8.08    Senior Ranking. The Borrower shall ensure that the Obligations constitute senior obligations of the Borrower ranking first in right and priority of payment with all other Indebtedness of the Borrower. For the avoidance of doubt, this Section 8.08 does not constitute and shall not be interpreted as constituting a consent to the incurrence or issuance of any Indebtedness by the Borrower or a waiver of any Default or Event of Default arising from such issuance or incurrence.
Section 8.09    Accounts.
(a)    Revenue Account. Borrower shall instruct each Person remitting cash to or for the account of Borrower, in connection with the Project Contracts or otherwise, to deposit such cash directly into the Revenue Account for application in accordance with the terms of the Depositary Agreement and Borrower shall promptly deposit all proceeds received from any equity contribution as well as all Revenues (as defined in the

Depositary Agreement) and all Available Cash of the Borrower into the Revenue Account; provided that to the extent any Revenue Contract provides that payments shall be made by the counterparty customer to the Redaptive Sustainability Services, LLC account listed in the Alter Domus Agreement, Borrower shall not be required to send further instruction to such counterparty customer as long as the related Project is listed in the Alter Domus Agreement. Borrower shall promptly remit any amounts received by it or received by third parties on its behalf to Collateral Agent for deposit in the Revenue Account in accordance with the terms of the Depositary Agreement.
(b)    Interest Reserve Account. Borrower shall at all times maintain funds in the Interest Reserve Account at least equal to the Interest Service Reserve Requirement.
Section 8.10    Organizational Documents; Separateness.
(a)    The Borrower shall observe all of the separateness and other provisions and procedures of its Organizational Documents.
(b)    The Borrower shall at all times include in its Organizational Documents separateness provisions reasonably satisfactory to the Required Lenders.
Section 8.11    Taxes. The Borrower shall timely file all federal income and material other Tax returns required to be filed in any jurisdiction and to pay and discharge all federal and material other Taxes imposed on or payable by them to the extent the same have become due and payable and before they have become delinquent; provided that the Borrower shall not be required to pay any such Tax to the extent the amount, applicability or validity thereof is contested by the Borrower in good faith and in or by appropriate proceedings, and the Borrower has established adequate reserves therefor in accordance with GAAP or IFRS, as applicable, on the books of the Borrower.
Section 8.12    Base Case Model. Borrower shall deliver to the Administrative Agent a proposed updated Base Case Model (a) in accordance with Section 2.03 in connection with each Drawdown Date, (b) at least ten (10) Business Days prior to each Quarterly Calculation Date, and (c) no more than ten (10) Business Days after any event described in clause (d) of the definition of Calculation Date, in each case, together with a certificate from an Authorized Officer of Borrower, certifying that the information contained therein is true and accurate in all respects. Any Base Case Model update proposed in accordance with this Section 8.12 shall become the new Base Case Model upon written notice to Borrower from the Administrative Agent that the Required Lenders have approved such update.
Section 8.13    Use of Proceeds. The Borrower shall use the proceeds of the Loans solely (a) for general corporate purposes of the Borrower, and (b) to pay fees and expenses incurred in connection with this Agreement.
Section 8.14    Post-Closing Supply Contracts. The Borrower shall, within thirty (30) days of the Closing Date, deliver to the Administrative Agent Supply Contracts for the Projects located at 9500 West Bloomington Freeway, Minneapolis, Minnesota, 7208 Euclid Avenue, Cleveland, Ohio, 7700-7730 Southern Drive, Springfield, Virginia, 9455 US Route 1, Laurel,

Maryland 20723, and 10641 Iron Bridge Road, Jessup, Maryland, each of which shall be in form and substance satisfactory to the Administrative Agent.
Section 8.15    Further Assurances. From time to time and promptly upon written request by the Administrative Agent or the Collateral Agent, the Borrower shall execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, security agreements, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably require from time to time in order to (a) carry out more effectively the purposes of the Loan Documents, (b) to the fullest extent permitted by Applicable Law and Contractual Obligations, subject the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents and (c) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which the Borrower is or is intended to be a party. Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, and the Borrower shall deliver, or cause to be delivered, to the Administrative Agent and the Collateral Agent all such instruments and documents (including legal opinions in form and substance substantially similar to the legal opinions delivered under Section 5.01(h) and lien searches) as the Administrative Agent and the Collateral Agent shall reasonably request to evidence compliance with this Section 8.14.
ARTICLE IX
NEGATIVE COVENANTS
The Borrower agrees that, so long as any Loan or any other Obligation under any Loan Document (other than contingent Obligations which are intended to survive the termination thereof) shall remain unpaid or unsatisfied or any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid or unsatisfied:
Section 9.01    Limitation on Indebtedness. The Borrower shall not incur, assume, create or suffer to exist any Indebtedness, except for the Obligations incurred under the Loan Documents (“Permitted Indebtedness”).
Section 9.02    Liens. The Borrower shall not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except Permitted Liens.
Section 9.03    Restricted Payments. The Borrower shall not make or request any Restricted Payments unless and until the Distribution Conditions are satisfied.
Section 9.04    Consolidations and Mergers; Asset Sales.
(a)    The Borrower shall not (i) enter into any transaction of merger or consolidation, sell all or substantially all of its assets to any other Person; (ii) change its form of organization or its respective business; or (iii) liquidate or dissolve itself (or suffer any liquidation or dissolution), or discontinue its respective businesses.
(b)    The Borrower shall not purchase or otherwise acquire all or substantially all of the assets (including Capital Stock) of any other Person.
(c)    The Borrower shall not directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock, except as expressly provided in the Security Documents; and
(i)    sell, lease (as lessor), transfer (as transferor), assign or otherwise dispose of any property or assets except:
(A)    sales by Borrower in the ordinary course of business pursuant to its Project Contracts; and
(B)    sales, transfers or other dispositions of property which is worn out, obsolete or no longer useful or necessary in connection with the operation of the business of the Borrower.
Section 9.05    Transaction with Affiliates. The Borrower shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of the Borrower’s Affiliates (each, an “Affiliate Transaction”) unless the Affiliate Transaction is on terms that are no less favorable to the Borrower than those that would have been obtained in a comparable transaction by the Borrower with an unrelated Person; provided that the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this Section 9.05: (a) Restricted Payments expressly permitted under Section 9.03; and (b) transactions with the Borrower’s Affiliates pursuant to written agreements for development, construction, management or administration or other services, in each case, set forth on Schedule 9.05 or such similar written agreements or arrangements in the ordinary course of business (provided that no such similar agreement or arrangement is materially less favorable, taken as a whole, to the interests of the Lenders as compared with the agreements set forth on Schedule 9.05).
Section 9.06    Investments in Other Persons.
(a)    Except for amounts which could be distributed pursuant to Section 9.03, the Borrower will not (i) make any loans or advances other than trade credit in the ordinary course of business or (ii) contribute equity or any assets or property to any other Person.
(b)    The Borrower will not enter into any partnership or joint venture or acquire or create any Subsidiary.
Section 9.07    Guarantees. The Borrower will not contingently or otherwise, be or become liable in connection with any guarantee or other contingent obligation.

Section 9.08    Change in Nature of Business. The Borrower shall not engage in any business other than a Permitted Business, entering into the Loan Documents and activities reasonably necessary to effectuate the foregoing.
Section 9.09    Modification of Contractual Obligations. The Borrower shall not materially amend, supplement, waive or otherwise modify (a) its Organizational Documents; provided that no amendment, supplement, waiver or modification shall be made with respect to any “separateness” provision therein, or (b) any Eligible Project Contracts without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld). In no event shall Borrower instruct any counterparty to a Project Contract to pay into any other account except the Revenue Account or the account listed in the Alter Domus Agreement without the prior written consent of the Administrative Agent and the Required Lenders.
Section 9.10    Bank Accounts. The Borrower shall not have any accounts (whether deposit accounts, savings accounts, other bank accounts, brokerage accounts or any other accounts howsoever qualified) other than the Accounts. The Borrower shall maintain the Accounts until the Loans and all other obligations hereunder have been discharged in full in Cash and shall cause all revenues, receipts and cash flows to be directed to the Revenue Account as required under the terms of this Agreement and the Security Documents and shall make only such payments out of such accounts as are permitted under this Agreement and the Security Documents. The Borrower shall not change or permit the change of any details of the Accounts without the prior consent of the Collateral Agent upon no less than ten (10) Business Days’ notice, such consent not to be unreasonably withheld or delayed, and subject, in any event, to compliance with the Security Documents and to the Accounts remaining at all times subject to the Depositary Agreement.
Section 9.11    Use of Proceeds. The Borrower shall not use the proceeds of Loans for any purpose other than to (a) pay Transaction Costs, and (b) fund Borrower’s working capital and general corporate needs. Borrower shall not, nor shall it permit any other Person to, use any part of the proceeds of any Loan, whether directly or indirectly, for any purpose that would be prohibited by Section 9.12 or that violates any of the Regulations of the Board. Borrower shall not directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise), or (iii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws that may be applicable.
Section 9.12    Margin Regulations. The Borrower shall not, nor shall it permit any Person to, directly or indirectly apply any part of the proceeds of any Advance or other revenues to the purchasing or carrying of any margin stock within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve of the United States, or any regulations, interpretations or rulings thereunder.
Section 9.13    Restrictions on Employees and Employee Plans. Borrower shall not: (a) hire, retain or otherwise incur any liability with respect to any employees (whether under common law or otherwise) or leased employees, or (b) adopt, sponsor, maintain, or otherwise contribute to, any Plan, including a Title IV Plan or Multiemployer Plan, or other compensatory plan, program, arrangement or agreement for employees, directors or consultants.
Section 9.14    Investment Company Act. Borrower shall not take or permit any action that would result in Borrower being required to register as an “investment company” under the Investment Company Act of 1940.
Section 9.15    Financial Covenants. The Borrower shall not permit any of the following to occur at any time:
(a)    DSCR. The Pro Forma Debt Service Coverage Ratio to fall below 1.15x;
(b)    Borrowing Base Value. The Borrowing Base Value of the Borrowing Base to be less than the Required Borrowing Base Value; and
(c)    Portfolio Standard. The Borrowing Base to not meet the Portfolio Concentration Criteria.
(d)    Eligible Customers. The Borrower Expected Cash Flow from any counterparty’s Eligible Revenue Contracts in the aggregate to comprise greater than twenty-five percent (25%) of the total Borrower Expected Cash Flow of the Borrowing Base at any time.
Section 9.16    Assignments to Affiliates with Non-Investment Grade Ratings. Borrower shall not consent to the assignment by an Eligible Customer of its applicable Revenue Contract to an Affiliate with a Non-Investment Grade Rating.
ARTICLE X
EVENTS OF DEFAULT
Section 10.01    Events of Default. Each of the following events or occurrences described in this Article X shall constitute an “Event of Default”:
(a)    Non-Payment of Obligations. The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof. The Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document within five (5) days after any such interest, fee or other amount becomes due in accordance with the terms hereof or thereof.
(b)    Breach of Representation or Warranty. Any representation or warranty made by the Borrower under any Loan Document shall prove to have been untrue or misleading in any material respect as of the time made, and such failure shall continue uncured for thirty (30) or more days after an Authorized Officer of the Borrower obtains Knowledge thereof.
(c)    Non-Performance of Certain Covenants and Obligations. (i) The failure by the Borrower to perform or observe any covenant or obligation under Sections 7.01(a)-(e), 8.02, 8.03, 8.08, 8.09, 8.13 and Article IX.
(d)    Non-Performance of Other Covenants and Obligations. The failure by the Borrower to perform or observe any of its other covenants or obligations in the Loan Documents to which it is a party (other than such failures described in Sections 10.01(a), (b) and (c)) and such failure shall continue uncured for thirty (30) or more days after an Authorized Officer of the Borrower obtains Knowledge thereof.
(e)    [Reserved].
(f)    Judgments. The entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $250,000 (exclusive of judgment amounts covered by insurance) shall be rendered against the Borrower, which remain unpaid or unstayed for a period of ninety (90) or more consecutive days.
(g)    Impairment of Security; Loan Documents etc. Any of the Security Documents or any other Loan Document (other than in accordance with the provisions thereof) ceases to be in full force and effect any security interest in the Collateral purported to be created by any Security Document shall cease to be a valid and perfected first priority Lien on and security interest in the Collateral covered thereby to the extent provided therein or the Borrower shall assert in writing such invalidity or lack of perfection or priority or repudiate, disavow or take legal action to challenge the effectiveness or enforceability of any Loan Document or any such Loan Document shall be declared void by a Governmental Authority.
(h)    Bankruptcy, Insolvency, etc. The Borrower shall:
(i)    generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;
(ii)    apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;
(iii)    in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days; provided that the Borrower hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such sixty (60) day period to preserve, protect and defend their rights under the Loan Documents; or

(iv)    permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; provided that the Borrower hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such sixty (60) day period to preserve, protect and defend their rights under the Loan Documents.
(i)    ERISA. (i) One or more ERISA Events shall have occurred and resulted in or could reasonably be expected to result in material liability to the Borrower, or (ii) any fact or circumstance shall exist that could reasonably be expected to result in the imposition of a Lien or security interest under Section 430(k) of the Code against the Borrower.
(j)    Change of Control. A Change of Control shall occur.
(k)    Financial Compliance. Any Financial Covenant shall not be satisfied as of any Calculation Date.
(l)    Breach of Project Contract.
(i)    Borrower. Borrower shall be in breach of any material obligation, or a material default by Borrower shall have occurred and be continuing in respect of an Eligible Asset under any Project Contract that is a Revenue Contract, O&M Contract or Supply Contract related to such Eligible Asset, and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period equal to the lesser of the cure period provided under such Project Contract and sixty (60) days.
(ii)    Third Party under Project Contract. A party (other than Borrower) shall be in breach of any material obligation under, or a material default shall have occurred and be continuing in respect of an Eligible Asset under any Project Contract that is a Revenue Contract, O&M Contract or Supply Contract related to such Eligible Asset, and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period equal to the lesser of the cure period provided under such agreement and sixty (60) days after the applicable party receives notice of such breach.
Section 10.02    Action if Bankruptcy. If any Event of Default described in Section 10.01(h) with respect to the Borrower shall occur, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents shall immediately become due and payable, without notice or demand to any Person, and the Administrative Agent and the other Secured Parties shall have all rights set forth in Section 10.03(c)-(e), in addition to the exercise of all other rights and remedies available to the Administrative Agent and the other Secured Parties under the Loan Documents or under Applicable Law or in equity.
Section 10.03    Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 10.01(h)) shall occur and be continuing for any reason, whether voluntary or involuntary, any or all of the following actions may be taken, in addition to the exercise of all other rights and remedies available to the Administrative Agent and the other Secured Parties under the Loan Documents or under Applicable Law or in equity: (a) the Administrative Agent, upon the request of the Required Lenders, shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (b) the Administrative Agent, upon the request of the Required Lenders, shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; (c) the Administrative Agent, upon the request of the Required Lenders, shall apply or execute upon any amounts on deposit in any Account in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral; (d) the Administrative Agent, upon the request of the Required Lenders, shall initiate foreclosure proceedings with respect to Pledgor’s Equity Interests in the Borrower, and (e) the Administrative Agent, upon the request of the Required Lenders, shall, by notice to the Borrower exercise any and all rights and remedies available to it under any of the Loan Documents, under the UCC or under Applicable Law, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Security Documents. Except as expressly provided above in this Section 10.03, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
ARTICLE XI
ACCOUNTS
Section 11.01    Establishment of Accounts.
(a)    The Revenue Account, the Interest Reserve Account and the Distribution Account (as each term is defined in the Depositary Agreement) shall be established in accordance with the Depositary Agreement.
(b)    The Borrower shall promptly upon receipt deposit or cause to be deposited any and all Available Cash into the Revenue Account and the may deposit therein any other amounts contemplated or permitted hereby.
(c)    So long as no Event of Default has occurred and is continuing (in which case Section 11.02 of this Agreement and the other relevant provisions of the Security Documents shall apply), but subject to the terms and conditions of this Agreement including Section 9.03 with respect to any Restricted Payments, funds in the Accounts shall be applied by internal account transfer by the Depositary Bank in accordance with the Depositary Agreement.

Section 11.02    Notices of Suspension of Account.
(a)    The Collateral Agent shall, upon written direction of the Required Lenders, suspend the right of the Depositary Bank and the Borrower to withdraw or otherwise deal with any funds deposited in or credited to the Accounts at any time during the occurrence and continuance of an Event of Default by delivering a notice to the Depositary Bank (with a copy to the Borrower and the Administrative Agent) in accordance with the Depositary Agreement (a “Notice of Suspension”). Notwithstanding any other provision of the Loan Documents, after the issuance by the Collateral Agent of a Notice of Suspension in accordance with this Section 11.02 and until such time as the Collateral Agent advises the Depositary Bank and the Borrower that it has withdrawn such Notice of Suspension, (which it shall promptly do if such Event of Default is no longer continuing or has been waived) no amount may be withdrawn by the Borrower or the Depositary Bank from the Accounts, including for investment in Permitted Investments, without the express prior written consent of the Collateral Agent.
(b)    Notwithstanding any other provision of the Loan Documents, without the express prior written consent of the Required Lenders, no amount may be withdrawn from the Accounts (other than the Debt Service Reserve Account in accordance with the Depositary Agreement) if a Default or Event of Default would occur as a result of such withdrawal.
(c)    On the date of each withdrawal by the Borrower or the Depositary Bank from the Distribution Account, the Borrower shall be deemed to represent and warrant that no Notice of Suspension is in effect and that no Default or Event of Default would occur as a result of such withdrawal, unless the Required Lenders have previously consented in writing to such withdrawal, notwithstanding that a Notice of Suspension is in effect or that a Default or Event of Default would occur as a result of such withdrawal.
ARTICLE XII
AGENCY
Section 12.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Rabobank to act on its behalf as the Administrative Agent and the Collateral Agent (for purposes of this Article XII, the Administrative Agent and the Collateral Agent are referred to, collectively, as the “Agents”) hereunder and under the other Loan Documents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to each such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XII are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any of its Affiliates shall have rights as a third-party beneficiary of any of such provisions (it being understood that no Agent assumes nor shall be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Affiliates). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to either of the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.
Section 12.02    Rights as a Lender. In the event the Person serving as the Administrative Agent and/or Collateral Agent hereunder is or becomes a Lender hereunder, such Person shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent and/or Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
Section 12.03    Exculpatory Provisions.
(a)    Neither Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing:
(i)    neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    neither Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.

(b)    No Agent Party shall be liable for any action taken or not taken by any of them (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 4.08, 10.02, 10.03 and 13.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Neither Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default and stating that such notice is a “notice of default” is given to such Agent in writing by the Borrower or a Lender.
(c)    No Agent Party shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, the conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the such Agent.
(d)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Ineligible Assignees. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Ineligible Assignee or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Ineligible Assignee.
Section 12.04    Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 12.05    Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article XII shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Loans as well as activities as Agent. Neither Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 12.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such Administrative Agent’s resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XII and Section 13.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 12.07    Resignation or Removal of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving thirty (30) days’ written notice thereof to each party hereof. The Collateral Agent may be removed at any time with or without cause by the Administrative Agent. Notwithstanding anything to the contrary, no resignation or removal of the Collateral Agent shall be effective until: (i) a successor Collateral Agent is appointed in accordance with this Section 12.07, (ii) the resigning or removed Collateral Agent has transferred to its successor all of its rights and obligations in its capacity as the Collateral Agent under this Agreement, and (iii) the successor Collateral Agent has executed and delivered an agreement to be bound by the terms hereof and perform all duties required of the Collateral Agent hereunder and under the other Loan Documents and a copy of such agreement has been delivered to the Administrative Agent, Collateral Agent and (if no Event of Default has occurred and is continuing) Borrower. Within thirty (30) days of receipt of a written notice of any resignation or removal of the Collateral Agent, the Administrative Agent and, if no Default or Event of Default is then continuing, Borrower shall appoint a successor Collateral Agent. If no successor Collateral Agent (x) shall have been appointed by the Administrative Agent and, if applicable, Borrower and (y) shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent’s giving of notice of resignation or the removal of the retiring Collateral Agent, then the retiring Collateral Agent may apply to a court of competent jurisdiction to appoint a successor Collateral Agent, which shall be a federally insured U.S. domiciled bank or trust company that has a combined capital surplus of at least $500,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by the successor Collateral Agent, (a) such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and (b) the retiring Collateral Agent shall promptly transfer all monies and other property within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Collateral Agent with respect to the monies to the successor Collateral Agent. After the retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent or its corporate trust operations shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 12.08    Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender acknowledges that no Agent Party has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent Party to any Lender as to any matter, including whether Agent Parties have disclosed material information in their possession.
Section 12.09    No Other Duties, etc. Anything herein to the contrary notwithstanding, no Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent or a Lender.
Section 12.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.03 and 13.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.03 and 13.03.

Section 12.11    Withholding Taxes. To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding Tax applicable to such payment. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any other reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding Tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with any all expenses incurred.
Section 12.12    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.12.
(c)    Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and

Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or Sponsor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or Sponsor for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine
(g)    Each party’s obligations, agreements and waivers under this Section 12.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the

Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
Section 13.01    Waivers, Amendments, etc. The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:
(a)    modify this Section 13.01 without the consent of all Lenders;
(b)    increase the aggregate amount of the Loans required to be made by a Lender pursuant to its Commitments or reduce any fees described in Article III payable to any Lender in respect of such Lender’s Loans without the consent of such Lender;
(c)    extend any scheduled date of payment of principal for any Lender’s Loan, or reduce the principal amount of, rate of interest, premium or fees on any Loan or extend the scheduled date on which interest, premium or fees are payable in respect of such Loan, without the consent of the Lender which has made such Loan;
(d)    change the currency of payment of any principal, interest, premium or fees, in respect of the Loans, without the consent of all Lenders;
(e)    reduce the percentage set forth in the definition of “Required Lenders” or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;
(f)    except as otherwise expressly provided in a Loan Document, release all or substantially all of the Collateral in any transaction or series of transactions under the Loan Documents without the consent of all Lenders;
(g)    affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as such) unless consented to by the Administrative Agent;
(h)    affect adversely the interests, rights or obligations of the Collateral Agent (in its capacity as such) unless consented to by the Collateral Agent;
(i)    amend, modify or waive the sharing provisions of Section 4.07 without the consent of all Lenders;
(j)    affect adversely the ability of any Lender to assign any of its rights and obligations under this Agreement without the consent of such Lender; or
(k)    modify the definition of “Interest Period” to permit Interest Periods in excess of three months without the consent of each Lender directly affected thereby.

No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Collateral Agent or any Lender under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. Notwithstanding anything else to the contrary, the Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.
Section 13.02    Notices; Effectiveness; Electronic Communication; Time.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 13.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows:
(i)    if to the Borrower:
Redaptive Capital I, LLC
340 Brannan Street, STE 400
San Francisco, CA 94107
Attn: Legal Department
Email: Legal@redaptiveinc.com;
(ii)    if to the Administrative Agent:
Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent
245 Park Avenue, Floor 36
New York, NY 10167
Contact: Hemani Jadhav
Tel: (212) 916-3762
Fax: (212) 309-5159
Email: Hemani.Jadhav@rabobank.com/ pfportfolio@rabobank.com; and
(iii)    if to any Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day). Notices delivered through electronic communications to the extent provided in Section 13.02(b), shall be effective as provided in such Section 13.02(b).
(b)    Electronic Communications. Communications to the Lenders under the Loan Documents may be delivered or furnished by electronic communications pursuant to procedures approved by Administrative Agent. Administrative Agent and the Borrower may, in their discretion, agree to accept communications to it under the Loan Documents by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular communications. Unless Administrative Agent otherwise prescribes, (i) communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) communications posted on an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in clause (i) of this Section 13.02(b) notification that such Communication is available and identifying the website address thereof; provided that for both clauses (i) and (ii) of this Section 13.02(b), if such communication is not sent during the normal business hours of the recipient, such communication shall be deemed to have been sent at the opening of business on the next Business Day.
(c)    Change of Address, etc. Any party hereto may change its address or telecopy number for, or individual designated to receive, communications under the Loan Documents by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and Administrative Agent). All communications given to any party hereto in accordance with the provisions of this Agreement (“Communications”) shall be deemed to have been given on the date of receipt.
(d)    Platform.
(i)    The Borrower and the Lenders agree that Administrative Agent may make the Communications available to the Lenders and the Borrower by posting the Communications on IntraLinks, SyndTrak, or a substantially similar electronic transmission system or digital workspace provider (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY

THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT PARTIES HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT, OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY AGENT PARTY HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).
(ii)    Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes hereof. Each Lender agrees (A) to provide to Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.
(iii)    Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices of a Borrowing) purportedly given by or on behalf of the Borrower even if (A) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (B) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify Administrative Agent and each Lender from all losses, costs, expenses, and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. Administrative Agent may record all telephonic notices to, and other telephonic communications with, Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 13.03    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower agrees to pay (i) all expenses incurred by each Agent and the Arranger in connection with the syndication of the credit facilities provided for herein and the preparation, negotiation, execution, delivery of this Agreement and the other Loan Documents, (ii) all expenses incurred by the Lenders and the Administrative Agent and its Affiliates in connection with the administration of this Agreement and the other Loan Documents or any amendments, modifications, or waivers of the provisions hereof or thereof, including the reasonable documented fees, charges and disbursements of counsel for Administrative Agent, and of such consultants, advisors, appraisers and auditors retained or engaged by Administrative Agent (provided, if no Event of Default then exists, such retention or engagement is permitted by this Agreement or otherwise approved by a Borrower), whether or not the transactions contemplated hereby or thereby shall be consummated; (iii) all expenses incurred by Administrative Agent or any Lender, including the fees, charges and disbursements of any advisors to Administrative Agent and counsel for Administrative Agent or any Lender, in connection with the enforcement or protection of such Person’s rights in connection with this Agreement and the other Loan Documents or the Collateral, including its rights under this Section 13.03, and including in connection with any bankruptcy or insolvency proceeding, workout, restructuring, or negotiations in respect thereof, and (iv) all reasonable documented costs, expenses, taxes, assessments, and other charges incurred by any Agent in connection with any filing, registration, recording, or perfection of any security interest contemplated by any Security Document or any other document referred to therein or any audit, verification, inspection or appraisal of the Collateral.
(b)    Indemnification by the Borrower. The Borrower hereby agrees to indemnify Administrative Agent, each Lender, the Arranger in its separate capacity as arranger with respect to the syndication of the Loans, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses, including the reasonable documented fees, charges, and disbursements of any counsel for any Indemnitee incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any payments that Administrative Agent is required to make under any indemnity issued to any bank holding the Borrower’s deposit, commodity or security accounts, (iv) any actual or alleged presence or release of Hazardous Materials on or from any Project or property owned or operated by Borrower, or any Environmental Liabilities and Costs related in any way to the Borrower, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 13.03(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof) any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent).
(d)    Waiver of Consequential Damages, etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in Section 13.03(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section 13.03 shall be payable not later than thirty (30) days after demand therefor.
(f)    Survival. Each party’s obligations under this Section 13.03 shall survive the termination of the Loan Documents and payment of the obligations hereunder.
Section 13.04    Survival. All covenants, agreements, certifications, representations and warranties made by the Borrower herein or in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any default or incorrect certification, representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The obligations of the Borrower under Sections 4.03, 4.04, 4.05 and 13.03, and the obligations of the Lenders under Section 12.01, Sections 13.12 and 13.13 shall in each case survive any assignment from one Lender to another (in the case of Section 13.03) and the occurrence of the Termination Date or the resignation or removal of the Administrative Agent. The representations and warranties made by the Borrower in each Loan Document to which it is a party shall survive the execution and delivery of such Loan Document; provided that the foregoing shall not be construed to mean any representation or warranty set forth herein shall be deemed made as of any date later than the date of this Agreement (or such other date as to which any such representation explicitly relates).

Section 13.05    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 13.06    Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.
Section 13.07    Binding Effect; Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    This Agreement shall become effective when it shall have been executed by each party hereto and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Collateral Agent, and each Lender and their respective permitted successors and assigns.
(b)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(c)    The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13.08    Successors and Assigns.
(a)    Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 13.08(b), (ii) by way of participation in accordance with the provisions of Section 13.08(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 13.08(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.08(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 13.08(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in Section 13.08(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 13.08(b)(i)(B) and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments other than assignments to a Lender, an Affiliate of a Lender, an Approved Fund.
(iv)    Assignment and Assumption. The parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, together in each case with a processing and recordation fee of $3,500. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) an Ineligible Assignee, (B) the Borrower or any of the Borrower’s Affiliates or (C) to any Defaulting Lender or any of its Subsidiaries.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this Section 13.08(b)(vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 13.07(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.03, 4.05 and 13.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.07(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, administrative details information with respect to such Eligible Assignee (unless the Eligible Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 13.07(b)(iv), if applicable, and the written consent of the Administrative Agent to such assignment and any applicable tax forms, the Administrative Agent shall promptly record each assignment made in accordance with this Section in the Register. No assignment shall be effective unless it has been recorded in the Register provided in this Section 13.07(c). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the reimbursement obligations under Section 13.03(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver requiring the consent of all Lenders, as set forth in Section 13.01, that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.03, 4.05 and 4.09 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.07(b); provided that such Participant agrees to be subject to the provisions of Section 4.09 as if it were an assignee under Section 13.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.07 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments or other rights or obligations under the Loan Documents (each such register, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other rights or obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.03 and 4.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the

Borrower’s prior written consent or the greater payment results from a Change in Law after the date the participation was sold. A Participant shall not be entitled to the benefits of Section 4.05 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.09 as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 13.09    Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Arranger or any Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Borrower or any of the Borrower’s Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.
Section 13.10    Independence of Covenants and Default Provisions. All covenants and default provisions contained in this Agreement or any other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants or default provisions, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant or default provision shall not, unless expressly so provided in such first covenant or default provision, avoid the occurrence of a Default if such action is taken or such condition exists.
Section 13.11    Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, and further that each of the Administrative Agent and the Lenders shall be responsible for any breach of this Section 13.11 by its Related Parties); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 13.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the Loans or (ii) the

CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 13.11, (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower which is not known by the applicable Administrative Agent or Lender to be bound by a confidential relationship with or obligation of confidentiality to the Borrower or by a confidentiality or other similar agreement or (z) is independently developed by the Administrative Agent or any Lender or any of their respective Affiliates.
For purposes of this Section 13.11, “Information” means all information received from the Borrower relating to the Borrower or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person accords to its own confidential information concerning its portfolio of privately placed notes and loans.
Section 13.12    Governing Law; Jurisdiction; etc.
(a)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 13.12(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
Section 13.13    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.13.
Section 13.14    PATRIOT Act.
(a)    Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information regarding the Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the Lenders and the Administrative Agent.
(b)    Each Lender or assignee or Participant of a Lender that is not incorporated under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the PATRIOT Act and the applicable regulations because it is both (i) an Affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country and (ii) subject to supervision by a banking regulatory authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the PATRIOT Act and the applicable regulations thereunder: (x) within ten (10) days after the Closing Date or, if later, the date such Lender, assignee or Participant of a Lender becomes a Lender, assignee or Participant of a Lender hereunder and (y) at such other times as are required under the PATRIOT Act.
Section 13.15    Contractual Recognition of Bail-In. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any such party to any other party hereto under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by the effect of:
(a)    any Bail-In Action in relation to any such liability, including (without limitation):
(i)    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(i)    a cancellation of any such liability; and
(b)    a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
Section 13.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its applicable Affiliates’ understanding, that (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Arranger is and has been acting solely as a principal and is not the agent or fiduciary for the Borrower or any of the Borrower’s Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising the Borrower or any of the Borrower’s Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of the Borrower’s Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.
Section 13.17    Judgment Currency.
(a)    The obligations of the Borrower hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by a Lender of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or another Loan Document. If, for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or, if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, or remit, or cause to be remitted, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)    For purposes of determining any rate of exchange or currency equivalent for this Section 13.17, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 13.18    Scope of Liability. Notwithstanding any other provision of the Loan Documents (but subject to the last sentence of this Section 13.18), there shall be no recourse against Sponsor or any of its respective Affiliates (except the Borrower), or the members or other owners, officers, directors or employees of any of them (each, a “Non-Recourse Party”), for any liability to the Administrative Agent and/or the Lenders arising in connection with any breach or default under this Agreement except to the extent the same is enforced against the Borrower and the Collateral and the rents, issues, profits, proceeds and products of the Collateral, and the Lenders shall look solely to the Borrower (but not to any Non-Recourse Party or to any distributions received by any Non-Recourse Party pursuant to the terms of this Agreement except as provided herein and in the other Loan Documents) and the Collateral and the rents, issues, profits, proceeds and products of the Collateral in enforcing rights and obligations under and in connection with the Loan Documents; provided that (a) the foregoing provisions of this Section 13.18 shall not constitute a waiver, release or discharge of any of the Indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement or any other Loan Document (but without personal liability to the Non-Recourse Parties except as provided herein and therein), and the same shall continue until the Commitments have been terminated and all Obligations have been fully paid, discharged, observed, or performed; (b) the foregoing provisions of this Section 13.18 shall not limit or restrict the right of Administrative Agent and/or the Lenders to name the Borrower or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Loan Document, or otherwise, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Party out of any property, assets or funds other than the Collateral and the rents, issues, profits, proceeds or products of the Collateral, and any other property of the Borrower; and (c) the foregoing provisions of this Section 13.18 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement made by any of the Non-Recourse Parties or any security granted by the Non-Recourse Parties in support of the obligations of such Persons under any guarantee or any security granted by the Non-Recourse Parties in support of the obligations of such Persons of the obligations of the Borrower. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 13.18 shall be deemed to (i) limit or restrict any right or remedy of the Administrative Agent and/or the Lenders (or any assignee or beneficiary thereof or successor thereto) with respect to, and the Borrower and all of the other Persons described above shall remain fully liable to the extent that such Person would otherwise be liable for its own actions with respect to any fraud, willful misconduct or gross negligence or (ii) limit in any respect the enforceability against the Borrower of the Loan Documents in accordance with their respective terms.
Section 13.19    Disclaimer. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration of, submission of, calculation of, or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (a) any such alternative, successor or replacement rate implemented pursuant to Section 4.10, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (b) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 4.10, including without limitation, (i) whether the composition or characteristics of any such alternative, successor or replacement reference rate for any currency will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the applicable LIBO Rate for Loans denominated in such currency as did the London interbank offered rate prior to its discontinuance or unavailability, and (ii) the impact or effect of such alternative, successor or replacement reference rate or Benchmark Replacement Conforming Changes on any other financial products or agreements in effect or offered by or to Borrower or any Lender or any of their respective Affiliates, including, without limitation, any Hedging Obligation.
Section 13.20    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, solely for the benefit of, the Administrative Agent and the Arranger and not, for the avoidance of doubt, to or for the benefit of the Borrower or Sponsor or any other obligor under the Loan Documents, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger, and not, for the avoidance of doubt, to or for the benefit of the Borrower or Sponsor, or any other obligor under the Loan Documents, that none of the Administrative Agent nor the Arranger is a fiduciary with respect to the assets of such Lender in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Documents or any other documents related hereto or thereto.
Section 13.21    Refinancing and Term Out. So long as no Default or Event of Default (or event that with the giving of notice or the passage of time or both would constitute a Default or Event of Default) shall have occurred and be continuing, then at least three (3) months prior to the Final Maturity Date (but no more than four (4) months prior to the Final Maturity Date), Borrower may deliver to the Administrative Agent a written notice requesting an extension of the Final Maturity Date, which notice the Administrative Agent shall promptly transmit to each Lender. Following receipt of such notice, the Administrative Agent and Borrower shall meet to discuss in good faith extending the Final Maturity Date of the Obligations existing at such time (a “Term Out”). Any Term Out that may be agreed at such time shall (a) require the prior written approval (including credit approval) of each Lender in its reasonable discretion, (b) provide for an amortization schedule for repayment of the Obligations in full over a term not greater than seven (7) years from the Borrowing Date of the applicable Loans, (c) provide that no additional Borrowings may be made under this Agreement following the original Final Maturity Date and that any Loans that have been repaid may not be reborrowed, and (d) be subject to reasonable fees and KYC requests of the Lenders and Agents at such time.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

REDAPTIVE CAPITAL I, LLC, as Borrower

By:	/s/ Matt Gembrin
Name:	Matt Gembrin
Title:	Managing Director
[Signature Page to Redaptive Capital I, LLC Credit Agreement]

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent, as Collateral Agent, as Mandated Lead Arranger, and as a Lender

By:	/s/ Claus Hertel
Name:	Claus Hertel
Title:	MD – Project Finance Officer

By:	/s/ Paul de Waard
Name:	Paul de Waard
Title:	Vice President
[Signature Page to Redaptive Capital I, LLC Credit Agreement]

Schedule I
Lenders; Commitments; Loan Percentages; Applicable Lending Office
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule II
Eligible Assets as of the Closing Date
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule III
Revenue Contracts and Supply Contracts
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 6.01(a)
Jurisdiction of Organization
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 6.04
Environmental Laws; Compliance with Laws
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 6.05
Marketable Title
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 6.11
Indebtedness with Affiliates
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 6.15
Certain Governmental Approvals
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 6.16
Material Proceedings
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 6.19
Security Filings
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 6.25
Capitalization
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 6.30
Eligible Project Contracts
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 9.05
Agreements and Arrangements with Affiliates
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.10b
EXHIBIT A
to Credit Agreement
FORM OF ASSIGNMENT AND ASSUMPTION
LOAN ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and the other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action, and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the other Loan Documents and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the
Exhibit A-1

Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

Assignor:
Assignee:
[and is an Affiliate of [identify Lender]][1]

Borrower:	Redaptive Capital I, LLC, a Delaware limited liability company

Administrative Agent:	Coöperatieve Rabobank U.A., New York Branch

Credit Agreement:
Credit Agreement, dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among REDAPTIVE CAPITAL I, LLC, a Delaware limited liability company, the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent, and the Collateral Agent, and Rabobank, as Mandated Lead Arranger

Assigned Interest:

Aggregate Amount of Loan Commitments for all Financing Parties	Amount of Loan Commitments Assigned[2]	Percentage Assigned of Loan Commitment[3]
$	$	%
$	$	%
$	$	%

Effective Date:	__________, 20______ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
[The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the
1 Select if applicable.
2 Not less than $1,000,000 and in whole multiples of $1,000,000 in excess thereof (except pursuant to Section 13.08(b)(i)(A) of the Credit Agreement).
3 Set forth, to at least 9 decimals, as a percentage of the applicable facility.
Exhibit A-2

Borrower, the Lenders and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.]4
[SIGNATURE PAGE FOLLOWS]
4 Insert if Assignee is not already a Lender.
Exhibit A-3

The terms of this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE:

NAME OF ASSIGNEE

By:
Title:
Exhibit A-4

Consented to and accepted by:

[REDAPTIVE CAPITAL I, LLC, as Borrower

By:
Name:
Title:

Acknowledged by:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:
Exhibit A-5

ANNEX I
to Assignment and Assumption
Reference is hereby made to the Credit Agreement, dated as of [                      ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Redaptive Capital I, LLC, a Delaware limited liability company, the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent, and the Collateral Agent, and Rabobank, as Mandated Lead Arranger. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be
Exhibit A-6

delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees, and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and any claim or controversy arising hereunder or related hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State and without reference to conflicts of laws (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law).
[REMAINDER OF PAGE INTENTIONALLY BLANK]
Exhibit A-7

EXHIBIT B
to Credit Agreement
FORM OF BORROWING REQUEST
NOTICE OF BORROWING
Date: ________, _____5
Date of Proposed Borrowing: ________, _____
Coöperatieve Rabobank U.A., New York Branch,
as Administrative Agent
245 Park Avenue, Floor 36
New York, NY 10167
Contact: Hemani Jadhav
Tel: (212) 916-3762
Fax: (212) 309-5159
Email: Hemani.Jadhav@rabobank.com /
pfportfolio@rabobank.com
Re: Redaptive Capital I, LLC
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of [                  ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Redaptive Capital I, LLC, a Delaware limited liability company (the “Borrower”), the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent, and the Collateral Agent, and Rabobank, as Mandated Lead Arranger. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to Sections 2.03 of the Credit Agreement, Borrower hereby request that the Lenders [undertake an Approval Process for the associated Projects and Project Contracts (as
5 To be delivered to Administrative Agent i) with respect to the Closing Date, prior to 11:00 a.m. three (3) Business Days before (in the case of Eurodollar Loans) and prior to 11:00 a.m. (in the case of ABR Loans) one (1) Business Day before the anticipated Closing Date, (ii) with respect to any Drawdown Date, (A) for Borrowing Requests requesting an Approval Process with respect to Projects and Project Contracts with an existing Eligible Customer, prior to 11:00 a.m. seven (7) Business Days before (in the case of Eurodollar Loans) and prior to 11:00 a.m. (in the case of ABR Loans) five (5) Business Days before the anticipated Drawdown Date, and (B) for Borrowing Requests requesting an Approval Process with respect to Projects and Project Contracts with customers that are not existing Eligible Customers, prior to 11:00 a.m. fourteen (14) Business Days before (in the case of Eurodollar Loans) and prior to 11:00 a.m. (in the case of ABR Loans) twelve (12) Business Days before the anticipated Closing Date.
Exhibit B-1

specified in the Borrowing Base Certificate delivered on the date hereof), and]6 make the Loans on [the Closing Date]7 [the Drawdown Date]8, as follows:

(A)	Borrowing Date	____________________, which is a Business Day.

(B)	Principal Amount	____________________[9]

(C)	Type of Loan	____________________

[(D	Interest Period	____________________][10]
*          *          *
6 For Drawdown Dates only.
7 For Closing Date only.
8 For Drawdown Dates only.
9 Minimum amount of one million Dollars ($1,000,000).
10 To be included for Eurodollar Loans.
Exhibit B-2

IN WITNESS WHEREOF, each Borrower has caused this Construction Loan Notice of Borrowing to be duly executed and delivered by an Authorized Officer as of the date first above written.

REDAPTIVE CAPITAL I, LLC, as Borrower

By:
Name:
Title:
Exhibit B-3

EXHIBIT C
to Credit Agreement
FORM OF NOTE
LOAN NOTE

Note No. [____]
$[_______]	[_______], 20[____]
For value received, the undersigned, REDAPTIVE CAPITAL I, LLC, a Delaware limited liability company (the “Borrower”), promises to pay to [______________], or its permitted assigns (“Lender”) for the account of its Applicable Lending Office specified in the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, (a) the principal amount of [______________] DOLLARS ($[______________]), or if less, the aggregate unpaid and outstanding principal amount of this Note advanced by the Lender to the Borrower pursuant to the Credit Agreement, dated as of [                          ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent, and the Collateral Agent, and Rabobank, as Mandated Lead Arranger, and (b) all other Obligations owed by the Borrower to the Lender pursuant to the Credit Agreement, without duplication of any such amounts owed under any other Note.
This is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. All capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
This Note is made in connection with and is secured by, the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of the Borrower and the other parties thereto, and the rights of the holder of this Note.
The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.
The Borrower authorizes the Lender to record on the schedule annexed to this Note, the date and amount of each Loan made by Lender and each payment or prepayment of principal thereunder, and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted in the absence of demonstrable error. The Borrower further authorizes the Lender to attach to and make a part of this Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of the Borrower’s obligations to repay the full unpaid principal amount of the Loans advanced by the Lender, or the other obligations of the Borrower hereunder or under the Credit Agreement.
Exhibit C-1

The Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Credit Agreement and the Borrower agrees to pay other fees and costs as stated in the Credit Agreement at the times specified in, and otherwise in accordance with, the Credit Agreement.
If any payment on this Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the succeeding Business Day, in accordance with the terms of the Credit Agreement.
Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and other Loan Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by the Borrower.
The Borrower agrees to pay all reasonable and documented costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the administration or enforcement of this Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.
Except as permitted by the Credit Agreement, this Note may not be assigned by the Lender to any other person. Transfer of this Note may be effected only by a surrender of the Note by Lender and either reissuance of the Note or issuance of a new Note by the Borrower to the new lender.
This Note and any claim or controversy arising hereunder or related hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State and without reference to conflicts of laws (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law).
[SIGNATURE PAGE FOLLOWS]
Exhibit C-2

REDAPTIVE CAPITAL I, LLC, as Borrower

By:
Name:
Title:
Exhibit C-3

Date	Advance	Prepayment or Repayment	Outstanding Balance

Exhibit C-4

EXHIBIT D
to Credit Agreement
FORM OF PREPAYMENT NOTICE
Date: ________, ____11
Coöperatieve Rabobank U.A., New York Branch,
as Administrative Agent
245 Park Avenue, Floor 36
New York, NY 10167
Contact: Hemani Jadhav
Tel: (212) 916-3762
Fax: (212) 309-5159
ibit B- PAGE \* MERGEFORMAT 1
pfportfolio@rabobank.com
Re: Redaptive Capital I, LLC
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of [                         ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Redaptive Capital I, LLC, a Delaware limited liability company (the “Borrower”), the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent, and the Collateral Agent, and Rabobank, as Mandated Lead Arranger. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to Section 3.01(a)(i) of the Credit Agreement, the undersigned hereby provides notice of its intent to voluntarily prepay a Loan on the Business Day specified below in the following amount:

(A)	Date of prepayment:	____________________, which is a Business Day.

(B)	Amount of prepayment:	____________________[12]
11 To be delivered prior to 11:00 a.m. at least three (3) Business Days in advance of the prepayment.
12 Minimum amount of one million Dollars ($1,000,000) and integral multiples of $1,000,000 (or such lesser amount as shall permit the repayment in full of the Loans).
Exhibit D-1

IN WITNESS WHEREOF, each Borrower has caused this notice of prepayment to be duly executed and delivered by an Authorized Officer as of the date first above written.

REDAPTIVE CAPITAL I, LLC, as Borrower

By:
Name:
Title:
Exhibit D-2

EXHIBIT E-1
to Credit Agreement
FORMS OF U.S. TAX COMPLIANCE CERTIFICATE13
U.S. TAX COMPLIANCE CERTIFICATE
Reference is hereby made to the Credit Agreement, dated as of [                               ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Redaptive Capital I, LLC, a Delaware limited liability company, the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent, and the Collateral Agent, and Rabobank, as Mandated Lead Arranger. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.05(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower (or any Person from whom the Borrower is disregarded for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower (or any Person from whom the Borrower is disregarded for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a withholding certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable). By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and shall provide them with a new certificate with the correct information, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[SIGNATURE PAGE FOLLOWS]
13 For foreign Secured Parties that are not partnerships for U.S. federal income tax purposes.
Exhibit E-1-1

[NAME OF SECURED PARTY]

By:
Name:
Title:
Date:
Exhibit E-1-2

EXHIBIT E-2
to Credit Agreement
FORMS OF U.S. TAX COMPLIANCE CERTIFICATE14
U.S. TAX COMPLIANCE CERTIFICATE
Reference is hereby made to the Credit Agreement, dated as of [                              ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Redaptive Capital I, LLC, a Delaware limited liability company, the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent, and the Collateral Agent, and Rabobank, as Mandated Lead Arranger. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.05(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower (or any Person from whom the Borrower is disregarded for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower (or any Person from whom the Borrower is disregarded for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a withholding certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and shall provide it with a new certificate with the correct information, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[SIGNATURE PAGE FOLLOWS]
14 For foreign Participants that are not partnerships for U.S. federal income tax purposes.
Exhibit E-2-1

[NAME OF SECURED PARTY]

By:
Name:
Title:
Date:
Exhibit E-2-2

EXHIBIT E-3
to Credit Agreement
FORMS OF U.S. TAX COMPLIANCE CERTIFICATE15
U.S. TAX COMPLIANCE CERTIFICATE
Reference is hereby made to the Credit Agreement, dated as of [                          ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Redaptive Capital I, LLC, a Delaware limited liability company, the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent, and the Collateral Agent, and Rabobank, as Mandated Lead Arranger. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.05(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower (or any Person from whom the Borrower is disregarded for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower (or any Person from whom the Borrower is disregarded for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following withholding certificates from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and shall provide it with a new certificate with the correct information and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective withholding certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
15 For foreign Participants that are partnerships for U.S. federal income tax purposes.
Exhibit E-3-1

[NAME OF SECURED PARTY]

By:
Name:
Title:
Date:
Exhibit E-3-2

EXHIBIT E-4
to Credit Agreement
FORMS OF U.S. TAX COMPLIANCE CERTIFICATE16
U.S. TAX COMPLIANCE CERTIFICATE
Reference is hereby made to the Credit Agreement, dated as of [                      ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Redaptive Capital I, LLC, a Delaware limited liability company, the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent, and the Collateral Agent, and Rabobank, as Mandated Lead Arranger. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.05(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower (or any Person from whom the Borrower is disregarded for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower (or any Person from whom the Borrower is disregarded for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following withholding certificates from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and shall provide them with a new certificate with the correct information, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective withholding certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
16 For foreign Secured Parties that are partnerships for U.S. federal income tax purposes.
Exhibit E-4-1

[NAME OF SECURED PARTY]

By:
Name:
Title:
Date:
Exhibit E-4-2

EXHIBIT F
to Credit Agreement
FORM OF PLEDGE AGREEMENT
[See attached.]
Exhibit F-1

Exhibit 10.10c
Execution Version

PLEDGE AGREEMENT
between
REDAPTIVE FINANCIAL, LLC,
as Pledgor,
and
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Collateral Agent for the benefit of the Secured Parties
Dated as of June 23, 2021

Execution Version
i

Execution Version

Execution Version

Execution Version
INDEX OF EXHIBITS
Exhibit A    Form of Irrevocable Proxy
Exhibit B    Form of Transfer Document
SCHEDULE
Schedule I    LLC Interests

Execution Version
This PLEDGE AGREEMENT, dated as of June 23, 2021 (this “Agreement”), is made by REDAPTIVE FINANCIAL, LLC, a Delaware limited liability company (the “Pledgor”), in favor of COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as collateral agent for the Secured Parties (in such capacity, together with any successor collateral agent appointed pursuant to Section 12.07 of the Credit Agreement defined below, the “Collateral Agent”). Capitalized terms used in this Agreement are defined as set forth in Section 1.01.
R E C I T A L S:
WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”) by and among Redaptive Capital I, LLC, a Delaware limited liability company (the “Company”), the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders (collectively, the “Lenders”), COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent (in such capacity, the “Administrative Agent”), the Collateral Agent, and Rabobank, as Mandated Lead Arranger;
WHEREAS, the Pledgor owns 100% of the Equity Interests of the Company;
WHEREAS, in order to secure the obligations of the Company under the Credit Agreement, the Pledgor has agreed to pledge and grant a first priority security interest in 100% of the Equity Interests of the Company on the terms and conditions set forth herein; and
WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the Credit Agreement and the funding of the Loans thereunder by the Lenders.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
A G R E E M E N T:
ARTICLE I
DEFINITIONS
Section 1.01    Defined Terms. Each capitalized term used and not otherwise defined herein (including the preamble, recitals and Exhibits) has the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Credit Agreement. In addition to the terms defined in the Credit Agreement, the following terms have the meanings specified below:
“Agreement” has the meaning given to such term in the preamble hereto.
“Capital Stock” has the meaning given to such term in the Credit Agreement.
“Closing Date” has the meaning given to such term in the Credit Agreement.
“Collateral Agent” has the meaning given to such term in the preamble hereto.
“Company” has the meaning given to such term in the recitals hereto.
1

Execution Version
“Company Agreement” means the Limited Liability Company Agreement of Company, dated as of February 25, 2021.
“Company Obligations” has the meaning given to the term “Obligations” under the Credit Agreement.
“Credit Agreement” has the meaning given to such term in the recitals hereto.
“Event of Default” has the meaning given to such term in the Credit Agreement.
“Financing Statements” means all financing statements, continuation statements, recordings, filings or other instruments of registration necessary or appropriate to perfect a Lien by filing in any appropriate filing or recording office in accordance with the UCC or any other relevant Applicable Laws.
“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
“Lien” has the meaning give to such term in the Credit Agreement.
“LLC Interests” has the meaning given to such term in Section 2.01(a).
“Permitted Business” has the meaning given to such term in the Credit Agreement.
“Pledged Collateral” has the meaning given to such term in Section 2.01.
“Pledgor” has the meaning given to such term in the preamble hereto.
“Pledgor Obligations” means all obligations and liabilities of the Pledgor that may arise under or in connection with this Agreement (including Section 2.01) or any other Loan Document to which the Pledgor is a party, in each case, whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Collateral Agent that are required to be paid by the Pledgor pursuant to the terms of this Agreement or any other Loan Document).
“Secured Obligations” means, collectively, the Company Obligations and the Pledgor Obligations.
Section 1.02    UCC Definitions. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC, except where the context otherwise requires. As used in this Agreement, “proceeds” of Pledged Collateral means (a) all “proceeds” as defined in Article 9 of the UCC, (b) payments or distributions made with respect to any Pledged Collateral and (c) whatever is receivable or received when Pledged Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
2

Execution Version
ARTICLE II
PLEDGED COLLATERAL
Section 2.01    Pledge. The Pledgor hereby pledges, grants, assigns, hypothecates, transfers and delivers to the Collateral Agent a first priority security interest in, all of the following property, wherever located, now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Pledged Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations:
(a)    all of the Pledgor’s limited liability company interests in Company, including the interests described on Schedule I and all of the Pledgor’s right to after acquired limited liability company interests in the Company (the “LLC Interests”), and all of the Pledgor’s rights to acquire limited liability company interests in the Company in addition to or in exchange or substitution for the LLC Interests;
(b)    all of the Pledgor’s rights, privileges, authority and powers as a member of the Company under the Company Agreement or otherwise, including (i) the member’s right to a share of the profits of the Company, (ii) the right to receive distributions from the Company, (iii) the member’s right to vote and participate in the management of the Company and (iv) the member’s capital account in the Company, in each case, as permitted by Applicable Law;
(c)    all certificates or other documents representing any and all of the Pledged Collateral described in clauses (a) and (b) above;
(d)    all dividends, distributions, cash, securities, instruments and other property or proceeds of any kind to which the Pledgor may be entitled in its capacity as member of the Company by way of distribution, return of capital or otherwise;
(e)    without affecting any obligations of the Pledgor or the Company under any of the other Loan Documents, in the event of any consolidation or merger in which the Company is not the surviving Person, all ownership interests of any class or character in the successor Person formed by or resulting from such consolidation or merger;
(f)    any other claim which the Pledgor now has or may in the future acquire in its capacity as member of the Company against the Company and its property; and
(g)    all proceeds, products and accessions of and to any of the property described in the preceding clauses (a) through (f) above.
Section 2.02    Delivery of Certificates and Instruments. All certificates and instruments representing or evidencing any of the Pledged Collateral shall (i) if issued after the Closing Date, be delivered to and (ii) otherwise, be held by or on behalf of the Collateral Agent in accordance with Section 4.07 and are (or, if issued after the Closing Date, shall be) in suitable form for transfer by delivery and were (or, if issued after the Closing Date, shall be) accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time
3

Execution Version
following the occurrence and during the continuation of an Event of Default, without prior notice to the Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral and to exchange certificates or instruments representing or evidencing any of the LLC Interests for certificates or instruments of smaller or larger denominations (such transfer or registration, a “Transfer”). In the event of a Transfer, the Collateral Agent shall within a reasonable period of time thereafter give the Pledgor notice of such Transfer; provided, however, that (x) failure to give such notice shall have no effect on the rights of the Collateral Agent hereunder nor shall result in any liability of the Collateral Agent and (y) the Collateral Agent shall not be required to deliver any such notice if the Pledgor is the subject of an Insolvency Proceeding or the delivery of such notice is otherwise prohibited by Applicable Law. In furtherance of the foregoing upon the occurrence of a Transfer, Pledgor shall further execute and deliver to Collateral Agent an irrevocable proxy in the form of Exhibit A and a transfer document in the form of Exhibit B with respect to the ownership interests of the Company owned by Pledgor.
Section 2.03    Voting; Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Pledgor of the Collateral Agent’s intent to exercise its rights under this Section 2.03(a) (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice if the Pledgor is the subject of an Insolvency Proceeding, which has not been dismissed within sixty (60) days of its filing), the Pledgor shall be entitled to exercise all voting and other rights with respect to the Pledged Collateral; provided, however, that no vote with respect to the Pledged Collateral shall be cast, right exercised or other action taken which would be inconsistent with, or result in any violation of, any provision of any of this Agreement or any other Loan Document. Upon the occurrence and during the continuation of an Event of Default and after notice thereof from the Collateral Agent to the Pledgor (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice if the Pledgor is the subject of an Insolvency Proceeding, which has not been dismissed within sixty (60) days of its filing), all voting and other rights of the Pledgor with respect to the Pledged Collateral which the Pledgor would otherwise be entitled to exercise pursuant to the terms of this Agreement or otherwise shall cease, and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to exercise such rights.
(b)    Distributions. Any and all distributions paid in respect of the LLC Interests shall be paid only to the extent permitted under, and then strictly in accordance with, the Loan Documents and the Company Agreement. To the extent that such distributions and payments are made in cash and otherwise in accordance with the terms of the Loan Documents and the Company Agreement, the further distribution or payment of such monies shall not give rise to any claims or causes of action on the part of any Secured Party against the Company or the Pledgor seeking the return or disgorgement of any such distributions or other payments unless the distributions or payments involve or result from the fraud or willful misconduct of the Company or the Pledgor. Upon the occurrence and during the continuation of a Default or an Event of Default, all rights of the Pledgor to receive and retain any such distributions shall cease, and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to exercise such rights.
4

Execution Version
(c)    Turnover. All distributions and other amounts which are received by the Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent on behalf of the Secured Parties, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
(d)    Authorization. At any time after the occurrence and during the continuance of an Event of Default, the Pledgor hereby authorizes the Company to (i) comply with any instructions received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and (ii) unless otherwise expressly permitted hereby, pay any distribution or other payments in respect of the Pledged Collateral directly to the Collateral Agent.
Section 2.04    Liability of Pledgor.
(a)    Company Agreement. Notwithstanding any other provision contained in this Agreement, the Pledgor shall remain liable under the Company Agreement to observe and perform all of the conditions and obligations to be observed and performed by the Pledgor thereunder. None of the Collateral Agent, any Secured Party or any of their respective directors, officers, employees, Affiliates or agents have, any obligations or liability under or with respect to any Pledged Collateral by reason of or arising out of this Agreement, except as set forth in Section 9-207 of the UCC, nor shall any of the Collateral Agent, any Secured Party or any of their respective directors, officers, employees, Affiliates or agents be obligated in any manner to (i) perform any of the obligations of the Pledgor under or pursuant to the Company Agreement or any other agreement to which the Pledgor is a party, (ii) make any payment or inquire as to the nature or sufficiency of any payment or performance with respect to any Pledged Collateral, (iii) present or file any claim or collect the payment of any amounts or take any action to enforce any performance with respect to the Pledged Collateral or (iv) take any other action whatsoever with respect to the Pledged Collateral.
(b)    Loan Documents. Notwithstanding any other provision contained in this Agreement, (i) the Pledgor shall remain liable under each of the Loan Documents to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed and (ii) the exercise by the Collateral Agent or the Secured Parties (or any of their respective directors, officers, employees, Affiliates or agents) of any of their rights, remedies or powers hereunder shall not release the Pledgor from any of its duties or obligations under any of the Loan Documents to which it is a party.
Section 2.05    Attorney-in-Fact.
(a)    Appointment. Without limiting any rights or powers granted by this Agreement to the Collateral Agent, the Pledgor hereby appoints the Collateral Agent or any Person, officer or agent whom the Collateral Agent may designate, as its true and lawful attorney-in-fact and proxy, with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, at the Pledgor’s sole cost and expense, from time to time to take any action and to execute any instrument which may be
5

Execution Version
necessary or reasonably advisable to enforce its rights under this Agreement upon and during the continuation of an Event of Default. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Pledgor hereby gives the Collateral Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, upon the occurrence and during the continuation of an Event of Default, (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Pledged Collateral, (ii) to file any claims or take any action or proceeding that the Collateral Agent may deem necessary or advisable for the collection of all or any part of the Pledged Collateral, (iii) to execute, in connection with any sale or disposition of the Pledged Collateral under Article V, any endorsements, assignments or other instruments of conveyance or transfer with respect to all or any part of the Pledged Collateral, (iv) direct any party liable for any payment under any Pledged Collateral to make payment of any monies due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (v) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Pledged Collateral and to enforce any other right in respect of any Pledged Collateral, (vi) defend any suit, action or proceeding brought against the Pledgor with respect to any Pledged Collateral, (vii) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Pledged Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option, the Pledgor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Pledged Collateral and the Collateral Agent’s or the Secured Parties’ Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.
(b)    Ratification. The Pledgor hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. The Pledgor hereby acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to the Pledgor in acting pursuant to this power-of-attorney and the Pledgor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.
Section 2.06    Performance by Collateral Agent. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may (but shall not be obligated to) cause performance of such agreement, and the reasonable expenses of the Collateral Agent, including such fees and expenses of its outside counsel, incurred in connection therewith shall be payable by the Pledgor; provided, however, that, if an Insolvency Proceeding shall have occurred with respect to the Pledgor, the written request described in this Section 2.06 shall not be required.
Section 2.07    Reasonable Care.
(a)    Deemed Exercise of Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially
6

Execution Version
equivalent to that which the Collateral Agent accords its own property of the type of which the Pledged Collateral consists, it being understood that the Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (ii) filing any Financing Statements or continuation statements or recording any documents or maintaining the perfection of any security interests in the Pledge Collateral or (iii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral (except, in the case of clauses (i) (ii) and (iii) above, to the extent the same constitutes gross negligence or willful misconduct on the part of the Collateral Agent as finally determined in a non-appealable judgment by a court of competent jurisdiction).
(b)    Limitation on Responsibility for Pledged Collateral. The Collateral Agent shall not be responsible for (i) the existence, genuineness or value of any of the Pledged Collateral, (ii) the validity, perfection, priority or enforceability of the Liens in any of the Pledged Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent as finally determined in a non-appealable judgment by a court of competent jurisdiction), (iii) the validity or sufficiency of the Pledged Collateral or any agreement or assignment contained therein, (iv) the validity of the title of the Pledgor to the Pledged Collateral, (v) insuring the Pledged Collateral, (vi) the payment of taxes, charges, assessments or Liens upon the Pledged Collateral or (vii) any other maintenance of the Pledged Collateral.
Section 2.08    Security Interest Absolute; Waivers.
(a)    Security Interest Absolute. To the maximum extent permitted by Applicable Law, all rights and security interests of the Collateral Agent purported to be granted hereunder and all obligations of the Pledgor hereunder shall be absolute and unconditional and will remain in full force and effect without regard to, and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including:
(i)    any lack of validity or enforceability of any of the Loan Documents or any other agreement or instrument relating thereto;
(ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the Loan Documents or any other agreement or instrument relating thereto;
(iii)    any exchange, release or non-perfection of any other collateral or any release (excluding any release pursuant to Section 6.15, amendment or waiver of, or consent to any departure from, all or any of the Secured Obligations;
(iv)    any judicial or non-judicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as
7

Execution Version
security for all or any part of the Secured Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Company or the Pledgor or may preclude the Company or the Pledgor from obtaining reimbursement, contribution, indemnification or other recovery from the Company or the Pledgor and even though the Company or the Pledgor may or may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;
(v)    any act or omission of the Collateral Agent or any other Person (other than payment of the Secured Obligations) that directly or indirectly results in or aids the discharge or release of the Pledgor, the Company or any part of the Secured Obligations or any security (including any letter of credit) for all or any part of the Secured Obligations by operation of law or otherwise;
(vi)    the election by the Collateral Agent, in any Bankruptcy Event of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Law;
(vii)    any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Law;
(viii)    any use of cash collateral under Section 363 of the Bankruptcy Law;
(ix)    any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;
(x)    the avoidance of any Lien in favor of the Collateral Agent for any reason;
(xi)    any Insolvency Proceeding in respect of any Person, including any discharge of, or bar or stay against collecting, all or any part of the Secured Obligations (or any interest on all or any part of the Secured Obligations) in or as a result of any such proceeding; or
(xii)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor, except as otherwise provided herein.
(b)    Certain Waivers. The Pledgor hereby expressly waives, to the maximum extent permitted by law, (i) promptness, diligence, presentment, demand for payment or performance and protest, (ii) filing of claims with any court, (iii) any proceeding to enforce any provision of the Loan Documents, (iv) notice of acceptance of and reliance on this Agreement by the Collateral Agent or any Secured Party, (v) notice of the creation of any Secured Obligations, and (except with respect to any notice required by the Loan Documents relating to the Secured Obligations) any other notice whatsoever, (vi) any requirement that the Collateral Agent exhaust any right, power or remedy, or proceed or take any other action against the Pledgor under any Loan Document to which the Pledgor is a party or any Lien on, or any claim of payment against, any property of the Pledgor or any other agreement or instrument referred to therein, or any other Person under any guarantee of, or Lien securing, or claim for payment of, any of the Secured
8

Execution Version
Obligations, (vii) any right to require a proceeding by the Collateral Agent first against the Company, whether to marshal any assets or to exhaust any right or take any action against the Company or any other Person or any collateral or otherwise, or any diligence in collection or protection for realization upon any Secured Obligations, (viii) any obligation hereunder or any collateral security for any of the foregoing, (ix) any claims of waiver, release, surrender, alteration or compromise, and (x) all other defenses, set-offs counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise. The Pledgor further waives (A) any requirement that any other Person be joined as a party to any proceeding for the enforcement by the Collateral Agent of any Secured Obligations and (B) the filing of claims by the Collateral Agent in the event of an Insolvency Proceeding in respect of the Company or the Pledgor.
(c)    Additional Waivers. The Pledgor hereby expressly waives, to the maximum extent permitted by Applicable Law:
(i)    any claim that, as to any part of the Pledged Collateral, a public sale is, in and of itself, not a commercially reasonable method of sale for the Pledged Collateral;
(ii)    the right to assert in any action or proceeding between it and the Collateral Agent any offsets or counterclaims that it may have;
(iii)    except as otherwise provided in this Agreement, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OF, OR DISPOSITION OF, ANY OF THE PLEDGED COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE COLLATERAL AGENT’S RIGHTS HEREUNDER;
(iv)    all rights of redemption, appraisement, valuation, stay and extension or moratorium; and
(v)    all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies of the Collateral Agent and the Secured Parties under this Agreement or the absolute sale of the Pledged Collateral, now or hereafter in force under any Applicable Law, and the Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws and rights.
Section 2.09    Financing Statements. The Pledgor authorizes the Collateral Agent to file (but the Collateral Agent shall not be so obligated to file) such Financing Statements in such offices as are or shall be necessary or appropriate to create, perfect and establish the priority of the Liens granted by this Agreement in any and all of the Pledged Collateral (such Financing
9

Execution Version
Statements may contain whatever description of the Pledged Collateral that the Collateral Agent deemed advisable), to preserve the validity, perfection or priority of the Liens granted by this Agreement in any and all of the Pledged Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Pledgor represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, as follows, which representations and warranties shall survive the execution and delivery of this Agreement:
Section 3.01    Valid Security Interest. Subject to the immediately following sentence, upon the proper filing thereof by or on behalf of the Collateral Agent of Financing Statements in the office of the Secretary of State of the State of Delaware, all filings, registrations and recordings necessary to create, preserve, protect and perfect the Liens granted to the Collateral Agent hereby in respect of the Pledged Collateral shall have been accomplished to the extent a security interests in such Pledged Collateral may be perfected by filing. Possession by the Collateral Agent of (a) the notes (if any), certificates or instruments representing Pledged Collateral, together (in each case) with an endorsement or appropriate transfer power signed in blank and possession of the proceeds thereof are the only actions necessary to perfect or protect the Collateral Agent’s Liens in the Pledged Collateral represented by such notes (if any), certificates or instruments and the proceeds thereof under the UCC, and, (b) the certificate or certificates evidencing the LLC Interests described on Schedule I delivered to the Collateral Agent prior to the date hereof (or, if issued after the Closing Date, upon delivery to the Collateral Agent), together with an instrument of transfer duly endorsed in blank, the Liens granted to the Collateral Agent pursuant to this Agreement in and to the Pledged Collateral shall constitute a valid and enforceable perfected security interest therein superior and prior to the rights of all other Persons therein and, in each case, subject to no other Liens, sales, assignments, conveyances, settings over or transfers.
Section 3.02    Title. The Pledgor is the sole beneficial owner of the property in which the Pledgor purports to grant a Lien pursuant to this Agreement.
Section 3.03    Other Financing Statements. There is no Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except Financing Statements filed or to be filed in respect of and covering the Liens granted hereby by the Pledgor.
Section 3.04    Chief Executive Office, Etc..
(a)    The chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Pledged Collateral is located at:
340 Bannon Street, STE 400
San Francisco, CA 94107
Attn: Legal Department
10

Execution Version
(b)    The Pledgor has not, since its date of formation, (i) changed its location (as defined in Section 9-307(a) of the UCC), (ii) changed its name or (iii) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to any Financing Statement covering all or any portion of the Pledged Collateral.
Section 3.05    LLC Interests. The LLC Interests identified on Schedule I comprise 100% of the authorized, issued and outstanding Equity Interests of the Company; such LLC Interests are duly authorized, validly existing, fully paid and non-assessable; and no transfer of those LLC Interests to the Collateral Agent in the manner contemplated by this Agreement is subject to any contractual restriction, or any restriction under the limited liability company agreement of the Pledgor or the Company Agreement.
ARTICLE IV
COVENANTS
The Pledgor hereby covenants and agrees from and after the Closing Date until the termination of this Agreement in accordance with the provisions of Section 6.15:
Section 4.01    Maintenance of Existence. Except as otherwise expressly permitted by this Agreement, the Pledgor shall (i) take all action necessary to maintain the Liens of the Collateral Agent in the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect, and (ii) be and remain, at all times, in good standing.
Section 4.02    Sale of Pledged Collateral. Except as expressly permitted by this Agreement and the other Loan Documents, the Pledgor shall not sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral.
Section 4.03    Dispositions; Asset Sales. Except as expressly permitted by this Agreement and the other Loan Documents, the Pledgor shall not directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of, any shares of Capital Stock of the Company.
Section 4.04    No Other Liens. The Pledgor shall not create, incur or permit to exist, shall defend the Pledged Collateral against and shall take such other action as is reasonably necessary to remove, any Lien or claim on or to the Pledged Collateral and shall defend the right, title and interest of the Collateral Agent and the Secured Parties in and to the Pledged Collateral against the claims and demands of all Persons whomsoever.
Section 4.05    Jurisdiction of Organization; Chief Executive Office. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Loan Documents, the Pledgor shall not change its name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection
11

Execution Version
and the same priority of the Collateral Agent’s security interest in the Pledged Collateral granted or intended to be granted and agreed to hereby.
Section 4.06    Supplements; Further Assurances. The Pledgor shall at any time and from time to time, at its own cost and expense, promptly execute, file, record or deliver all further instruments and documents, and take all further action, that the Collateral Agent may reasonably request in writing, in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.
Section 4.07    Termination or Amendment of Company Agreement. The Pledgor shall not, without the prior written consent of the Collateral Agent, materially amend, supplement, waive or otherwise modify the Company Agreement, provided that no amendment, supplement, waiver or modification shall be made with respect to any “separateness” provision or the requirement to have an independent director or manager.
Section 4.08    Certificates and Instruments. The Pledgor shall deliver all certificates or other documents representing the Pledged Collateral to the Collateral Agent with all necessary and appropriate instruments of transfer or assignment duly endorsed in blank on or before the Closing Date. In the event the Pledgor obtains possession of any certificates or any securities or instruments forming a part of the Pledged Collateral, it shall promptly deliver the same to the Collateral Agent together with all necessary and appropriate instruments of transfer or assignment duly endorsed in blank. Prior to any such delivery, any Pledged Collateral in the Pledgor’s possession shall be held by it in trust for the Collateral Agent.
Section 4.09    Records; Statements and Schedules. The Pledgor shall keep and maintain, at its own cost and expense, records of the Pledged Collateral owned by it, including records of all payments received with respect thereto, and it shall make the same available to the Collateral Agent for inspection at the Pledgor’s chief executive office, at the Pledgor’s cost and expense, upon reasonable notice (except after the occurrence and during the continuation of an Event of Default), at any time during normal business hours. The Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request in writing, all in reasonable detail.
Section 4.10    Distributions. Notwithstanding any other provision contained in this Agreement, the Pledgor shall not accept any distributions, dividends or other payments (or any collateral in lieu thereof) in respect of the Pledged Collateral, except to the extent the same are expressly permitted by the terms of this Agreement and the other Loan Documents.
Section 4.11    Notices. The Pledgor shall promptly, upon obtaining Knowledge of (a) any action, suit or proceeding at law or in equity by or before any Governmental Authority, arbitral tribunal or other body pending or threatened against the Pledgor, (b) the occurrence of any other circumstance, act or condition (including the adoption, amendment or repeal of any Applicable Law or notice (whether formal or informal, written or oral) of the failure to comply with the terms and conditions of any Applicable Law) which could reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the Pledgor’s ability to grant
12

Execution Version
the Liens on the Pledged Collateral intended to be granted hereby or otherwise perform its obligations hereunder, or (c) the occurrence of any Event of Default relating solely to the Pledgor, in each case furnish to the Collateral Agent a notice of such event describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a written description of the action that the Pledgor has taken or proposes to take with respect thereto.
Section 4.12    Filing Fees. The Pledgor shall pay any applicable filing fees and related expenses in connection with any filing made by the Collateral Agent in accordance with Section 2.09.
Section 4.13    Compliance with Company Agreement. The Pledgor shall comply in all respects with the terms of the Company Agreement.
ARTICLE V
REMEDIES
Section 5.01    Remedies.
(a)    Generally. Subject to the remedies set forth in Section 10.03 of the Credit Agreement, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may (but shall not be obligated to), without notice to the Pledgor (except as required by Applicable Law) and at such times as the Collateral Agent may determine, exercise any or all of the Pledgor’s rights in, to and under, or in any way connected to, the Pledged Collateral, and the Collateral Agent shall otherwise have and may (but shall not be obligated to) exercise all of the rights, powers, privileges and remedies with respect to the Pledged Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights, powers, privileges and remedies are asserted) and such additional rights, powers, privileges and remedies to which the Collateral Agent or a Secured Party is entitled under the laws in effect in any jurisdiction where any rights, powers, privileges and remedies hereunder may be asserted, including the right, to the maximum extent permitted by applicable law or in equity, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right).
(b)    Specific Remedies. Without limiting the generality of the foregoing and subject to the remedies set forth in Section 10.03 of the Credit Agreement, upon the occurrence and during the continuation of an Event of Default:
(i)    the Collateral Agent in its discretion may require the Pledgor to, and the Pledgor shall, assemble the Pledged Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and the Pledgor, designated in the Collateral Agent’s request; and
(ii)    the Collateral Agent in its discretion may, to the fullest extent provided by Applicable Law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve and replace the Pledged Collateral or any part thereof, and manage and operate the same and receive and collect all income, receipts, royalties, revenues, issues and profits therefrom (it being agreed that
13

Execution Version
the Pledgor irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, the Pledgor shall immediately deliver possession of such Pledged Collateral to such receiver).
Section 5.02    Sale of Pledged Collateral.
(a)    Terms of Sales. Without limiting the generality of Section 5.01 and subject to Section 10.03 of the Credit Agreement, if an Event of Default shall have occurred and be continuing, the Collateral Agent may, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale or at any of the Collateral Agent’s corporate trust offices or elsewhere, for cash, on credit or for future delivery and at such price or prices and upon such other terms as are commercially reasonable, irrespective of the impact of any such sale on the market price of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that at least ten (10) days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any public or private sale. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the sale of the Pledged Collateral may not have been conducted in a commercially reasonable manner.
(b)    Private Sales. The Pledgor recognizes that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may, subject to Section 10.03 of the Credit Agreement, elect to sell all or any part of the Pledged Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including a public offering made pursuant to a registration statement under the Securities Act) and the Pledgor hereby waives, to the maximum extent permitted under Applicable Law, any claims against the Collateral Agent or any Secured Party arising by reason of the fact that the price at which the Pledged Collateral may have been sold at such private sale to an unrelated third party was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Pledged Collateral to more than one offeree. The Pledgor and the Collateral Agent agreed that such private sales shall be conducted in a commercially reasonable manner and that the Collateral Agent has no obligation to engage in public sales and no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register the Pledged Collateral for a form of public sale requiring registration under the Securities Act. If the
14

Execution Version
Collateral Agent exercises its right to sell any or all of the Pledged Collateral, upon written request the Pledgor shall, from time to time, furnish to the Collateral Agent all such information as is necessary in order to determine the LLC Interests, any other interests in the Pledged Collateral and any other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and rules of the United States Securities and Exchange Commission thereunder, as the same are from time to time in effect.
Section 5.03    Purchase of Pledged Collateral. The Collateral Agent or any Secured Party may be a purchaser of the Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the Secured Obligations. Any purchaser of all or any part of the Pledged Collateral shall, upon any such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement.
Section 5.04    Application of Proceeds; Deficiency. After the occurrence and during the continuation of an Event of Default, the Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Pledged Collateral to the payment of the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent’s agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the Pledgor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the Pledgor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
Section 5.05    Notice. The Collateral Agent shall within a reasonable period of time thereafter give the Pledgor notice of any action taken under this Article V; provided, however, that (a) failure to give such notice shall have no effect on the rights of the Collateral Agent hereunder and (b) the Collateral Agent shall not be required to deliver any such notice if the Pledgor is the subject of an Insolvency Proceeding or if the delivery of such notice is otherwise prohibited by Applicable Law.
Section 5.06    Enforcement Expenses. The Pledgor agrees to pay or reimburse the Collateral Agent for all its reasonable out-of-pocket documented expenses (including reasonable legal fees, charges and disbursements) incurred by the Collateral Agent in connection with the enforcement and protection of its rights under this Agreement.
15

Execution Version
ARTICLE VI
MISCELLANEOUS
Section 6.01    No Waiver; Remedies Cumulative. No failure or delay of the Collateral Agent or any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No failure or delay of the Collateral Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.
Section 6.02    Notices. All notices, requests and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing in the manner set out in Section 13.02 of the Credit Agreement. All notices, requests and other communications to each party hereto shall be sent to the following address of such party:
If to the Pledgor:
Redaptive Financial, LLC
340 Brannan Street, STE 400
San Francisco, CA 94107
Attn: Legal Department
Email: legal@redaptiveinc.com
If to Collateral Agent:
Coöperatieve Rabobank U.A., New York Branch, as Collateral Agent
245 Park Avenue, Floor 36
New York, NY 10167
Contact: Hemani Jadhav
Tel: (212) 916-3762
Fax: (212) 309-5159
Email: Hemani.Jadhav@rabobank.com/ pfportfolio@rabobank.com
Section 6.03    Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.01 of the Credit Agreement.
Section 6.04    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Collateral Agent, the Secured Parties and their successors and assigns; provided that (a) the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, (b) the Collateral Agent shall only transfer or assign its rights under this Agreement in connection with a resignation or removal of such Person from its
16

Execution Version
capacity as “Collateral Agent” in accordance with the terms of this Agreement and the Credit Agreement, and (c) the Collateral Agent may delegate certain of its responsibilities and powers under this Agreement as contemplated by Section 6.08 hereof.
Section 6.05    Survival; Reliance. The representations and warranties of the Pledgor set out in this Agreement or contained in any documents delivered to the Collateral Agent pursuant to this Agreement shall be considered to have been relied upon by the Collateral Agent and the Secured Parties in entering into the Loan Documents and shall survive the execution and delivery of this Agreement and the other Loan Documents until termination hereafter and thereof, notwithstanding any investigation on their respective parts.
Section 6.06    Effectiveness; Continuing Nature of this Agreement. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement and the Collateral Agent and the Secured Parties may continue, at any time and without notice to any other Person, to extend credit and other financial accommodations and lend monies to or for the benefit of the Pledgor or the Company constituting Secured Obligations in reliance hereof. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. All references to the Pledgor shall include the Pledgor as debtor and debtor-in-possession and any receiver or trustee for the Pledgor (as the case may be) in any Insolvency Proceeding.
Section 6.07    Entire Agreement. This Agreement, together with other agreements attached hereto or referred to herein and the other Loan Documents, constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.
Section 6.08    Agents. The Collateral Agent may employ agents, experts and attorneys-in-fact in connection herewith.
Section 6.09    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 6.10    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective when executed and delivered by each Person intended to be a party hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce
17

Execution Version
Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 6.11    Interpretation. The section headings in this Agreement are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.
Section 6.12    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(b)    SUBMISSION TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT SHALL NOT COMMENCE ANY ACTION, LITIGATION, OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE COLLATERAL AGENT OR ANY RELATED PARTY THEREOF IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION, OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 6.12(B). EACH OF THE PARTIES HERETO
18

Execution Version
HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.02. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW
Section 6.13    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 6.14    Specific Performance. The Collateral Agent may demand specific performance of this Agreement. The Collateral Agent and the Pledgor hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Collateral Agent or any Secured Party.
Section 6.15    Release; Termination. Upon the repayment of the Secured Obligations,, and subject to Section 6.16, this Agreement and the Liens created pursuant to this Agreement shall automatically be terminated and released and the Pledged Collateral or such applicable portion of the Pledged Collateral shall automatically revert to the Pledgor with no further action on the part of any Person, the Collateral Agent, at the sole cost and expense of the Pledgor, (a) shall execute and deliver all such documentation, UCC termination statements and instruments as are necessary to release the Liens created pursuant to this Agreement and to evidence the termination of this Agreement, (b) authorizes the Pledgor to prepare and file UCC termination statements terminating all of the Financing Statements filed in connection herewith and (c) agrees to furnish, execute and deliver such documents, instruments, certificates, notices or further assurances as the Pledgor may reasonably request as necessary or desirable to effect such termination and release, all at the Pledgor’s expense.
Section 6.16    Reinstatement. This Agreement and the Liens created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Pledgor or the Company in respect of the Secured Obligations is rescinded or must otherwise be restored by the Collateral Agent, whether as a result of any Insolvency Proceeding,
19

Execution Version
reorganization or otherwise, and the Pledgor shall indemnify the Collateral Agent, each Secured Party and their respective employees, officers and agents on demand for all reasonable fees, costs and expenses (including reasonable fees, costs and expenses of counsel) incurred by the Collateral Agent, such Secured Party or their respective employees, officers or agents in connection with such reinstatement, rescission or restoration.
Section 6.17    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of the Collateral Agent and the Secured Parties. Nothing in this Agreement shall impair, as between the Pledgor and the Company, on the one hand, and the Collateral Agent and the Secured Parties on the other hand, the obligations of the Pledgor and the Company to pay principal, interest, fees and other amounts as provided in the Loan Documents.
Section 6.18    Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities of the Collateral Agent set forth in the Loan Documents, as if such rights, powers, immunities and indemnities were specifically set forth herein. The Pledgor hereby acknowledges the appointment of the Collateral Agent pursuant to the Credit Agreement. The rights, privileges, protections and benefits given to the Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in its capacity hereunder, and to each agent, custodian and other Person employed by the Collateral Agent in accordance herewith to act hereunder.
Section 6.19    Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Secured Parties may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Loan Documents. The execution of any other Loan Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Pledgor hereby waives its right to plead or claim in any court that the execution of any other Loan Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from the Pledgor or from any third party and/or release such security without notifying the Pledgor and without affecting in any way the obligations of the Pledgor or the Company under the other Loan Documents. The Collateral Agent shall determine if any security conferred upon the Collateral Agent or the Secured Parties under the Loan Documents shall be enforced by the Collateral Agent as well as the sequence of securities to be so enforced.
Section 6.20    Independent Obligations. The obligations of the Pledgor under this Agreement are independent of those of the Company. The Collateral Agent may bring a separate action against the Pledgor without first proceeding against the Company or any other Person or any other security held by the Collateral Agent and without pursuing any other remedy.
Section 6.21    Subrogation. Notwithstanding any payment or payments made by the Pledgor or the exercise by the Collateral Agent of any of the remedies provided under this Agreement or any other Loan Document, until the Loans and the other Secured Obligations shall
20

Execution Version
have been paid in full, the Pledgor shall not have any claim (as defined in 11 U.S.C. § 101(5)) of subrogation to any of the rights of the Collateral Agent against the Company, the Company, the Pledged Collateral or any guarantee held by the Collateral Agent for the satisfaction of any of the Secured Obligations, nor shall the Pledgor have any claims (as defined in 11 U.S.C. § 101(5)) for reimbursement, indemnity, exoneration or contribution from the Company in respect of payments made by the Pledgor hereunder. Notwithstanding the foregoing, if any amount shall be paid to the Pledgor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time, such amount shall be held by the Pledgor in trust for the Collateral Agent segregated from other funds of the Pledgor, and shall be turned over to the Collateral Agent in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Collateral Agent if required) to be applied against the Secured Obligations in such amounts and in such order as the Collateral Agent may elect.
Section 6.22    Enforcement Expenses; Indemnification.
(a)    The Pledgor agrees to promptly pay or reimburse the Collateral Agent and each Secured Party for all its fees, costs and expenses (including reasonable fees and documented expenses of counsel for the Collateral Agent and the Secured Parties) incurred in connection with collecting against the Pledgor or otherwise enforcing or preserving any rights under or in connection with this Agreement and the other Loan Documents, including its rights under this Section 6.22 and including, without limitation, in connection with (i) the preservation of the Liens on, or the rights of the Secured Parties to the Pledged Collateral pursuant to this Agreement or any other Loan Document or (ii) any actual or attempted sale, lease, disposition, exchange, collection, repair, replacement, alteration, addition, improvement, retention, compromise, settlement or other realization in respect of, or care of, the Pledged Collateral, including such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding.
(b)    The Pledgor shall indemnify each of the Collateral Agent and each Secured Party and their respective officers, directors, shareholders, controlling persons, employees, agents and servants (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including the fees, charges, and disbursements of counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Pledgor or any of its Subsidiaries or Affiliates thereof arising out of, in connection with, with respect to, or resulting from (i) any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with any of the transactions contemplated by this Agreement, or (ii) the execution, delivery or enforcement of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby and thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, to the same extent that the Company would be required to do so under Section 13.03(b) of the Credit Agreement; provided that such indemnity shall not, as to any Indemnitee, be available to the extent such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable
21

Execution Version
judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee.
(c)    The agreements in this Section 6.22 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
Section 6.23    Acknowledgements. The Pledgor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or fiduciary duty to the Pledgor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Pledgor, on the one hand, and the Collateral Agent and the Secured Parties on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Pledgor and the Collateral Agent or Secured Parties.
[Signature pages follow.]
22

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized representatives as of the day and year first above written.

REDAPTIVE FINANCIAL, LLC, as Pledgor

By:
Name:
Title:
[Signature to Pledge Agreement]

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:
[Signature to Pledge Agreement]

Execution Version
Exhibit A
Form of Irrevocable Proxy
The undersigned hereby appoints COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, not in its individual capacity but solely as “Collateral Agent” under the Credit Agreement (the “Collateral Agent”), as proxy with full power of substitution, and hereby authorizes Collateral Agent to represent and vote all of the Equity Interests of Redaptive Capital I, LLC, a Delaware limited liability company, owned by the undersigned on the date of exercise hereof during the continuance of an Event of Default under, and as defined in, the Credit Agreement dated as of _______, 2021, at any meeting or at any other time chosen by Collateral Agent.

REDAPTIVE FINANCIAL, LLC, as Pledgor

By:
Name:
Title:
Date:
Exhibit A

Execution Version
Exhibit B
Form of Transfer Power
FOR VALUE RECEIVED, Redaptive Financial, LLC, a Delaware limited liability company, hereby sells, assigns and transfers unto _____________________________ all of its equity interest(s) in Redaptive Capital I, LLC, a Delaware limited liability company (“Company”), standing in its name on the books of Company, and irrevocably appoints __________________________ as attorney to transfer the ownership interests with full power of substitution in the premises.
Power is given to the holder hereof to fill in any and all blanks in this instrument.

REDAPTIVE FINANCIAL, LLC, as Pledgor

By:
Name:
Title:
Date:
Exhibit-B

Schedule I
LLC Interests
[***]

***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.10d
EXHIBIT G
to Credit Agreement
FORM OF SECURITY AGREEMENT
[See attached.]
Exhibit G-1

PLEDGE AND SECURITY AGREEMENT
between
REDAPTIVE CAPITAL I, LLC,
and
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Collateral Agent for the Secured Parties
Dated as of June 23, 2021

i

ii

SCHEDULES
Schedule 1	Instruments, Chattel Paper and Certificated Securities
Schedule 2	Location of Inventory or Equipment
iii

This PLEDGE AND SECURITY AGREEMENT, dated as of June 23, 2021 (this “Agreement”), is made by REDAPTIVE CAPITAL I, LLC, a Delaware limited liability company (the “Company”), in favor of COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as collateral agent for the Secured Parties (in such capacity, together with any successor collateral agent appointed pursuant to Section 12.07 of the Credit Agreement defined below, the “Collateral Agent”). Capitalized terms used in this Agreement are defined as set forth in Section 1.01.
R E C I T A L S:
WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among Company, the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders (collectively, the “Lenders”), COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent (in such capacity, the “Administrative Agent”), and the Collateral Agent, and Rabobank, as Mandated Lead Arranger;
WHEREAS, pursuant to the Credit Agreement, the Company has agreed to pledge and grant a security interest in and lien on the Collateral (as defined below) to the Collateral Agent, for the benefit of the Secured Parties, on the terms and conditions set forth herein; and
WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the Credit Agreement and the funding of the Loans thereunder by the Lenders.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
A G R E E M E N T:
ARTICLE I
DEFINITIONS
Section 1.01 Defined Terms. Each capitalized term used and not otherwise defined herein (including the preamble, recitals and Exhibits) has the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Credit Agreement. In addition to the terms defined in the Credit Agreement the following terms have the meanings specified below:
“Agreement” has the meaning given to such term in the preamble hereto.
“Assigned Agreements” means all agreements, contracts and documents entered into by the Company, including each Project Contract to which it is a party (including all exhibits and schedules thereto), as each such agreement, contract and document may be amended, supplemented or modified and in effect from time to time, including (a) all rights of the Company to receive moneys due and to become due under or pursuant to the Assigned Agreements, (b) all rights of the Company to receive proceeds of any insurance, bond, indemnity, warranty, letter of credit or guaranty with respect to the Assigned Agreements, (c) all

PLEDGE AND SECURITY AGREEMENT

claims of the Company for damages arising out of or for breach of or default under the Assigned Agreements and (d) all rights of the Company to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder.
“Closing Date” has the meaning given to such term in the Credit Agreement.
“Collateral” has the meaning given to such term in Section 2.01.
“Collateral Agent” has the meaning given to such term in the preamble hereto.
“Company” has the meaning given to such term in the preamble hereto.
“Company Obligations” means all obligations and liabilities of the Company that may arise under or in connection with this Agreement (including Section 2.01) or any other Loan Document to which the Company is a party, in each case, whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Collateral Agent that are required to be paid by the Company pursuant to the terms of this Agreement or any other Loan Document).
“Credit Agreement” has the meaning given to such term in the recitals hereto.
“Credit Agreement Obligations” has the meaning given to the term “Obligations” under the Credit Agreement.
“Deposit Account” has the meaning as defined in the UCC of any applicable jurisdiction and, in any event, includes any demand, time, savings, passbook or like account maintained with a depositary institution.
“Depositary Agreement” means that certain Depositary Agreement, dated as of the date hereof, by and among the Company, Collateral Agent and Deutsche Bank Trust Company Americas entered with respect to the Revenue Account, the Interest Reserve Account, and the Distribution Account, in each case as amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein) from time to time.
“Equity Permitted Liens” means (a) Liens created pursuant to this Agreement (for the benefit of the Secured Parties from time to time) and (b) Liens for any Tax, assessment or other governmental charge or levy not yet due and payable or to the extent being contested and reserved against as required by the Loan Documents.
“Event of Default” has the meaning given to such term in the Credit Agreement.
“Excluded Assets” means any property to the extent that a grant of a security interest in such property is prohibited by any Applicable Law, requires a consent not able to be obtained of any Governmental Authority pursuant to such Applicable Law or is prohibited by, or constitutes a breach or default under or results in the termination of, or grants any Person (other than the Company or any affiliate of the Company) the right to terminate its obligations thereunder, or constitutes or results in the abandonment, invalidation or unenforceability of any right, title or
2

PLEDGE AND SECURITY AGREEMENT

interest of the Company therein, or requires any consent not obtained under, any lease, contract, permit, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such Applicable Law or the term in such lease, contract, permit, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Applicable Law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC); provided that any such property shall constitute an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the Lien of the Security Documents immediately and automatically, at such time as such consequence shall no longer exist; provided, further, that the foregoing exclusions shall not apply to any Proceeds of such property.
“Financing Statements” means all financing statements, continuation statements, recordings, filings or other instruments of registration necessary or appropriate to perfect a Lien by filing in any appropriate filing or recording office in accordance with the UCC or any other relevant Laws.
“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Law or similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (b) whether or not constituting “investment property” as so defined, (i) all promissory notes issued to or held by the Company and (ii) all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person, if any, that may be issued or granted to, or held by, the Company while this Agreement is in effect.
“Lenders” has the meaning given to such term in the recitals hereto.
“Non-Delivered Instruments” has the meaning given to such term in Section 3.06.
“Pledged Collateral” means each of the following:
(a)    all of the Company’s Equity Interests in any other Person (if any);
(b)    all of the Company’s rights, privileges, authority and powers as a member, shareholder or owner of any Equity Interest in any other Person, including (i) Company’s right to a share of the profits of such other Person, (ii) the right to receive distributions from such other Person, (iii) the right to vote and participate in the management of such other Person and (iv) Company’s capital account in such other Person;
(c)    all certificates or other documents representing any and all of the Collateral described in clauses (a) and (b) above;
(d)    other than as provided below, all dividends, distributions, cash, securities, instruments and other property or proceeds of any kind to which the Company may be
3

PLEDGE AND SECURITY AGREEMENT

entitled in its capacity as a member or shareholder of another Person by way of distribution, return of capital or otherwise;
(e)    without affecting any obligations of the Company under any of the other Loan Documents, in the event of any consolidation or merger in which the applicable Person is not the surviving Person, all ownership interests of any class or character in the successor Person formed by or resulting from such consolidation or merger;
(f)    any other claim that the Company now has or may in the future acquire in its capacity as a member or shareholder of another Person; and
(g)    all Proceeds, products and accessions of and to any of the property described in the preceding clauses (a) through (f) above.
“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property and any other Collateral, collections thereon or distributions or payments with respect thereto, and whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
“Project Revenues” has the meaning given to such term in the Depositary Agreement.
“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).
“Secured Obligations” means, collectively, the Credit Agreement Obligations and the Company Obligations.
“Securities Act” means the Securities Act of 1933, as amended.
Section 1.02 UCC Definitions. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC (and if defined in more than one article of the UCC, as defined in Article 9 thereof), except where the context otherwise requires, including the following terms: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Money, Supporting Obligations and Uncertificated Securities. As used in this Agreement, “proceeds” of Collateral means (a) all “proceeds” as defined in Article 9 of the UCC, (b) payments or distributions made with respect to any Collateral and (c) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
ARTICLE II
COLLATERAL
Section 2.01 Security Interest. The Company hereby pledges, grants, assigns, hypothecates, transfers and delivers to the Collateral Agent a first priority security interest in, all of the following property, wherever located, now owned or at any time hereafter acquired by the
4

PLEDGE AND SECURITY AGREEMENT

Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations:
(i)    all Pledged Collateral;
(ii)    all Accounts;
(iii)    all Assigned Agreements;
(iv)    all Chattel Paper;
(v)    all Deposit Accounts;
(vi)    all Documents;
(vii)    all Equipment;
(viii)    all Fixtures;
(ix)    all General Intangibles;
(x)    all Instruments;
(xi)    all Intellectual Property Rights;
(xii)    all Inventory;
(xiii)    all Investment Property;
(xiv)    all Letter-of-Credit Rights;
(xv)    Money;
(xvi)    all Governmental Approvals now or hereafter held in the name, or for the benefit of, the Company;
(xvii)    all books and records pertaining to the Collateral; (xviii) all Project Revenues;
(xix)    to the extent not otherwise included above, all other personal property relating to any of the foregoing (other than any property specifically excluded from any clause in this Section 3.01, and any property specifically excluded from any defined term used in any clause of this Section 3.01); and
(xx)    to the extent not otherwise included above, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
5

PLEDGE AND SECURITY AGREEMENT

provided that in no event shall the Collateral include any Excluded Assets or any right, title or interest in any property which has been released from the Liens created hereunder pursuant to the Credit Agreement.
This Agreement constitutes a “security agreement” as defined in Article 9 of the UCC.
Section 2.02 Liability of Company Under Loan Documents.
(a)    Notwithstanding any other provision contained in this Agreement, (i) the Company shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) the Company shall remain liable under each of the contracts and agreements included in the Collateral to which it is party, including the Assigned Agreements, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such contracts and agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent or any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any contract or agreement included in the Collateral, including the Assigned Agreements, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Company from any of its duties or obligations under the contracts and agreements included in the Collateral, including the Assigned Agreements.
(b)    Notwithstanding any other provision contained in this Agreement, (i) the Company shall remain liable under each of the Loan Documents to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed and (ii) the exercise by the Collateral Agent or the Secured Parties (or any of their respective directors, officers, employees, Affiliates or agents) of any of their rights, remedies or powers hereunder shall not release the Company from any of its duties or obligations under any of the Loan Documents to which it is a party.
Section 2.03 Attorney-in-Fact.
(a)    Appointment. Without limiting any rights or powers granted by this Agreement to the Collateral Agent, the Company hereby appoints the Collateral Agent or any Person, officer or agent whom the Collateral Agent may designate, as its true and lawful attorney-in-fact and proxy, with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, at the Company’s sole cost and expense, from time to time to take any action and to execute any instrument which may be necessary or reasonably advisable to enforce its rights under this Agreement upon and during the continuation of an Event of Default. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Company hereby gives the Collateral Agent the power and right, on behalf of the Company, without notice to or assent by the Company, upon the occurrence and during the continuation of an Event of Default, (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral, (ii) to file any
6

PLEDGE AND SECURITY AGREEMENT

claims or take any action or proceeding that the Collateral Agent may deem necessary or advisable for the collection of all or any part of the Collateral, (iii) to execute, in connection with any sale or disposition of the Collateral under Article V, any endorsements, assignments or other instruments of conveyance or transfer with respect to all or any part of the Collateral, (iv) direct any party liable for any payment under any Collateral to make payment of any monies due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (v) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (vi) defend any suit, action or proceeding brought against the Company with respect to any Collateral, (vii) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option, the Company’s expense, at any time, or from time to time, all acts and things that the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s or the Secured Parties’ Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Company might do.
(b)    Ratification. The Company hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. The Company hereby acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to the Company in acting pursuant to this power-of-attorney and the Company hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.
Section 2.04    Performance by Collateral Agent. If the Company fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may (but shall not be obligated to) cause performance of such agreement, and the reasonable expenses of the Collateral Agent, including such fees and expenses of its outside counsel, incurred in connection therewith shall be payable by the Company; provided, however, that, if an Insolvency Proceeding shall have occurred with respect to the Company, the written request described in this Section 2.05 shall not be required.
Section 2.05    Reasonable Care.
(a)    Deemed Exercise of Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property of the type of which the Collateral consists, it being understood that the Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (ii) filing any Financing Statements or continuation statements or recording any documents or maintaining the perfection of any security interests in the Collateral or (iii) taking any necessary steps to preserve rights against any parties with respect to any Collateral (except,
7

PLEDGE AND SECURITY AGREEMENT

in the case of clauses (i), (ii) and (iii) above, to the extent the same constitutes gross negligence or willful misconduct on the part of the Collateral Agent as finally determined in a non- appealable judgment by a court of competent jurisdiction).
(b)    Limitation on Responsibility for Collateral. The Collateral Agent shall not be responsible for (i) the existence, genuineness or value of any of the Collateral (ii) the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral agent as finally determined in a non-appealable judgment by a court of competent jurisdiction), (iii) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) the validity of the title of the Company to the Collateral, (v) insuring the Collateral, (vi) the payment of taxes, charges, assessments or Liens upon the Collateral or (vii) any other maintenance of the Collateral.
Section 2.06    Security Interest Absolute; Waivers.
(a)    Security Interest Absolute. To the maximum extent permitted by Law, all rights and security interests of the Collateral Agent purported to be granted hereunder and all obligations of the Company hereunder shall be absolute and unconditional and will remain in full force and effect without regard to, and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including:
(i)    any lack of validity or enforceability of any of the Loan Documents or any other agreement or instrument relating thereto;
(ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the Loan Documents or any other agreement or instrument relating thereto;
(iii)    any exchange, release or non-perfection of any other collateral or any release (excluding any release pursuant to Section 6.15), amendment or waiver of, or consent to any departure from, all or any of the Secured Obligations;
(iv)    any judicial or non-judicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Secured Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Company or may preclude the Company from obtaining reimbursement, contribution, indemnification or other recovery from the Company and even though the Company may or may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;
(v)    any act or omission of the Collateral Agent or any other Person (other than payment of the Secured Obligations) that directly or indirectly results in or aids the discharge or release of the Company or any part of the Secured Obligations or any security (including any letter of credit) for all or any part of the Secured Obligations by operation of law or otherwise;
8

PLEDGE AND SECURITY AGREEMENT

(vi)    the election by the Collateral Agent, in any Bankruptcy Event of any Person, of the application or non-application of Section 1111(b)(2) of the Bankruptcy Law;
(vii)    any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Law;
(viii)    any use of cash collateral under Section 363 of the Bankruptcy Law;
(ix)    any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;
(x)    the avoidance of any Lien in favor of the Collateral Agent for any reason;
(xi)    any Insolvency Proceeding in respect of any Person, including any discharge of, or bar or stay against collecting, all or any part of the Secured Obligations (or any interest on all or any part of the Secured Obligations) in or as a result of any such proceeding; or
(xii)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, except as otherwise provided herein.
(b)    Certain Waivers. The Company hereby expressly waives, to the maximum extent permitted by law, (i) promptness, diligence, presentment, demand for payment or performance and protest, (ii) filing of claims with any court, (iii) any proceeding to enforce any provision of the Loan Documents, (iv) notice of acceptance of and reliance on this Agreement by the Collateral Agent or any Secured Party, (v) notice of the creation of any Secured Obligations, and (except with respect to any notice required by the Loan Documents relating to the Secured Obligations) any other notice whatsoever, (vi) any requirement that the Collateral Agent exhaust any right, power or remedy, or proceed or take any other action against the Company under any Loan Document to which the Company is a party or any Lien on, or any claim of payment against, any property of the Company or any other agreement or instrument referred to therein, or any other Person under any guarantee of, or Lien securing, or claim for payment of, any of the Secured Obligations, (vii) any right to require a proceeding by the Collateral Agent first against the Company, whether to marshal any assets or to exhaust any right security for all or any part of the Secured Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Company or may preclude the Company from obtaining reimbursement, contribution, indemnification or other recovery from the Company and even though the Company may or may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;
(c)    Additional Waivers. The Company hereby expressly waives, to the maximum extent permitted by applicable Law:
(i)    any claim that, as to any part of the Collateral, a public sale is, in and of itself, not a commercially reasonable method of sale for the Collateral;
9

PLEDGE AND SECURITY AGREEMENT

(ii)    the right to assert in any action or proceeding between it and the Collateral Agent any offsets or counterclaims that it may have;
(iii)    except as otherwise provided in this Agreement, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OF, OR DISPOSITION OF, ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE COMPANY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE COLLATERAL AGENT’S RIGHTS HEREUNDER;
(iv)    all rights of redemption, appraisement, valuation, stay and extension or moratorium; and
(v)    all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies of the Collateral Agent and the Secured Parties under this Agreement or the absolute sale of the Collateral, now or hereafter in force under any applicable Law, and the Company, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws and rights.
Section 2.07    Financing Statements. The Company authorizes the Collateral Agent to file (but the Collateral Agent shall not be so obligated to file) such Financing Statements in such offices as are or shall be necessary or appropriate to create, perfect and establish the priority of the Liens granted by this Agreement in any and all of the Collateral (such Financing Statements may contain whatever description of the Collateral that the Collateral Agent deemed advisable, including describing such property as “all assets whether now owned or hereafter acquired,” “all assets of the Debtor” or “all personal property whether now owned or hereafter acquired”), to preserve the validity, perfection or priority of the Liens granted by this Agreement in any and all of the Collateral or to enable the Collateral Agent to exercise its remedies, rights, powers and privileges under this Agreement.
Section 2.08    Delivery of Certificates and Instruments. All certificates and instruments representing or evidencing any of the Pledged Collateral shall be delivered to and be held by or on behalf of the Collateral Agent in accordance with Section 4.01(h) and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent (acting at the direction of the Required Lenders). The Collateral Agent shall have the right, at any time following the occurrence and during the continuation of an Event of Default, without prior notice to the Company, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral and to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations. In the event of such a transfer, the Collateral Agent shall within a reasonable period of time thereafter give the Company notice of such transfer or registration;
10

PLEDGE AND SECURITY AGREEMENT

provided, however, that (a) failure to give such notice shall have no effect on the rights of the Collateral Agent hereunder and (b) the Collateral Agent shall not be required to deliver any such notice if the Company is the subject of an insolvency or liquidation proceeding or the delivery of such notice is otherwise prohibited by applicable Law. Upon the request of the Collateral Agent, Company shall execute and deliver to Collateral Agent irrevocable proxies and transfer documents in a form reasonably acceptable to Collateral Agent with respect to Pledged Collateral.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, as follows, which representations and warranties shall survive the execution and delivery of this Agreement:
Section 3.01    Valid Security Interest. Subject to the immediately following sentence, upon the proper filing thereof by or on behalf of the Collateral Agent of Financing Statements in the office of the Secretary of State of the State of Delaware, all filings, registrations and recordings necessary to create, preserve, protect and perfect the Liens granted to the Collateral Agent hereby in respect of the Collateral shall have been accomplished to the extent a security interests in such Collateral may be perfected by filing. Upon the execution and delivery of the Depositary Agreement, the Liens granted to the Collateral Agent pursuant to this Agreement in and to the Deposit Accounts shall constitute a valid and enforceable perfected security interest therein superior and prior to the rights of all other Persons therein and, in each case, subject to no other Liens (other than Permitted Liens), sales, assignments, conveyances, settings over or transfers.
Section 3.02    Title. The Company is the sole beneficial owner of the property in which the Company purports to grant a Lien pursuant to this Agreement.
Section 3.03    Inventory and Equipment. All existing Inventory and Equipment of the Company (other than Inventory and Equipment in transit or in the possession of third parties in the ordinary course of business) is located at the addresses set forth in Schedule 2 or at a Project Site.
Section 3.04    Other Financing Statements. There is no Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) or account control agreement covering or purporting to cover any interest of any kind in the Collateral, except Financing Statements filed or to be filed in respect of and covering the Liens granted hereby by the Company and the Depositary Agreement.
11

PLEDGE AND SECURITY AGREEMENT

Section 3.05    Chief Executive Office, Etc.
(a)    The chief executive office of the Company and the office where the Company keeps its records concerning the Collateral is located at:
Redaptive Capital I, LLC
340 Brannan Street, STE 400
San Francisco, CA 94107
Attn: Legal Department
Email: legal@redaptiveinc.com
(b)    The Company has not, since its date of formation, (i) changed its location (as defined in Section 9-307(a) of the UCC), (ii) changed its name or (iii) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to any Financing Statement covering all or any portion of the Collateral.
Section 3.06    Certificated Securities and Instruments.
(a)    The Company has delivered to the Collateral Agent, on or before the date hereof, without exception, all (i) Collateral of the Company that is represented by Certificated Securities and (ii) Collateral of the Company that consists of Instruments or Chattel Paper (other than Instruments and Chattel Paper deposited or to be deposited for collection (“Non-Delivered Instruments”)), including any Receivable that is evidenced by any Instrument or Chattel Paper. None of the obligors on any Receivables of the Company with a value in excess of $100,000 is a Governmental Authority. All Collateral consisting of Instruments, Chattel Paper or Certificated Securities (other than Non-Delivered Instruments) and owned by the Company, to the actual knowledge of the Company, is listed on Schedule 1.
(b)    Possession by the Collateral Agent of the notes (if any), certificates or instruments representing Pledged Collateral of the Company and possession of the proceeds thereof are the only actions necessary to perfect or protect the Liens of the Collateral Agent (for the benefit of the Secured Parties) in the Pledged Collateral of the Company represented by such notes (if any), certificates or instruments and the proceeds thereof under the UCC, and, upon delivery to the Collateral Agent of the certificate or certificates evidencing the Pledged Collateral (if any), together with an instrument of transfer duly endorsed in blank, the Lien granted to the Collateral Agent pursuant to this Agreement in and to such Pledged Collateral shall constitute a valid and enforceable perfected security interest therein superior and prior to the rights of all other Persons therein and, in each case, subject to no other Liens, sales, assignments, conveyances, settings over or transfers other than Equity Permitted Liens.
Section 3.07    Intellectual Property. The Company does not own any material Intellectual Property in its own name, and the Company does not license any right to or for any Intellectual Property the loss of which could reasonably be expected to have a Material Adverse Effect.
Section 3.08    Commercial Tort Claims. The Company has no rights in any Commercial Tort Claim with potential value in excess of $100,000.
12

PLEDGE AND SECURITY AGREEMENT

Section 3.09    Legal Name. The full legal name of the Company is as typed on the signature page of this Agreement. The Company does not utilize any trade names or other names under which the Company currently conducts business.
ARTICLE IV
COVENANTS
The Company hereby covenants and agrees from and after the Closing Date until the termination of this Agreement in accordance with the provisions of Section 6.15:
Section 4.01    Maintenance of Existence. Except as otherwise expressly permitted by this Agreement, the Company shall (i) take all action necessary to maintain the Liens of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, and (ii) be and remain, at all times, in good standing.
Section 4.02    Sale of Collateral. Except as expressly permitted by this Agreement and the other Loan Documents, the Company shall not sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral.
Section 4.03    No Other Liens. The Company shall not create, incur or permit to exist, shall defend the Collateral against and shall take such other action as is reasonably necessary to remove, any Lien (other than Permitted Liens) or claim on or to the Collateral and shall defend the right, title and interest of the Collateral Agent and the Secured Parties in and to the Collateral against the claims and demands of all Persons whomsoever.
Section 4.04    Jurisdiction of Organization; Chief Executive Office. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Loan Documents, the Company shall not change its name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole ú            f business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same priority of the Collateral Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby.
Section 4.05    Supplements; Further Assurances. The Company shall at any time and from time to time, at its own cost and expense, promptly execute, file, record or deliver all further instruments and documents, and take all further action, that the Collateral Agent may reasonably request in writing, in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
Section 4.06    Records; Statements and Schedules. The Company shall keep and maintain, at its own cost and expense, records of the Collateral owned by it, including records of all payments received with respect thereto, and it shall make the same available to the Collateral
13

PLEDGE AND SECURITY AGREEMENT

Agent for inspection at the Company’s chief executive office, at the Company’s cost and expense, upon reasonable notice (except after the occurrence and during the continuation of an Event of Default), at any time during normal business hours. The Company shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request in writing, all in reasonable detail.
Section 4.07    Notices. The Company shall promptly, upon obtaining Knowledge of (a) any action, suit or proceeding at law or in equity by or before any Governmental Authority, arbitral tribunal or other body pending or threatened against the Company, (b) the occurrence of any other circumstance, act or condition (including the adoption, amendment or repeal of any applicable Law or notice (whether formal or informal, written or oral) of the failure to comply with the terms and conditions of any applicable Law) which could reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the Company’s ability to grant the Liens on the Collateral intended to be granted hereby or otherwise perform its obligations hereunder, or (c) the occurrence of any Event of Default relating solely to the Company, in each case furnish to the Collateral Agent a notice of such event describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a written description of the action that the Company has taken or proposes to take with respect thereto.
Section 4.08    Filing Fees. The Company shall pay any applicable filing fees and related expenses in connection with any filing made by the Collateral Agent in accordance with Section 2.08.
Section 4.09    Separate Existence. The Company shall (a) not liquidate, wind-up or dissolve, (b) not combine, merge or consolidate with any other entity, unless the transferee or surviving Person assumes all of its obligations hereunder by operation of law or otherwise, (c) maintain entity records and books of account separate from those of all other entities, (d) not commingle its funds or assets with those of any other entity and (e) provide that its board of directors or other analogous governing body will hold all appropriate meetings (or take such other actions permitted under its organizational documents) to authorize and approve the Company’s actions, which meetings will be separate from those of any other entity.
Section 4.10    Perfection. The Company shall:
(a)    deliver to the Collateral Agent any and all Instruments and Chattel Paper (other than the Non-Delivered Instruments) and Certificated Securities of the Company, endorsed and/or accompanied by instruments of assignment and transfer in such form and substance as the Collateral Agent (acting at the direction of the Required Lenders) may reasonably request; provided that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall, promptly upon request of the Company and approval of the Collateral Agent (acting at the direction of the Required Lenders), make appropriate arrangements for making any Instrument or Chattel Paper pledged by the Company and held by the Collateral Agent available to the Company for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Collateral Agent, against trust receipt or like document);
14

PLEDGE AND SECURITY AGREEMENT

(b)    maintain the Liens created by this Agreement as a perfected and, subject to Permitted Liens, first priority security interest and, at the sole cost and expense of the Company, (i) give, execute, deliver, file and/or record any Financing Statement (A) to create, preserve, perfect or validate and maintain the Liens granted pursuant hereto or (B) to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such Liens; provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (d) below, and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, take any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning if the applicable Uniform Commercial Code) with respect thereto;
(c)    promptly notify the Collateral Agent upon the acquisition after the date hereof by the Company of any Equipment covered by a warehouse receipt (other than Equipment with a fair market value of $10,000 or less individually), and upon the request of the Collateral Agent (acting at the direction of the Required Lenders), use commercially reasonable efforts to cause the Collateral Agent to be listed as the lienholder on such warehouse receipt and within 60 days of the acquisition thereof deliver evidence of the same to the Collateral Agent;
(d)    upon request of the Collateral Agent, upon the occurrence and during the continuation of any Event of Default, promptly notify (and the Company hereby authorizes the Collateral Agent to so notify) each account debtor in respect of any Accounts or Instruments of the Company that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent, with a copy of such notice to the Company;
(e)    upon request of the Collateral Agent upon the occurrence and during the continuation of any Event of Default, furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and properties of the Company and such other reports in connection therewith that the Collateral Agent may reasonably request, all in reasonable detail;
(f)    with respect to any part of the Pledged Collateral of the Company that constitutes an Uncertificated Security pledged hereunder, cause any issuer thereof to register the Collateral Agent as the registered owner of such Uncertificated Security or to enter into agreements to establish the Collateral Agent’s control over such Uncertificated Securities;
(g)    at all times cause the Pledged Collateral of the Company to be “certificated securities” as such term is defined in Article 8 of the UCC; and
(h)    without duplication of the covenants set forth in clause (a) above, deliver all certificates or other documents representing the Pledged Collateral of the Company to the Collateral Agent with all necessary and appropriate instruments of transfer or assignment duly endorsed in blank on or before the date hereof and, in the event the
15

PLEDGE AND SECURITY AGREEMENT

Company obtains possession of any certificates or any securities or instruments forming a part of the Pledged Collateral, promptly deliver the same to the Collateral Agent together with all necessary and appropriate instruments of transfer or assignment duly endorsed in blank (and, prior to any such delivery, any Pledged Collateral in the Company’s possession shall be held by it in trust for the Collateral Agent).
Section 4.11    Intellectual Property. Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property, and the loss of such Intellectual Property could reasonably be expected to have a Material Adverse Effect, the Company shall report such filing to the Collateral Agent within 30 days after the last day of the fiscal quarter in which such filing occurs. At the request of the Collateral Agent (at the direction of the Required Lenders), the Company shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in any Intellectual Property and the goodwill and general intangibles of the Company relating thereto or represented thereby.
Section 4.12    Commercial Tort Claims. If the Company shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $100,000, the Company shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Collateral Agent (as directed by the Required Lenders) granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.
ARTICLE V
REMEDIES
Section 5.01    Remedies.
(a)    Generally. Subject to the remedies set forth in Section 10.03 of the Credit Agreement, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may (but shall not be obligated to), without notice to the Company (except as required by applicable Law) and at such times as the Collateral Agent may determine, exercise any or all of the Company’s rights in, to and under, or in any way connected to, the Collateral, and the Collateral Agent shall otherwise have and may (but shall not be obligated to) exercise all of the rights, powers, privileges and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights, powers, privileges and remedies are asserted) and such additional rights, powers, privileges and remedies to which the Collateral Agent or a Secured Party is entitled under the laws in effect in any jurisdiction where any rights, powers, privileges and remedies hereunder may be asserted, including the right, to the maximum extent permitted by applicable law or in equity, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right).
16

PLEDGE AND SECURITY AGREEMENT

(b)    Specific Remedies. Without limiting the generality of the foregoing and subject to the remedies set forth in Section 10.03 of the Credit Agreement, upon the occurrence and during the continuation of an Event of Default:
(i)    the Collateral Agent in its discretion may require the Company to, and the Company shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and the Company, designated in the Collateral Agent’s request; and
(ii)    the Collateral Agent in its discretion may, to the fullest extent provided by Law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve and replace the Collateral or any part thereof, and manage and operate the same and receive and collect all income, receipts, royalties, revenues, issues and profits therefrom (it being agreed that the Company irrevocably consents and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, the Company shall immediately deliver possession of such Collateral to such receiver).
Section 5.02    Sale of Collateral.
(a)    Terms of Sales. Without limiting the generality of Section 5.01 above and subject to Section 10.03 of the Credit Agreement, if an Event of Default shall have occurred and be continuing, the Collateral Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale or at any of the Collateral Agent’s corporate trust offices or elsewhere, for cash, on credit or for future delivery and at such price or prices and upon such other terms as are commercially reasonable, irrespective of the impact of any such sale on the market price of the Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Company, and the Company hereby waives (to the extent permitted by Law) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Company agrees that at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any public or private sale. The Company hereby waives any claims against the Collateral Agent arising by reason of the fact that the sale of the Collateral may not have been conducted in a commercially reasonable manner.
(b)    Private Sales. The Company recognizes that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may, subject to Section 10.03 of the Credit Agreement, elect to sell all or any part of the Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the
17

PLEDGE AND SECURITY AGREEMENT

distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including a public offering made pursuant to a registration statement under the Securities Act) and the Company hereby waives, to the maximum extent permitted under applicable Law, any claims against the Collateral Agent or any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such private sale to an unrelated third party was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree. The Company and the Collateral Agent agree that such private sales shall be conducted in a commercially reasonable manner and that the Collateral Agent has no obligation to engage in public sales and no obligation to delay sale of any Collateral to permit the issuer thereof to register the Collateral for a form of public sale requiring registration under the Securities Act. If the Collateral Agent exercises its right to sell any or all of the Collateral, upon written request the Company shall, from time to time, furnish to the Collateral Agent all such information as is necessary in order to determine the limited liability company interests, any other interests in the Collateral and any other instruments included in the Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and rules of the United States Securities and Exchange Commission thereunder, as the same are from time to time in effect.
Section 5.03    Purchase of Collateral. The Collateral Agent or any Secured Party may be a purchaser of the Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the Secured Obligations. Any purchaser of all or any part of the Collateral shall, upon any such purchase, acquire good title to the Collateral so purchased, free of the security interests created by this Agreement.
Section 5.04    Application of Proceeds; Deficiency. After the occurrence and during the continuation of an Event of Default, the Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Collateral to the payment of the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent’s agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the Company, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
18

PLEDGE AND SECURITY AGREEMENT

Section 5.05    Notice. The Collateral Agent shall within a reasonable period of time thereafter give the Company notice of any action taken under this Article V; provided, however, that (a) failure to give such notice shall have no effect on the rights of the Collateral Agent hereunder and (b) the Collateral Agent shall not be required to deliver any such notice if the Company is the subject of an Insolvency Proceeding or if the delivery of such notice is otherwise prohibited by applicable Law.
Section 5.06    Enforcement Expenses. The Company agrees to pay or reimburse the Collateral Agent for all its reasonable and documented out-of-pocket expenses (including reasonable legal fees, charges and disbursements) incurred by the Collateral Agent in connection with the enforcement and protection of its rights under this Agreement.
Section 5.07    Special Provisions Relating to Certain Collateral.
(a)    Adverse Claims. The Company shall defend, all at its own cost and expense, the Company’s title and the existence, perfection and priority of the Collateral Agent’s (for the benefit of the Secured Parties) security interests in the Collateral of the Company against all adverse claims (subject to any Permitted Liens).
(b)    Assigned Agreements.
(i)    Upon the request of the Collateral Agent (acting at the direction of the Required Lenders) at any time after the occurrence and the continuation of an Event of Default, the Company shall notify the parties to any Assigned Agreement that is not subject to a Lender Consent that such Assigned Agreement has been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.
(ii)    In the event of a default by the Company in the performance of any of its obligations under any Assigned Agreement, or upon the occurrence or non- occurrence of any event or condition under any such Assigned Agreement that would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable another party of such Assigned Agreement to terminate or suspend its performance under such Assigned Agreement, the Collateral Agent (acting at the direction of the Required Lenders) may (but shall not be obligated to), with prior written notice to the Company (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice if the Company is the subject of an insolvency or liquidation proceeding or if the delivery of such notice is otherwise prohibited by Applicable Law), cure any such default, cause the performance of such obligations or otherwise remedy such event or condition, and the reasonable and documented fees, costs and expenses (including fees and expenses of outside counsel) of the Collateral Agent incurred in connection therewith shall be payable by or on behalf of the Company.
(c)    Intellectual Property.
(i)    For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 4.11 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies (for the avoidance of doubt, only during the
19

PLEDGE AND SECURITY AGREEMENT

continuation of an Event of Default), and for no other purpose, the Company hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, royalty-free, non- exclusive, world-wide license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by the Company.
(ii)    Notwithstanding anything herein to the contrary, but subject to the provisions of the Loan Documents that limit the rights of the Company to dispose of its property, so long as no instruction by the Required Lenders has been delivered in connection with an Event of Default that has occurred and is continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. Upon the release of the Collateral Agent’s Lien on the Collateral pursuant to the Credit Agreement, the license granted pursuant to clause (i) above shall be automatically transferred from the Collateral Agent to the Company. The exercise of rights and remedies under Section 4.09 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this clause (ii).
(d)    Voting; Distributions
(i)    Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Collateral Agent (acting at the direction of the Required Lenders) shall have given notice to the Company of the Collateral Agent’s intent to exercise its rights under this Section 5.07(d)(i) (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice if the Company is the subject of an insolvency or liquidation proceeding), the Company shall be entitled to exercise all voting and other rights with respect to the Pledged Collateral; provided, however, that no vote with respect to the Pledged Collateral shall be cast, right exercised or other action taken which would be inconsistent with, or result in any violation of, any provision of any of this Agreement or any other Loan Document. Upon the occurrence and during the continuation of an Event of Default and after notice thereof from the Collateral Agent (acting at the direction of the Required Lenders) to the Company (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice if the Company is the subject of an Insolvency or Liquidation Proceeding), all voting and other rights of the Company with respect to the Pledged Collateral which the Company would otherwise be entitled to exercise pursuant to the terms of this Agreement or otherwise shall cease, and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to exercise such rights.
(ii)    Distributions. Any and all distributions paid in respect of the Pledged Collateral shall be paid only to the extent permitted, and then strictly in accordance with, the Loan Documents. To the extent that such distributions and payments are made in cash and otherwise in accordance with the terms of the Loan Documents, the further distribution or payment of such monies shall not give rise to any claims or causes of action on the part of any of the Secured Parties against the Company seeking the return or disgorgement of any such distributions or other payments unless the
20

PLEDGE AND SECURITY AGREEMENT

distributions or payments involve or result from the fraud or willful misconduct of the Company. Upon the occurrence and during the continuation of an Event of Default, all rights of the Company to receive and retain any such distributions shall cease, and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to exercise such rights.
(iii)     Turnover. All distributions and other amounts which are received by the Company contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent on behalf of the Secured Parties, shall be segregated from other funds of the Company and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
ARTICLE VI
MISCELLANEOUS
Section 6.01    No Waiver; Remedies Cumulative. No failure or delay of the Collateral Agent or any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No failure or delay of the Collateral Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.
Section 6.02    Notices. All notices, requests and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing in the manner set out in Section 13.02 of the Credit Agreement. All notices, requests and other communications to each party hereto shall be sent to the following address of such party:
If to Company:
Redaptive Capital I, LLC
340 Brannan Street, STE 400
San Francisco, CA 94107
Attn: Legal Department
Email: legal@redaptiveinc.com
21

PLEDGE AND SECURITY AGREEMENT

If to Collateral Agent:
Coöperatieve Rabobank U.A., New York Branch, as Collateral Agent
245 Park Avenue, Floor 36
New York, NY 10167
Contact: Hemani Jadhav
Tel: (212) 916-3762
Fax: (212) 309-5159
Email: Hemani.Jadhav@rabobank.com/ pfportfolio@rabobank.com
Section 6.03    Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.01 of the Credit Agreement.
Section 6.04    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Collateral Agent, the Secured Parties and their successors and assigns; provided that (a) the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, (b) the Collateral Agent shall only transfer or assign its rights under this Agreement in connection with a resignation or removal of such Person from its capacity as “Collateral Agent” in accordance with the terms of this Agreement and the Credit Agreement, and (c) the Collateral Agent may delegate certain of its responsibilities and powers under this Agreement as contemplated by Section 6.08 hereof.
Section 6.05    Survival; Reliance. The representations and warranties of the Company set out in this Agreement or contained in any documents delivered to the Collateral Agent pursuant to this Agreement shall be considered to have been relied upon by the Collateral Agent and the Secured Parties in entering into the Loan Documents and shall survive the execution and delivery of this Agreement and the other Loan Documents until termination hereafter and thereof, notwithstanding any investigation on their respective parts.
Section 6.06    Effectiveness; Continuing Nature of this Agreement. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement and the Collateral Agent and the Secured Parties may continue, at any time and without notice to any other Person, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or the Company constituting Secured Obligations in reliance hereof. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. All references to the Company shall include the Company as debtor and debtor-in-possession and any receiver or trustee for the Company (as the case may be) in any Insolvency Proceeding.
Section 6.07    Entire Agreement. This Agreement, together with other agreements attached hereto or referred to herein and the other Loan Documents, constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.
22

PLEDGE AND SECURITY AGREEMENT

Section 6.08    Agents. The Collateral Agent may employ agents, experts and attorneys- in-fact in connection herewith.
Section 6.09    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 6.10    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective when executed and delivered by each Person intended to be a party hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 6.11    Interpretation. The section headings in this Agreement are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.
Section 6.12    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(b)    SUBMISSION TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT SHALL NOT COMMENCE ANY ACTION, LITIGATION, OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST COLLATERAL AGENT OR ANY RELATED PARTY THEREOF IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO
23

PLEDGE AND SECURITY AGREEMENT

HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION, OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 6.12(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.02. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 6.13     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 6.14    Specific Performance. The Collateral Agent may demand specific performance of this Agreement. The Collateral Agent and the Company hereby irrevocably
24

PLEDGE AND SECURITY AGREEMENT

waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Collateral Agent or any Secured Party.
Section 6.15    Release; Termination. Upon the repayment of the Secured Obligations, and subject to Section 6.16, this Agreement and the Liens created pursuant to this Agreement shall automatically be terminated and released and the Collateral or such applicable portion of the Collateral shall automatically revert to the Company with no further action on the part of any Person, the Collateral Agent, at the sole cost and expense of the Company, (a) shall execute and deliver all such documentation, UCC termination statements and instruments as are necessary to release the Liens created pursuant to this Agreement and to evidence the termination of this Agreement, (b) authorizes the Company to prepare and file UCC termination statements terminating all of the Financing Statements filed in connection herewith and (c) agrees to furnish, execute and deliver such documents, instruments, certificates, notices or further assurances as the Company may reasonably request as necessary or desirable to effect such termination and release, all at the Company’s expense.
Section 6.16    Reinstatement. This Agreement and the Liens created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Secured Obligations is rescinded or must otherwise be restored by the Collateral Agent, whether as a result of any Insolvency Proceeding, reorganization or otherwise, and the Company shall indemnify the Collateral Agent, each Secured Party and their respective employees, officers and agents on demand for all reasonable fees, costs and expenses (including reasonable fees, costs and expenses of counsel) incurred by the Collateral Agent, such Secured Party or their respective employees, officers or agents in connection with such reinstatement, rescission or restoration.
Section 6.17    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of the Collateral Agent and the Secured Parties. Nothing in this Agreement shall impair, as between the Company and the Company, on the one hand, and the Collateral Agent and the Secured Parties on the other hand, the obligations of the Company and the Company to pay principal, interest, fees and other amounts as provided in the Loan Documents.
Section 6.18    Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities of the Collateral Agent set forth in the Loan Documents, as if such rights, powers, immunities and indemnities were specifically set forth herein. The Company hereby acknowledges the appointment of the Collateral Agent pursuant to the Credit Agreement. The rights, privileges, protections and benefits given to the Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in its capacity hereunder, and to each agent, custodian and other Person employed by the Collateral Agent in accordance herewith to act hereunder.
Section 6.19    Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Secured Parties may
25

PLEDGE AND SECURITY AGREEMENT

at any time hold for any of the Secured Obligations hereby secured, whether or not under the Loan Documents. The execution of any other Loan Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Company hereby waives its right to plead or claim in any court that the execution of any other Loan Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from the Company or from any third party and/or release such security without notifying the Company and without affecting in any way the obligations of the Company or the Company under the other Loan Documents. The Collateral Agent shall determine if any security conferred upon the Collateral Agent or the Secured Parties under the Loan Documents shall be enforced by the Collateral Agent as well as the sequence of securities to be so enforced.
Section 6.20    Subrogation. Notwithstanding any payment or payments made by the Company or the exercise by the Collateral Agent of any of the remedies provided under this Agreement or any other Loan Document, until the Loans and the Secured Obligations shall have been paid in full, the Company shall not have any claim (as defined in 11 U.S.C. § 101(5)) of subrogation to any of the rights of the Collateral Agent against the Company, the Collateral or any guarantee held by the Collateral Agent for the satisfaction of any of the Secured Obligations, nor shall the Company have any claims (as defined in 11 U.S.C. § 101(5)) for reimbursement, indemnity, exoneration or contribution from the Company in respect of payments made by the Company hereunder. Notwithstanding the foregoing, if any amount shall be paid to the Company on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time, such amount shall be held by the Company in trust for the Collateral Agent segregated from other funds of the Company, and shall be turned over to the Collateral Agent in the exact form received by the Company (duly endorsed by the Company to the Collateral Agent if required) to be applied against the Secured Obligations in such amounts and in such order as the Collateral Agent may elect.
Section 6.21    Enforcement Expenses; Indemnification.
(a)    The Company agrees to promptly pay or reimburse the Collateral Agent and each Secured Party for all its fees, costs and expenses (including reasonable and documented fees and expenses of counsel for the Collateral Agent and the Secured Parties) incurred in connection with collecting against the Company or otherwise enforcing or preserving any rights under or in connection with this Agreement and the other Loan Documents, including its rights under this Section 6.21 and including, without limitation, in connection with (i) the preservation of the Liens on, or the rights of the Secured Parties to the Collateral pursuant to this Agreement or any other Loan Document or (ii) any actual or attempted sale, lease, disposition, exchange, collection, repair, replacement, alteration, addition, improvement, retention, compromise, settlement or other realization in respect of, or care of, the Collateral, including such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding.
(b)    The Company shall indemnify each of the Collateral Agent and each Secured Party and their respective officers, directors, shareholders, controlling persons,
26

PLEDGE AND SECURITY AGREEMENT

employees, agents and servants (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including the fees, charges, and disbursements of counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any of its Subsidiaries or Affiliates thereof arising out of, in connection with, with respect to, or resulting from (i) any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, or (ii) the execution, delivery or enforcement of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby and thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, to the same extent that the Company would be required to do so under Section 13.03(b) of the Credit Agreement; provided that such indemnity shall not, as to any Indemnitee, be available to the extent such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee.
(c)    The agreements in this Section 6.21 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
Section 6.22    Acknowledgements. The Company hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or fiduciary duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Company, on the one hand, and the Collateral Agent and the Secured Parties on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Company and the Collateral Agent or Secured Parties.
[Signature pages follow.]
27

PLEDGE AND SECURITY AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized representatives as of the day and year first above written.

REDAPTIVE CAPITAL I, LLC, as Company

By:
Name:
Title:
[Signature to Pledge and Security Agreement]

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:
[Signature to Pledge and Security Agreement]

Schedule I
Instruments, Chattel Paper and Certificated Securities
[***]
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 2
Location of Inventory or Equipment
[***]
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT H
to Credit Agreement
FORM OF BORROWING BASE CERTIFICATE
BORROWING BASE CERTIFICATE
Date:            ,           17
Coöperatieve Rabobank U.A., New York Branch,
as Administrative Agent
245 Park Avenue, Floor 36
New York, NY 10167
Contact: Hemani Jadhav
Tel: (212) 916-3762
Fax: (212) 309-5159
Email: Hemani.Jadhav@rabobank.com /
pfportfolio@rabobank.com
Re:    Redaptive Capital I, LLC
Ladies and Gentlemen:
The undersigned, a duly authorized officer of Redaptive Capital I, LLC, a Delaware limited liability company (the “Borrower”), hereby provides this Borrowing Base Certificate (this “Certificate”) to you in accordance with [Section 5.01(m)][5.02(a)] of that certain Credit Agreement, dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent, and the Collateral Agent, and Rabobank, as Mandated Lead Arranger. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
1.    Attached hereto as Schedule A is a proposed update to the Base Case Model.
2.    Attached hereto as Schedule B is a calculation of the Borrower Expected Cash Flow with respect to the subject Projects and Project Contracts.
3.    Attached hereto as Schedule C is a calculation of the Advance Rate with respect to the subject Projects and Project Contracts.
4.    Attached hereto as Schedule D is a calculation of the Borrowing Base Value both prior to and after the expected requested Borrowing.
5.    Attached hereto as Schedule E is a calculation of the Pro Forma Debt Service Coverage Ratio for such period.
17 To be delivered simultaneously with each Borrowing Request.
Exhibit H-1

6.    Attached hereto as Schedule F is a description of the Projects and Project Contracts (as well as related customers and customer credit ratings) expected to be included in the Borrowing Base, and a proposed updated Schedule III to the Credit Agreement.
7.    Attached hereto as Schedule G is evidence that the subject Projects have achieved their commercial operation date in accordance with their respective Revenue Contracts.18
8.    Attached hereto as Schedule H is a list of the contracted servicers and technology related to such Projects and Project Contracts.
9.    [Attached hereto as Schedule I is a report from the Independent Engineer containing substantially the same information as the Independent Engineer report delivered in connection with the Closing Date].19
The Borrower hereby certifies that all documentation and information regarding the subject Projects and Project Contracts have been made available to the Administrative Agent and Required Lenders, and that all conditions precedent to the anticipated Drawdown Date can be satisfied by the proposed Borrowing Date.
* * *
18 LOAs to be attached.
19 Solely with respect to any subject Project with a Revenue Contract counterparty not previously included in an Independent Engineer report delivered to the Administrative Agent
Exhibit H-2

IN WITNESS WHEREOF, this Certificate has been duly executed and delivered as of the date first set forth above.

REDAPTIVE CAPITAL I, LLC, as Borrower

By:
Name:
Title:
Exhibit H-3

SCHEDULE A
Updated Base Case Model

[***]
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE B
Borrower Expected Cash Flow Calculation

[***]
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE C
Advance Rate Calculation
[***]
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE D
Borrowing Base Value Calculation
[***]
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE E
Pro Forma Debt Service Coverage Ratio Calculation
[***]
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE F
Projects and Project Contracts and
Updated Schedule III to Credit Agreement
[***]
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE G
Proof of Commercial Operation Date
[***]
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SCHEDULE H
Contracted Servicers and Technology for Projects and Project Contracts
[***]
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[SCHEDULE I]
Independent Engineer Report
[***]
***    Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT I
to Credit Agreement
FORM OF CONTINUATION/CONVERSION NOTICE
CONTINUATION/CONVERSION NOTICE
Date:              ,           20
Coöperatieve Rabobank U.A., New York Branch,
as Administrative Agent
245 Park Avenue, Floor 36
New York, NY 10167
Contact: Hemani Jadhav
Tel: (212) 916-3762
Fax: (212) 309-5159
Email: Hemani.Jadhav@rabobank.com /
pfportfolio@rabobank.com
Re:    Redaptive Capital I, LLC
Ladies and Gentlemen:
This irrevocable Notice of Interest Election (this “Notice of Interest Election”) is delivered to you pursuant to Section 2.04 of the Credit Agreement, dated as of [                      ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Redaptive Capital I, LLC, a Delaware limited liability company (the “Borrower”), the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (“Rabobank”), as the administrative agent, and the Collateral Agent, and Rabobank, as Mandated Lead Arranger. Capitalized terms used but not otherwise defined in this Notice of Interest Election shall have the meanings assigned to such terms (whether directly or by reference to another agreement or document) in the Credit Agreement.
The Borrower hereby confirms and certifies to the Administrative Agent and each relevant Lender the following:
If any Loans are listed in the following table for changes in their respective Interest Periods as described therein, (a) this Continuation/Conversion Notice is an irrevocable selection of Interest Periods made pursuant to Section 2.04 of the Credit Agreement and (b) the Interest Period(s) selected comply with, and are in accordance with, the definition of Interest Period and Section 2.04 of the Credit Agreement.
20 To be delivered no later than 11:00 a.m. on the third (3rd) Business Day preceding the proposed conversion/expiration date.
Exhibit I-1

1.    Interest Period Selection:

Amount of Loan	Initial Funding Date	Current Interest Period	New Interest Period

2.    Notice of Conversion:

Date of Conversion	Loans to be Converted	[ABR Loan to Eurodollar Loan] [Eurodollar Loan to ABR Loan]	Duration of initial Interest Period for such Loan[21]

* * *
21 For conversion of ABR Loans to Eurodollar Loans only.
Exhibit I-2

IN WITNESS WHEREOF, the Borrower has caused this Continuation/Conversion Notice to be duly executed and delivered by an Authorized Officer as of the date first above written.

REDAPTIVE CAPITAL I, LLC, as Borrower

By:
Name:
Title:
Exhibit I-3

EXHIBIT J
to Credit Agreement
FORM OF LENDER CONSENT
NOTICE AND CONSENT TO ASSIGNMENT
[           ] , 202[   ]
Reference is hereby made to those certain agreements listed in Schedule A hereto (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, collectively, the “Contracts” and each a “Contract”) between                        (“Contracting Party”), and Redaptive Financial, LLC (assignee of Redaptive Services, LLC) (“Redaptive”). Capitalized terms not otherwise defined herein will have the same meaning as set forth in the Credit Agreement (defined below).
Redaptive hereby gives Contracting Party notice and Contracting Party hereby acknowledges receipt of notice that Redaptive will assign to its affiliate Redaptive Capital I, LLC (“Redaptive Capital”) all of its rights and obligations in and under the Contracts, and Redaptive Capital will contemporaneously collaterally assign to COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, whose offices are at 245 Park Avenue, Floor 36, New York City, New York 10167 (together with its successors and assigns, the “Lender”), all of its rights in the Contracts, including the right to receive any amounts payable thereunder as security for a loan about to be made by Lender to Redaptive Capital pursuant to the Credit Agreement by and among Redaptive Capital, Lender, and the various financial institutions listed on Schedule I thereto and other financial institutions and Persons from time to time party thereto as lenders dated as of June        ,2021 (the “Credit Agreement”) and the Security Agreement by and between Redaptive Capital and Lender, dated as of June        , 2021 (the “Security Agreement”). Contracting Party hereby consents to such assignments and agrees to make payment of any and all payments due or to become due under the Contracts to Redaptive as provided in the Contracts until Lender instructs Contracting Party otherwise in writing.
In recognition of Lender’s reliance upon this Notice and Consent to Assignment in making the loan or loans to Redaptive Capital to enable Redaptive Capital to satisfy its obligations under the Contracts, Contracting Party hereby certifies, confirms and agrees as follows as of the date hereof:
That the Contracts are in full force and effect and, no modification, amendment or supplement to the Contracts has been made, and that the Contracts represent the sole agreements between Redaptive Capital and Contracting Party respecting the subject matter thereof and the payments due to Redaptive Capital thereunder. Any future modification, termination, amendment or supplement to the Contracts of a material nature, which could reasonably be expected to adversely affect the Lender, or settlement of amounts due thereunder shall be ineffective without Lender’s prior written consent, which will not be unreasonably withheld or delayed. There are no existing breaches, defaults, events of default or similar under any of the Contracts that have not been cured or waived.

That Lender has not assumed any of the obligations of Redaptive Capital and Lender shall not be responsible in any way for the performance by Redaptive or any other party of the terms and conditions of the Contracts; provided, however, Lender may assume obligations of Redaptive Capital in its sole discretion under a Contract if Redaptive Capital has defaulted under such Contract.
That Lender, in the exercise of its rights and remedies under the Loan Agreement and/or Security Agreement, is entitled to the benefits of each and every right accorded Redaptive Capital in and under the Contracts, including but not limited to remedies, inspection rights, indemnity rights, right to give consent, right to receive payment of costs and expenses incurred in exercising rights and remedies following any event of default, right to receive material notices and other documents required to be furnished by Contracting Party to Redaptive under the Contracts. Further, Contracting Party will not terminate any Contract or suspend performance of its services under any Contract on account of any default or breach of Redaptive Capital thereunder, or upon the occurrence or non-occurrence of any event or condition under such Contract which would immediately or with the passage of any applicable grace period or the giving of notice, or both, entitle Contracting Party to terminate any Contract or suspend performance thereunder (such default, breach, event or condition, a “Default”), without written notice to Lender and first providing to Lender or its designee(s) (i) a reasonable period from receipt of such notice to cure such Default if such Default is the failure to pay amounts to Contracting Party which are due and payable by Redaptive Capital under such Contract, or (ii) a reasonable opportunity after receipt of such notice to cure such Default if the Default cannot be cured by the payment of money to Contracting Party so long as Lender shall have promptly commenced to cure the Default and thereafter diligently pursues such cure to completion and continues to perform any monetary obligations under such Contract, and all other material obligations under such Contract are performed by Redaptive Capital or Lender (or its assignee(s) or designee(s)). Notwithstanding anything to the contrary herein, if the Default is peculiar to Redaptive Capital and not curable by Lender, such as the insolvency, bankruptcy, general assignment for the benefit of the creditors, or appointment of a receiver, trustee, custodian or liquidator of Redaptive Capital or its properties, then, notwithstanding any right that Contracting Party may have to terminate such Contract, Lender shall be entitled to assume the rights and obligations of Redaptive Capital under such Contract as provided in clause (ii) above, and provided such assumption has occurred, Contracting Party shall not be entitled to terminate such Contract as a result of such Default. Without limiting the generality of the foregoing provisions, Contracting Party agrees that it will not terminate any Contract solely by reason of the commencement or pendency of bankruptcy, insolvency, reorganization, or similar proceedings in respect of Redaptive Capital. In the event that any Contract is rejected or terminated by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, or if any Contract is terminated for any reason other than a Default which could have been cured by Collateral Agent (or its assignee(s) or designee(s)) as provided herein, and if, after such rejection or termination (including a commercially reasonable period of time for Contracting Party to secure its rights under such bankruptcy or insolvency proceeding), the Lender or its successors or assigns shall so request, Contracting Party will execute and deliver to Lender or its assignee(s) or designee(s) a new contract, which contract shall be on the same terms and conditions as the original Contract for the remaining term of the original Contract before giving effect to such termination (subject to any conforming changes
Exhibit J-2

necessitated by the substitution of parties, cure of any Default (limited solely to Defaults for payment or related obligations) by Redaptive (or any agent thereof, including a trustee or debtor-in-possession) and other changes as the parties may mutually and reasonably agree, the “Replacement Agreement”).
Contracting Party does not have the right to terminate, cancel or buyout any Contracts for any reason other than as specified in the Contracts.
That Contracting Party will provide to Lender, copies of any material notice delivered by Contracting Party to Redaptive Capital under the Contracts, including any notice or other communication relating to a dispute thereunder. All such copies shall be sent to Lender at its address above.
That this Notice and Consent to Assignment constitutes the prior written consent of Contracting Party to the assignments to Redaptive Capital and to Lender required pursuant to the Contracts.
Exhibit J-3

IN WITNESS WHEREOF, the parties hereto by their officers thereunto duly authorized, have duly executed this NOTICE AND CONSENT TO ASSIGNMENT as of the date first set forth above.

[ ].
a [ ]

By:
Name:
Title:

REDAPTIVE CAPITAL I, LLC

By:
Name:
Title:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:
Exhibit J-4

Schedule A
Exhibit J-5